UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Prudential Financial, Inc.

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Prudential’s long history includes special relationships with the U.S. Military, Veterans and their families. For 50 years, Prudential has helped meet the life insurance needs of active and Veteran members of the U.S. Armed Forces.

As the greatest number of Veterans since World War II are re-entering the workforce, we also have a responsibility to help them transition from success in the military to success in the workplace. In 2010, Prudential created a Veterans Initiative Office to conduct a broad range of programs supporting U.S. Military Veterans in their transition back into the workforce and their communities.

•

Prudential’s focus on Veterans includes attracting and hiring Veterans as part of an overall talent acquisition strategy. As the lead sponsor of VETalent, Prudential partners with the non-profit Workforce Opportunity Services and major universities to prepare transitioning enlisted Veterans for new careers. Successful completion of the VETalent program results in a certification from a major university and an opportunity for full-time employment with sponsoring companies. Prudential is continuing to introduce the VETalent model to other corporations.

•

Along with preparing Veterans for success in corporate careers, in 2014, Prudential provided grants and sponsorships to 16 non-profit organizations that support Veterans and their families in their transition to civilian life. These organizations cover a broad spectrum of Veterans’ needs, with an emphasis on helping them achieve meaningful employment.

•

In addition to job training and philanthropy, our Veterans Initiative Office has been helping to deepen understanding of Veterans’ workplace challenges. The effort is designed to better equip employee assistance professionals and behavioral health practitioners to help Veterans and their families meet the challenges they face when transitioning from military life to the civilian workplace.

Our work on behalf of Veterans is delivering results. Even better, other companies are joining our efforts. There is much more to be done, but together, we are making a difference in the lives of many Veterans and their families. It’s one small way we can give back to those who have given so much.

Prudential Financial, Inc. 751 Broad Street, Newark, NJ 07102

Thomas J. Baltimore, Jr.

Gordon M. Bethune

Gilbert F. Casellas

James G. Cullen

Mark B. Grier

March 24, 2015

Letter from the Board of Directors

To Our Shareholders

As stewards of your Company, the Board values this opportunity to share our perspective on the work we undertook for our shareholders during 2014. Our objective is to guide and oversee management in the creation of long-term value through the execution of a sound business strategy, prudent risk management, talent development, succession planning, a commitment to corporate ethics, and responsible citizenship. In pursuit of this objective, we focused considerable attention on preparing for changes in the business and regulatory environment in which the Company will operate.

RISK MANAGEMENT

Risk taking and risk mitigation are inherent parts of our business, and we take our responsibility for oversight of Prudential’s risk profile seriously. Through our oversight, we set standards for managing and monitoring those risks within the Company.

Effective in February 2015, the Board established a Risk Committee. The committee members are comprised of the chairs of the other Board committees, which will allow the committee to more closely coordinate the risk oversight functions of each Board committee.

As we reported in last year’s letter, the Financial Stability Oversight Council has determined that Prudential is a “Designated Financial Company.” Last year, we oversaw the development of the first Resolution Plan and the chairs of two of our Board committees met with representatives from the Board of Governors of the Federal Reserve System. We support management’s constructive dialogue with the Federal Reserve Board to attain appropriate regulation.

Cybersecurity is a critical priority for the entire Company. We are focused, among other things, on hiring additional talented individuals to monitor and address the ever changing standards and implementing high quality technology and protocols for managing this risk.

TALENT DEVELOPMENT AND SUCCESSION PLANNING

The Board works collaboratively with our executive team to cultivate a deep talent bench and plan for senior leadership succession. In 2014, as part of our succession plan, there were a number of changes among the Company’s most visible leadership roles. As a Board, we believe that these changes aligned our management’s talent to the Company’s corporate strategies, and we were proud to acknowledge the dedication and accomplishments of these individuals. These promotions and rotations demonstrated our commitment to talent management, diversity, teamwork, and positioning our Company for future growth.

Notice of Annual Meeting of Shareholders and 2015 Proxy Statement |	1

Letter from the Board of Directors

Constance J. Horner

Martina Hund-Mejean

Karl J. Krapek

Christine A. Poon

Douglas A. Scovanner

ENGAGEMENT AND OUTREACH

The Board and Compensation Committee engage in ongoing discussion regarding the evaluation, compensation, and performance of Prudential’s senior management team. Your views about executive compensation are important to us. At last year’s annual meeting, our advisory “say on pay” proposal received approximately 86 percent of the votes cast. Over the past year, we met with investors and other stakeholders as part of our ongoing efforts to align our compensation programs with the interests of our shareholders. In response to your feedback, we made a number of changes to our executive compensation program including extending our clawback policy to cover all incentive-based awards, material financial restatements, and misconduct (including failure to report), and included a robust disclosure policy if such events occur. In addition, we implemented a relative performance modifier for our 2015 performance shares program. We also increased our CEO stock ownership guidelines and significantly reduced potential discretion in determining annual incentive awards for our Named Executive Officers. Lastly, over the last several months we engaged in thoughtful dialogue with shareholders regarding the concept of proxy access. Based on your feedback and in-line with our own philosophical beliefs about shareholders’ rights, we proactively adopted proxy access. We believe this proactive step further strengthens our governance standards.

BOARD DIVERSITY, INCLUSION AND ANNUAL ASSESSMENT

Our Board is composed of a highly capable and diverse group of Directors who are well-equipped to oversee the success of the business and effectively represent the interests of shareholders.

We encourage you to review the qualifications, skills and experience that the Board identifies as important attributes for our Directors, which appears as a chart in this proxy statement.

The Corporate Governance and Business Ethics Committee performs an annual assessment to see that your Directors have the skills and experience to effectively oversee the Company.

COMMUNITY COMMITMENT AND SOCIAL RESPONSIBILITY

Sustainability is firmly entrenched in the values and principles that guide Prudential’s Board. Our commitment is clear and tangible: a deep understanding of environmental, social and corporate responsibilities is among the skills that should be, and are, represented on Prudential’s Board. Oversight of the Company’s sustainability strategy is included in the Charter of the Corporate Governance and Business Ethics Committee. Prudential once again released a Sustainability Report that outlines how the Company’s policies and programs support the Company’s long-term health.

Prudential collaborates with other private, public and non-profit sector leaders to create lasting solutions to pressing social challenges. At a White House event last year, the Company proudly committed to building a $1 billion impact investment portfolio by 2020. Impact investments create both a financial and social return, improving the economic health and overall well-being of urban communities.

2	| Notice of Annual Meeting of Shareholders and 2015 Proxy Statement

Letter from the Board of Directors

John R. Strangfeld

James A. Unruh

YOUR VIEWPOINT IS IMPORTANT

We value your support, and we encourage you to share your opinions, suggestions, interests and concerns with us. You can do so by writing to us at the address below. You can also send an email to the independent directors at independentdirectors@ prudential.com or provide feedback on executive compensation via our website at www.prudential.com/executivecomp.

If you would like to write us, you may do so by writing Prudential Financial, Inc., Board of Directors, c/o Margaret M. Foran, Chief Governance Officer, Vice President and Corporate Secretary, 751 Broad Street, 21st Floor, Newark, NJ 07102.

The Board of Directors of Prudential Financial, Inc.

Notice of Annual Meeting of Shareholders and 2015 Proxy Statement |	3

Dear Fellow Shareholders:

You are invited to the Annual Meeting of Shareholders on May 12, 2015, at 751 Broad Street, Newark, NJ, at 2:00 p.m. We hope that you will attend the meeting, but whether or not you attend, please designate the proxies on the proxy card to vote your shares.

We are excited that shareholder voting has increased each year and are again offering a voting incentive to registered shareholders. Because of your active participation, we have planted more than 550,000 trees through the incentive initiative. This year, trees will be planted in Loyalsock State Forest located in Pennsylvania, as well as in Tydall Air Force Base located in Florida.

Every shareholder’s vote is important. Thank you for your commitment to the Company and please vote your shares.

Sincerely,

John R. Strangfeld

Chairman and Chief Executive Officer

Prudential Financial, Inc.

751 Broad Street,

Newark, NJ 07102

4	| Notice of Annual Meeting of Shareholders and 2015 Proxy Statement

Notice of Annual Meeting of Shareholders of

Prudential Financial, Inc.

Place: Prudential’s Corporate Headquarters 751 Broad Street, Newark, NJ 07102 Date: May 12, 2015 Time: 2:00 p.m.

AGENDA:

•   Election of 11 directors named in the proxy statement;

•   Ratification of appointment of PricewaterhouseCoopers LLP
as our independent registered public accounting firm for 2015;

•   Advisory vote to approve named executive officer compensation; and

•   Shareholders also will act on such other business as may
properly come before the meeting or any adjournment or
postponement thereof.

Record date: You can vote if you were a shareholder of record on March 13, 2015.

If you are attending the meeting, you will be asked to present your admission ticket and valid, government-issued photo identification, such as a driver’s license, as described in the Proxy Statement.

By Order of the Board of Directors,

Margaret M. Foran

Chief Governance Officer,

Vice President and Corporate Secretary

March 24, 2015

Prudential Financial, Inc.

751 Broad Street,

Newark, NJ 07102

Notice of Annual Meeting of Shareholders and 2015 Proxy Statement |	5

Summary Information

To assist you in reviewing the proposals to be acted upon at the Annual Meeting, including the election of directors and the non-binding advisory vote to approve named executive officer compensation, we call your attention to the following information about the Company’s 2014 financial performance and key executive compensation actions and decisions. The following description is only a summary. For more complete information about these topics, please review the Company’s Annual Report on Form 10-K and the complete Proxy Statement.

Business Highlights

2014 was a year of progress and accomplishment for our Company on many fronts:

Our Financial Services Businesses reported after-tax adjusted operating income of $4.36 billion and earnings per share of Common Stock of $9.21 for 2014, compared to $4.59 billion, and $9.67 per share of Common Stock, for 2013. 2013 results benefited significantly from market related and actuarial assumption updates while these items had a net negative impact on 2014 results.(1)

We reported book value for our Financial Services Businesses, excluding accumulated other comprehensive income and the impact of foreign currency exchange rate remeasurement on net income or loss, of $64.75 per share of Common Stock as of December 31, 2014, compared to $59.99 per share as of year-end 2013. Based on U.S. generally accepted accounting principles as of December 31, 2014, we reported book value for our Financial Services Businesses of $88.80 per share of Common Stock, compared to $72.30 per share as of year-end 2013.

Our Financial Services Businesses reported operating return on average equity based on after-tax adjusted operating income of 14.8% in 2014 and 16.4% for 2013, exceeding our long-term target of 13-14% in each year.(2)

(1)	Adjusted Operating Income (“AOI”) and earnings per share (“EPS”) are defined in the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement. We use EPS and return on equity (“ROE”), which are based on AOI, and book value excluding accumulated other comprehensive income and the impact of foreign currency exchange rate measurement on net income or loss as performance measures in our incentive compensation programs.
(2)	Excludes impact on attributed equity of accumulated other comprehensive income and foreign currency exchange rate remeasurement included in net income or loss.

6	| Notice of Annual Meeting of Shareholders and 2015 Proxy Statement

Summary Information

Assets under management reached $1.176 trillion at December 31, 2014, an increase of 6% from a year earlier.

We paid quarterly Common Stock dividends totaling $2.17 per share during 2014, with our fourth quarter dividend representing a 9% increase from prior quarters and total dividends paid for the year increased 25% from 2013.

Compensation Highlights

The Compensation Committee has instituted the following changes to our executive compensation program to align with evolving competitive and governance practices:

•

Expanded the clawback policy for executive officers to cover all incentive compensation, material financial restatements, and improper conduct (including failure to report), and to require the Company to disclose to shareholders the action taken by the Board, or the Board’s decision not to take action, with regard to compensation recovery following the occurrence of a material restatement or improper conduct.

•	Introduced a relative performance modifier for the 2015 performance shares program.

•	Increased our CEO stock ownership guidelines from five to seven times base salary.
•	Significantly reduced potential discretion in determining annual incentive awards for the named executive officers (“NEOs”).

•	Adopted a resignation notice period requirement as part of the terms and conditions of all long-term incentive awards.

•	Continued to require achievement of the midpoint of EPS guidance to earn target annual incentive award funding.

•	Maintained a strong performance-oriented long-term incentive program by providing 60% of long-term incentive awards in performance shares and units.

For additional information, see the CD&A in this Proxy Statement.

The compensation of our NEOs reflects both our 2014 performance and the increased rigor of our annual executive compensation program.

Named Executive Officer	2014 Base Salary ($)	2014 Annual Incentive Award (as adjusted for mandatory deferrals)(1) ($)	2014 Long-Term Incentive Award Value(2) ($)	2014 Total Direct Compensation ($)
John R. Strangfeld	1,400,000	5,460,000	10,840,000	17,700,000
Robert M. Falzon	650,000	2,310,000	3,990,000	6,950,000
Mark B. Grier	1,190,000	4,550,000	8,950,000	14,690,000
Charles F. Lowrey	770,000	3,780,000	6,120,000	10,670,000
Stephen Pelletier	700,000	2,800,000	5,200,000	8,700,000

(1)	The following amounts are not included in the 2014 Annual Incentive Award column because they have been mandatorily deferred into the Book Value Performance Program: Mr. Strangfeld $2,340,000; Mr. Falzon, $990,000; Mr. Grier, $1,950,000; Mr. Lowrey, $1,620,000; and Mr. Pelletier, $1,200,000.

(2)	Represents long-term incentive awards granted in 2015 for 2014 performance. Amounts include portions of Annual Incentive Awards mandatorily deferred into the Book Value Performance Program.

Our NEOs’ total compensation shown in the Summary Compensation Table in the CD&A includes pension accruals. These accruals are determined formulaicly and do not involve a Board decision. For our CEO, roughly half the 2014 increase in pension value is a result of the plan benefit formula, and half is driven by changes in actuarial assumptions, primarily updated longevity (or mortality) estimates as well as use of lower interest rates to value the plan liability. The traditional pension formula in which our CEO participates was closed to new participants in 2001. The traditional formula benefits are based on an average earnings calculation that is updated biennially. As a result, every other year the Company tends to have significant changes in its pension value calculation that reflect the use of more recent earnings. For next year, we expect the change in the benefit amount accrued to our CEO to be substantially lower.

Notice of Annual Meeting of Shareholders and 2015 Proxy Statement |	7

Summary Information

Response to advisory vote and shareholder feedback

Approximately 86% of the votes cast at the 2014 Annual Meeting of Shareholders on the non-binding advisory vote on our named executive officer compensation were voted in support of our executive compensation program. Consistent with its strong commitment to engagement, communication, and transparency, the Compensation Committee continues to regularly review our executive compensation program to ensure alignment between the interests of our senior executives and shareholders, and, in part based on feedback from shareholders, made several modifications to the compensation program for NEOs as discussed above and in more detail in the CD&A.

Recent Corporate Governance Changes

Compensation Recovery Policies. In 2015, we strengthened our clawback policy and adopted a resignation notice period requirement for all long-term incentive awards as described above.

Enhanced Risk Oversight. In February 2015, the Board established a new Risk Committee comprised of the chairs of each of the other Board committees to enhance the Board’s oversight of significant risks and risk oversight functions across the enterprise.

Increased Shareholder Engagement. In 2014, the Company met with shareholders who hold a majority of our shares. During these meetings, shareholders were encouraged to identify potential Board candidates and share feedback on the Company, its practices and governance policies. Our Board recently adopted proxy access based on the feedback from these meetings. The Company also responded to shareholder feedback on our executive compensation program by implementing several enhancements to better align executive compensation with the long-term interests of our shareholders, as described above under “Compensation Highlights.” Finally, our Lead Independent Director has recorded a video message to shareholders highlighting the Board’s view regarding corporate governance, explaining his role and describing the Board’s structure. You can find this video on our website at www.prudential.com/leadindependentdirector.

Shareholder Actions

Election of Directors (Item 1)

You will find below important information about the qualifications and experience of each of the director nominees whom you are being asked to elect. The Corporate Governance and Business Ethics Committee performs an annual assessment to see that your directors have the skills and experience to effectively oversee the Company. All of your Directors have proven leadership ability, sound judgment, integrity, and a commitment to the success of our Company.

Ratification of the Appointment of the Independent Registered Public Accounting Firm (Item 2)

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the Company’s independent registered public accounting firm (independent auditor) for 2015. While we are not required to have shareholders ratify the selection of PricewaterhouseCoopers as the Company’s independent auditor, we are doing so because we believe it is good corporate practice. If shareholders do not ratify the selection, the Audit Committee will reconsider the appointment, but may nevertheless retain PricewaterhouseCoopers as the Company’s independent auditor.

Advisory Vote to Approve Named Executive Officer Compensation (Item 3)

Shareholders are being asked to cast a non-binding advisory (“Say on Pay”) vote on our NEO compensation. Last year, approximately 86% of the votes cast by our shareholders on this proposal supported our executive compensation program. Please see “Consideration of Last Year’s ‘Say on Pay’ Vote” in the CD&A for a discussion of how the Board and the Compensation Committee responded to the results of the 2014 advisory vote.

Consistent with the recommendation of the Board and the preference of our shareholders, we have decided to hold annual Say on Pay votes. In evaluating this year’s Say on Pay proposal, we recommend that you carefully review the CD&A, which explains how and why the Compensation Committee arrived at its executive compensation actions and decisions for the 2014 performance year. We suggest you also refer to our corporate governance policies which are contained in this Proxy Statement.

8	| Notice of Annual Meeting of Shareholders and 2015 Proxy Statement

Contents

ELECTION OF DIRECTORS

Page

10	Item 1 – Election of Directors

11	Director Nominees

17	Summary of Director Qualifications and Experience

18	Corporate Governance

19	Comprehensive Steps To Achieve Board Effectiveness - Annual Board Evaluation

20	Letter from the Lead Independent Director (www.prudential.com/leadindependentdirector)

21	Board Risk Oversight

22	Communication with Directors

31	Compensation of Directors

APPOINTMENT OF THE INDEPENDENT AUDITORS FOR 2013—RATIFICATION

Page

27	Item 2 – Ratification of the Appointment of the Independent Registered Public Accounting Firm

28	Audit Committee Pre-Approval Policies and Procedures

28	Report of the Audit Committee

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION AND CD&A

Page

29	Item 3 – Advisory Vote to Approve Named Executive Officer Compensation

33	Compensation Discussion and Analysis Executive Summary

38	Philosophy and Objectives of Our Executive Compensation Program

39	How We Make Compensation Decisions

39	Role of the Compensation Consultant

41	Components of Our Executive Compensation Program

50	Supplemental Compensation Analysis

54	Clawback Policy

57	Compensation Committee Report

58	2014 Summary Compensation Table

60	All Other Compensation

61	Grants of Plan-based Awards

63	Pension Benefits

66	Nonqualified Deferred Compensation

Voting Securities and Principal Holders	30

General Information About the Meeting	71

Voting Instructions and Information	71

Board Recommendations	72

Attending the Annual Meeting	72

Submission of Shareholder Proposals and Director Nominations	72

Proxy Statement

The Board of Directors of Prudential Financial, Inc. (“Prudential Financial” or the “Company”) is providing this Proxy Statement in connection with the Annual Meeting of Shareholders to be held on May 12, 2015, at 2:00 p.m., at Prudential Financial’s Corporate Headquarters, 751 Broad Street, Newark, NJ 07102, and at any adjournment or postponement thereof. Proxy materials or a Notice of Internet Availability were first sent to shareholders on or about March 24, 2015.

Notice of Annual Meeting of Shareholders and 2015 Proxy Statement |	9

Item 1—Election of Directors

Our Board of Directors has nominated 11 directors for election at this Annual Meeting to hold office until the next annual meeting and the election of their successors. All of the nominees are currently directors. Each agreed to be named in this Proxy Statement and to serve if elected. All of the nominees are expected to attend the 2015 Annual Meeting. All 12 directors, then serving on the Board, attended the 2014 Annual Meeting.

James Unruh, a member of the Board, will have attained the age of 74 and will not stand for re-election. As a result, the Board will be reduced to 11 members immediately prior to the Annual Meeting.

We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors.

Director Criteria, Qualifications, Experience and Tenure

Prudential Financial is a financial services company that offers a variety of products and services, including life insurance, annuities, retirement-related services, mutual funds, and investment management. The Corporate Governance and Business Ethics Committee performs an assessment of the skills and the experience needed to properly oversee the interests of the Company. Generally, the Committee reviews both the short- and long-term strategies of the Company to determine what current and future skills and experience are required of the Board in exercising its oversight function. The Committee then compares those skills to the skills of the current directors and potential director candidates. The Committee conducts targeted efforts to identify and recruit individuals who have the qualifications identified through this process, keeping in mind its commitment to diversity.

BOARD DIVERSITY

While the Company does not have a formal policy on Board diversity, diversity is an integral part of our Corporate Governance Principles, and the Committee actively considers diversity in recruitment and nominations of directors. The current composition of our Board reflects those efforts and the importance of diversity to the Board:

Total number of director nominees: 11

2	director nominees have worked outside the United States
1	director nominee is African-American
1	director nominee is Asian-American
1	director nominee is Hispanic
3	director nominees are women

BOARD TENURE FOR 2015 NOMINEES

Our directors’ expertise combines to provide a broad mix of skills, qualifications and proven leadership abilities.

The Corporate Governance and Business Ethics Committee practices a long-term approach to board refreshment. With the assistance of an independent search firm, the Committee regularly identifies individuals who have expertise that would complement and enhance the current board’s skills and experience. In addition, as part of our shareholder engagement dialogue, we routinely ask our investors for input regarding director recommendations.

Since 2010, two new directors have joined the Board. We anticipate that over the next three years we will replace three of our longest tenured directors. Our Board’s blend of tenure strikes a balance that provides superior company, regulatory and industry knowledge, while executing effective oversight and independence in the best interests of our shareholders.

10	| Notice of Annual Meeting of Shareholders and 2015 Proxy Statement

Item 1—Election of Directors: Director Nominees

DIRECTORS’ SKILLS AND QUALIFICATIONS

The Committee looks for its current and potential directors collectively to have a mix of skills and qualifications, some of which are described below:

•	academia/education

•	business ethics

•	business head/administration

•	business operations
•	corporate governance

•	environmental/sustainability/ corporate responsibility

•	finance/capital allocation

•	financial expertise/literacy
•	financial services industry

•	government/public policy

•	insurance industry

•	international

•	investments
•	marketing/sales

•	real estate

•	risk management

•	talent management

•	technology/systems

It is of critical importance to the Company that the Committee recruit directors who help achieve the goal of a well-rounded, diverse Board that functions collegially as a unit. The Board has also carefully considered whether the slate of director nominees, taken as a whole, has representatives with the above-listed skills and qualifications.

Additionally, the Committee expects each of the Company’s directors to have proven leadership skills, sound judgment, integrity and a commitment to the success of the Company. In evaluating director candidates and considering incumbent directors for nomination to the Board, the Committee considers each nominee’s independence, financial literacy, personal and professional accomplishments, and experience in light of the needs of the Company. For incumbent directors, the factors also include attendance, past performance on the Board and contributions to the Board and their respective committees.

Below each nominee’s biography, we have included an assessment of the skills and experience of such nominee. We have also included a chart that covers the assessment for the full Board.

Director Nominees

The Board of Directors recommends that shareholders vote “FOR” all of the nominees.

Thomas J. Baltimore, Jr. Age: 51 Director Since: October 2008	Prudential Committees: • Executive • Finance • Investment (Chair) • Risk Former Directorships Held During the Past Five Years: • Integra Life Sciences Corporation (August 2012)	Public Directorships: • RLJ Lodging Trust • Duke Realty Corporation

Mr. Baltimore has been the President and Chief Executive Officer (CEO) of RLJ Lodging Trust (a NYSE-listed real estate investment company) since May 2011. Previously, he served as Co-Founder and President of RLJ Development, LLC (RLJ Lodging’s predecessor company) from 2000 to May 2011.

He served as VP, Gaming Acquisitions, of Hilton Hotels Corporation from 1997 to 1998 and later as VP, Development and Finance, from 1999 to 2000. He also served in various management positions with Host Marriott Services, including VP, Business Development, from 1994 to 1996.

Skills and Qualifications

Business Head/Administration: Over a decade of service as President of RLJ Development.

Business Operations: As President and CEO of RLJ Lodging Trust, Mr. Baltimore is responsible for the day-to-day oversight of its multi-billion dollar portfolio of 150 hotels in major markets in North America. As Co-Founder and President of RLJ Development, he has spent 15 years developing, implementing and assessing the company’s operating plan.

Corporate Governance: Director of several public companies in addition to Prudential.

Investments: Mr. Baltimore has been responsible for overseeing the management of several billion dollars in equity; formerly served as VP, Development and Finance of Hilton Hotels.

Real Estate: President and CEO of RLJ Lodging Trust; director of Duke Realty, one of the largest commercial real estate companies in the U.S., and former Co-Founder and President of RLJ Development.

Notice of Annual Meeting of Shareholders and 2015 Proxy Statement |	11

Item 1—Election of Directors: Director Nominees

Gordon M. Bethune Age: 73 Director Since: February 2005	Prudential Committees: • Compensation • Corporate Governance and Business Ethics	Public Directorships: • Honeywell International Inc. • Sprint Nextel Corporation

Mr. Bethune has been Managing Director of g-b1 Partners (a travel advisory firm) since January 2005. He was Chairman and CEO of Continental Airlines, Inc. from 1996 until his retirement in December 2004. Mr. Bethune was the President and CEO of Continental Airlines from November

1994 to 1996, and served as President and Chief Operating Officer (COO) from February 1994 to November 1994. Prior to joining Continental, Mr. Bethune held senior management positions with The Boeing Company, Piedmont Airlines, Western Air Lines, Inc. and Braniff Airlines.

Skills and Qualifications

Business Head/Administration: A decade of service as CEO of Continental Airlines.

Business Operations: Served as CEO and Chief Operating Officer of Continental Airlines.

Corporate Governance: Director of several large public companies in addition to Prudential.

International: Experience in the travel industry and as a director of two large public companies with international operations.

Marketing/Sales: Transformed Continental Airlines into an industry leader through innovative marketing initiatives.

Talent Management: Extensive experience in strategies and policies for the acquisition and development of employee talent.

Gilbert F. Casellas Age: 62 Director Since: January 2001 (Director of Prudential Insurance since April 1998)	Prudential Committees: • Corporate Governance and Business Ethics • Finance

Mr. Casellas has been Chairman of OMNITRU (a consulting and investment firm) since 2011. He was the VP, Corporate Responsibility of Dell Inc. (a global computer manufacturer) from 2007 to 2010. He served as a Member of Mintz Levin Cohn Ferris Glovsky & Popeo, PC from June 2005 to October 2007. He served as President of Casellas & Associates, LLC (a consulting firm) from 2001 to 2005. During 2001, he served as President and CEO of Q-linx, Inc. He served as the President and COO of The Swarthmore Group, Inc. from January 1999 to December 2000. Mr. Casellas served as Chairman, U.S. EEOC from 1994 to 1998 and General Counsel, U.S. Department of the Air Force, from 1993 to 1994.

Skills and Qualifications

Business Ethics: At Dell Inc., he was responsible for the company’s global sustainability and corporate philanthropy functions.

Business Head/Administration: As former Chairman of EEOC, he was responsible for an annual budget of approximately $250 million and a business administration serving approximately 3,000 employees.

Business Operations: Former President and CEO of Q-linx; former COO of The Swarthmore Group.

Corporate Governance: Experience serving as a director of a private company, serving on the University of Pennsylvania Board and as VP, Corporate Responsibility at Dell Inc. His diversity experience includes a Presidential appointment to the Military Leadership Diversity Commission and memberships on the Diversity Advisory Board of Toyota Motor North America Inc., the Joint Diversity Council of Comcast Corporation, and formerly as the chair of the Committee on Workplace Diversity for Yale University, a member of the board of the Hispanic Federation and a member of The Coca-Cola Company’s Diversity Task Force.

Environmental/Sustainability/Corporate Responsibility: At Dell, he oversaw global diversity, sustainability and corporate philanthropy, and contributed to company leadership recognition for environmentally conscious packaging, support of diverse suppliers and human rights.

Government/Public Policy: Served as Chairman of the U.S. EEOC and as General Counsel of the U.S. Department of the Air Force.

Investments: Serves as Chairman of OMNITRU, a consulting and investment firm, and served as President and COO of The Swarthmore Group, a registered investment advisor.

Risk Management: Former member of Mintz Levin Cohn Ferris Glovsky & Popeo, PC; former General Counsel of the U.S. Department of the Air Force; former VP, Corporate Responsibility of Dell Inc.

12	| Notice of Annual Meeting of Shareholders and 2015 Proxy Statement

Item 1—Election of Directors: Director Nominees

James G. Cullen Age: 72 Director Since: January 2001 (Director of Prudential Insurance since April 1994)	Prudential Committees: • Finance • Investment

Public Directorships:

•   Agilent Technologies, Inc. (Non-Executive Chairman)

•  Avinger Inc.

•  Johnson & Johnson (Mr. Cullen
will not be standing for re-election in May 2015)

•  Keysight Technologies

•  NeuStar, Inc.(Non-Executive  Chairman)

Mr. Cullen served as the President and COO of Bell Atlantic Corporation from December 1998 until his retirement in June 2000. Mr. Cullen was the President and CEO, Telecom Group of Bell Atlantic Corporation from 1997 to 1998 and served as Vice Chairman of Bell Atlantic Corporation from 1995 to 1997.

Mr. Cullen has also served as the Non-Executive Chairman of the Board of NeuStar, Inc. since November 2010 and Non-Executive Chairman of the Board of Agilent Technologies, Inc. since March 2005.

Skills and Qualifications

Business Head/Administration: Formerly served as President and CEO of the Telecom Group at Bell Atlantic.

Business Operations: Former President and COO of Bell Atlantic.

Corporate Governance: Director of several large public companies including non-executive chairman and lead director.

International: Experience as a director on the boards of several international companies and held multiple positions at Bell Atlantic.

Marketing/Sales: As Vice Chairman of Bell Atlantic, had accountability for strategic planning, business development and customer-focused network lines of business.

Talent Management: As former President and COO of Bell Atlantic, responsible for acquisition and development of employee talent.

Mark B. Grier Age: 62 Director Since: January 2008	Prudential Committees: • None

Mr. Grier has served as Vice Chairman since 2007 and a member of the Office of the Chairman of Prudential Financial since August 2002. From April 2007 through January 2008, he served as Vice Chairman overseeing the International Insurance and Investments division and Global Marketing and Communications. Mr. Grier was Chief Financial Officer of Prudential Insurance from 1995 to 1997 and has served in various executive roles. Prior to joining Prudential, Mr. Grier was an executive with Chase Manhattan Corporation.

Skills and Qualifications

Business Head/Administration: Current and former member of senior management for two public companies.

Business Operations: Mr. Grier has oversight and responsibility for Finance, Risk Management, Investor Relations, Operations and Systems, Auditing, Global Marketing and Communications.

Corporate Governance: Membership on Prudential’s Board since 2008.

Environmental/Sustainability/Corporate Responsibility: Executive sponsor for sustainability at Prudential and leadership role in executing Prudential’s corporate citizenship strategy.

Finance/Capital Allocation: Two decades of financial experience at Prudential, including CFO of Prudential Insurance.

Financial Services Industry: Almost three decades in the financial services industry.

Government/Public Policy: Has overseen Prudential’s public policy and government affairs function.

Insurance Industry: Industry experience as a member of senior management.

International: Current and former member of senior management for large public companies with international operations.

Risk Management: Oversees and is responsible for Prudential’s risk management policies and procedures.

Talent Management: Leads large, global teams at Prudential.

Technology/Systems: Oversees and is responsible for Prudential’s Operations and Systems function.

Notice of Annual Meeting of Shareholders and 2015 Proxy Statement |	13

Item 1—Election of Directors: Director Nominees

Constance J. Horner Age: 73 Director Since: January 2001 (Director of Prudential Insurance since April 1994)	Prudential Committees: • Compensation • Corporate Governance and Business Ethics (Chair) • Executive • Risk	Public Directorships: • Ingersoll-Rand plc • Pfizer Inc.

Ms. Horner served as a Guest Scholar at The Brookings Institution from 1993 to 2005, after serving as Assistant to the President of the United States and Director, Presidential Personnel from 1991 to 1993; Deputy Secretary, U.S.

Department of Health and Human Services from 1989 to 1991; and Director, U.S. Office of Personnel Management from 1985 to 1989. Ms. Horner was a Commissioner, U.S. Commission on Civil Rights from 1993 to 1998.

Skills and Qualifications

Business Head/Administration: Former Assistant to the President of the U.S. and Director of Presidential Personnel; Deputy Secretary of the U.S. Department of Health and Human Services; Director of the U.S. Office of Personnel Management.

Corporate Governance: Current and former Director and Chair of Governance Committees of several public companies.

Environmental/Sustainability/Corporate Responsibility: In providing oversight of sustainability and responsible business models for several international companies, Ms. Horner has encouraged sustainable product development and strong corporate social responsibility.

Government/Public Policy: Government/public policy experience through various senior positions in the federal government, including Commissioner of the U.S. Commission on Civil Rights.

International: Director of several international companies.

Talent Management: Former Assistant to the President of the U.S. and Director, Presidential Personnel; former Director, U.S. Office of Personnel Management.

Martina Hund-Mejean Age: 54 Director Since: October 2010	Prudential Committees: • Audit

Ms. Hund-Mejean has served as the Chief Financial Officer (CFO) and a member of the Executive Committee at MasterCard Worldwide (a global transaction processing and consulting services company) since 2007. Ms. Hund-Mejean served as SVP and Corporate Treasurer at Tyco International

Ltd. from 2003 to 2007; SVP and Treasurer at Lucent Technologies from 2000 to 2002; and held management positions at General Motors Company from 1988 to 2000. Ms. Hund-Mejean began her career as a credit analyst at Dow Chemical in Frankfurt, Germany.

Skills and Qualifications

Business Head/Administration: Over a decade of experience in senior positions at multiple Fortune 500 companies.

Business Operations: Has served as CFO of MasterCard Worldwide since 2007; SVP and Corporate Treasurer at Tyco; SVP and Treasurer at Lucent Technologies; and held management positions at General Motors.

Corporate Governance: Experience through her role at MasterCard, where she is responsible for Global Risk Management, Internal Audit and IR.

Finance/Capital Allocation: Over a decade of financial experience through various roles within the financial divisions at MasterCard and other companies.

Financial Services Industry: Experience through her position as CFO of MasterCard.

International: Current and former member of senior management of several public companies with international operations.

Investments: Responsibilities included $30 billion Defined Benefit Plan while serving as SVP and Treasurer of Lucent Technologies Inc. (Alcatel-Lucent).

Risk Management: Experience through her role at MasterCard, where she is responsible for Global Risk Management.

Talent Management: Experience leading large global teams at a number of Fortune 500 companies.

14	| Notice of Annual Meeting of Shareholders and 2015 Proxy Statement

Item 1—Election of Directors: Director Nominees

Karl J. Krapek Age: 66 Director Since: January 2004 Lead Director since May 2014

Prudential Committees:

•   Compensation (Chair)

•  Executive (Chair)

•  Risk (Chair)

Former Directorships Held During the Past Five Years:

•   Visteon Corporation (June 2012)

•   The Connecticut Bank & Trust Company (April 2012)

Public Directorships: • Northrop Grumman Corporation

Mr. Krapek is a co-founder of The Keystone Companies, which was founded in 2002 and develops residential and commercial real estate. Mr. Krapek served as the President and COO of United Technologies Corporation (“UTC”) from 1999 until his retirement in January 2002. Prior to that time, Mr. Krapek held other management positions at UTC, which he joined in 1982.

Skills and Qualifications

Business Head/Administration: Formerly served as President and COO of UTC.

Business Operations: Formerly served as President and COO of UTC.

Corporate Governance: Director of large public companies.

Environmental/Sustainability/Corporate Responsibility: Led the business units of UTC when the company was at the forefront of environmental and industry in sustainable equipment design.

Finance/Capital Allocation: President and COO of UTC with two decades of executive-level experience reviewing financial statements and capital structures of UTC and its subsidiaries.

International: Current or former director of public companies with international operations and a former Chairman, President or CEO of large public companies with global operations.

Real Estate: Co-founder of The Keystone Companies, which develops residential and commercial real estate.

Risk Management: As COO of UTC, had oversight for risk management policies.

Technology/Systems: Two decades of experience at UTC, which provides high-tech products and support to the aerospace and building industries, serving as President and Chief Operating Officer. Director at companies in the technology industry.

Christine A. Poon Age: 62 Director Since: September 2006	Prudential Committees: • Executive • Finance (Chair) • Investment • Risk	Public Directorships: • Koninklijke Philips Electronics NV • Regeneron Pharmaceuticals • The Sherwin-Williams Company

Ms. Poon served as Dean of Fisher College of Business at The Ohio State University from May 2009 until November 2014 and is now a member of the faculty. She served as Vice Chairman and a Member of the Board of Directors of Johnson & Johnson from 2005 until her retirement in March 2009. Ms. Poon joined Johnson & Johnson in 2000 as Company Group Chair in the Pharmaceuticals Group. She became a Member of Johnson & Johnson’s Executive Committee and Worldwide Chair, Pharmaceuticals Group, in 2001, and served as Worldwide Chair, Medicines and Nutritionals from 2003 to 2005. Prior to joining Johnson & Johnson, she served in various management positions at Bristol-Myers Squibb for 15 years.

Skills and Qualifications

Academia/Education: Former Dean of Fisher College of Business at The Ohio State University, an international leader in business education.

Business Head/Administration: Former executive of two Fortune 500 companies.

Business Operations: Former Dean of Fisher College of Business at The Ohio State University; formerly held a variety of executive positions at two Fortune 500 companies.

Corporate Governance: Director of large public companies.

International: Current or former director of public companies with international operations and former Worldwide Chair of the

Pharmaceuticals Group and the Medicines and Nutritionals Group of Johnson & Johnson.

Marketing/Sales: As Worldwide Chair of the Pharmaceuticals Group at Johnson & Johnson, Ms. Poon was responsible for strategic growth.

Talent Management: As the former Dean of Fisher College of Business at The Ohio State University, she was responsible for the development of student talent. As an executive at two Fortune 500 companies, she was responsible for management and executive talent.

Notice of Annual Meeting of Shareholders and 2015 Proxy Statement |	15

Item 1—Election of Directors: Director Nominees

Douglas A. Scovanner Age: 59 Director Since: November 2013	Prudential Committees: • Audit Former Directorships Held During the Past Five Years: • TCF Financial Corporation (September 2010)

Mr. Scovanner has been the Founder and Managing Member of Comprehensive Financial Strategies, LLC, a management consulting firm, since October 2013. Previously, he served as the CFO (1994 to 2012) and Executive Vice President (2000 to 2012) of the Target Corporation (a North American

retailer). Prior to joining the Target Corporation, Mr. Scovanner held various management positions at The Fleming Companies, Inc., Coca-Cola Enterprises, Inc., The Coca-Cola Company and the Ford Motor Company from 1979 to 1994.

Skills and Qualifications

Business Head/Administration: As CFO of Target, demonstrated business leadership and management insights; previous senior leadership roles in Finance at Fortune 500 companies.

Business Operations: As CFO of Target, led key operational and financial areas including financial planning and analysis, risk management, internal audit, internal and external communications, investor relations, indirect procurement and corporate aviation.

Corporate Governance: Director and member of the Audit and Asset/Liability Management Committees of a public company; served as Chairman and Vice Chairman of the Board at private organizations.

Finance/Capital Allocation: Extensive financial expertise in cost management, creating value and resource allocation as CFO of Target, as well as previous leadership roles in Finance at other companies.

Financial Services Industry: Extensive experience in mergers, acquisitions, investments and strategic transactions as CFO of Target, as well as serving as a member of the board of directors of TCF Financial Corp., a national bank holding company.

Investments: As CFO of Target, developed extensive experience in capital markets, including capital raising and derivatives.

Real Estate: Implemented and refined capital investment analysis process that governed cumulative $40 billion-plus investment in real estate and related assets during 18-year tenure as CFO of Target.

Risk Management: Experience through his prior role as CFO of Target.

Talent Management: Led and developed a multidisciplinary team of 3,000 employees at Target.

John R. Strangfeld Age: 61 Director Since: January 2008 (Elected Chairman May 2008)	Prudential Committees: • Executive

Mr. Strangfeld has served as CEO and President of Prudential Financial since January 2008 and Chairman of the Board since May 2008. Mr. Strangfeld is a Member of the Office of the Chairman of Prudential Financial and served as Vice Chairman of Prudential Financial from 2002 through 2007, overseeing the U.S. Insurance and Investment divisions. Prior to his position as Vice Chairman, Mr. Strangfeld held a variety of senior investment positions at Prudential, both within the U.S. and abroad.

Skills and Qualifications

Business Head/Administration: Served in a variety of executive management positions at Prudential.

Business Operations: Responsible for Prudential’s operating plan.

Corporate Governance: Leadership of Prudential’s Board since 2008.

Environmental/Sustainability/Corporate Responsibility: Oversees execution of Prudential’s sustainability and corporate social responsibility strategies in the U.S. and abroad.

Finance/Capital Allocation: Over a decade of experience at Prudential.

Financial Services Industry: Over three decades in the industry.

Insurance Industry: Previously oversaw the U.S. Insurance and Investments divisions.

International: Executive positions in international operations.

Investments: Senior investment positions at Prudential.

Risk Management: Ultimately responsible for Prudential’s risk management policies and procedures.

Talent Management: Advocates talent management and actively engages the Board of Directors on strategy and succession planning.

Technology/Systems: Oversight and responsibility for Prudential’s Operations and Systems function.

16	| Notice of Annual Meeting of Shareholders and 2015 Proxy Statement

Item 1—Election of Directors: Director Nominees

Summary of Director Qualifications and Experience

	Baltimore, Thomas J., Jr.	Bethune, Gordon M.	Casellas, Gilbert	Cullen, James	Grier, Mark B.	Horner, Constance J.	Hund-Mejean, Martina	Krapek, Karl J.	Poon, Christine A.	Scovanner, Douglas A.	Strangfeld, John R.	Unruh, James A.
ACADEMIA/EDUCATION experience is important because it brings perspective regarding organizational management and academic research relevant to our business and strategy.									•			
BUSINESS ETHICS experience is important given the critical role that ethics plays in the success of our businesses.			•									
BUSINESS HEAD/ADMINISTRATION experience is important since directors with administration experience typically possess strong leadership qualities and the ability to identify and develop those qualities in others.	•	•	•	•	•	•	•	•	•	•	•	•
BUSINESS OPERATIONS experience gives directors a practical understanding of developing, implementing and assessing our operating plan and business strategy.	•	•	•	•	•		•	•	•	•	•	•
CORPORATE GOVERNANCE experience supports our goals of strong Board and management accountability, transparency and protection of shareholder interests.	•	•	•	•	•	•	•	•	•	•	•	•
ENVIRONMENTAL/SUSTAINABILITY/CORPORATE RESPONSIBILITY experience strengthens the Board's oversight and assures that strategic business imperatives and long-term value creation for shareholders are achieved within a responsible, sustainable business model.			•		•	•		•			•	
FINANCE/CAPITAL ALLOCATION experience is important in evaluating our financial statements and capital structure.					•		•	•		•	•	•
FINANCIAL EXPERTISE/LITERACY is important because it assists our directors in understanding and overseeing our financial reporting and internal controls.	•	•	•	•	•	•	•	•	•	•	•	•
FINANCIAL SERVICES INDUSTRY experience is important in understanding and reviewing our business and strategy.					•		•			•	•	
GOVERNMENT/PUBLIC POLICY experience is relevant to the Company as it operates in a heavily regulated industry that is directly affected by governmental actions.			•		•	•						
INSURANCE INDUSTRY experience is important in understanding and reviewing our business and strategy.					•						•	
INTERNATIONAL experience is important in understanding and reviewing our business and strategy.		•		•	•	•	•	•	•		•	•
INVESTMENTS experience is important in evaluating our financial statements and investment strategy.	•		•				•			•	•	•
MARKETING/SALES experience is relevant to the Company as it seeks to identify and develop new markets for its financial products and services.		•		•					•			•
REAL ESTATE experience is important in understanding and reviewing our business and strategy.	•							•		•		
RISK MANAGEMENT experience is critical to the Board's role in overseeing the risks facing the Company.			•		•		•	•		•	•	•
TALENT MANAGEMENT experience is valuable in helping us attract, motivate and retain top candidates for positions at the Company.		•		•	•	•	•		•	•	•	
TECHNOLOGY/SYSTEMS experience is relevant to the Company as it looks for ways to enhance the customer experience and internal operations.					•			•			•	•

Notice of Annual Meeting of Shareholders and 2015 Proxy Statement |	17

Corporate Governance

The Company is committed to good corporate governance, which helps us compete more effectively, sustain our success and build long-term shareholder value. The Company is governed by a Board of Directors and committees of the Board that meet throughout the year. Directors discharge their responsibilities at Board and committee meetings and also through other communications with management.

The Board has adopted Corporate Governance Principles and Practices to provide a framework for the effective governance of the Company. The Corporate Governance Principles and Practices are reviewed regularly and updated as appropriate. The full text of the Corporate Governance Principles, which includes the definition of independence adopted by the Board, the charters of the Corporate Governance and Business Ethics, Compensation and Audit Committees, the Lead Independent Director Charter, the Code of Business Conduct and Ethics and the Related Party Transaction Approval Policy can be found at www.prudential.com/governance. Copies of these documents also may be obtained from the Chief Governance Officer and Corporate Secretary.

Governance is a continuing focus at the Company, starting with the Board and extending to management and all employees. Therefore, the Board reviews the Company’s policies and business strategies and advises and counsels the CEO and the other executive officers who manage the Company’s businesses.

In addition, we solicit feedback from shareholders on governance and executive compensation practices and engage in discussions with various groups and individuals on governance issues and improvements.

Process for Selecting Directors

The Corporate Governance and Business Ethics Committee screens candidates and recommends candidates for nomination by the full Board. The Company’s By-laws provide that the size of the Board may range from 10 to 24 members. The Board’s current view is that the optimal size is between 10 and 15 members. In anticipation of turnover over the next several years, the Committee is seeking several candidates who meet the criteria described under “Director Criteria, Qualifications and Experience.” The Committee is being assisted with its recruitment efforts by an independent search firm to recommend candidates who satisfy the Board’s criteria. The search firm also provides research and pertinent information regarding candidates, as requested.

Shareholder Nominations and Recommendations of Director Candidates

We recently amended our By-laws to permit a group of up to 20 shareholders who have owned at least 3% of our outstanding capital stock for at least three years to submit director nominees for up to 20% of the Board for inclusion in our Proxy Statement if the shareholder(s) and the nominee(s) meet the requirements in our By-laws.

Shareholders who wish to nominate directors for inclusion in our Proxy Statement or directly at an Annual Meeting in accordance with the procedures in our By-laws should follow the instructions under “Submission of Shareholder Proposals and Director Nominations” in this Proxy Statement.

Shareholders who wish to recommend candidates for consideration should send their recommendations to the attention of Margaret M. Foran, Chief Governance Officer, Vice President and Corporate Secretary, at 751 Broad Street, Newark, NJ 07102. The Committee will consider director candidates recommended by shareholders in accordance with the criteria for director selection described under “Director Criteria, Qualifications and Experience.”

18	| Notice of Annual Meeting of Shareholders and 2015 Proxy Statement

Corporate Governance: Director Attendance

Director Attendance

During 2014, the Board of Directors held 10 meetings. Together, the directors attended 98% of the combined total meetings of the full Board and the committees on which they served in 2014 and no director attended less than 89% of the combined total meetings of the full Board and the committees on which he or she served in 2014.

Director Independence

The current Board consists of 12 directors, two of whom are currently employed by the Company (Messrs. Strangfeld and Grier). The Board conducted an annual review and affirmatively determined that all of the non-employee directors (Ms. Horner, Ms. Hund-Mejean and Ms. Poon, and Messrs. Baltimore, Bethune, Casellas, Cullen, Krapek, Scovanner and Unruh) are “independent” as that term is defined in the listing standards of the NYSE and in Prudential Financial’s Corporate Governance Principles. In addition, the Board previously determined that Mr. Gaston Caperton, who did not stand for re-election at our 2014 Annual Meeting, was an “independent” director.

Independent Director Meetings

The independent directors generally meet in an executive session at both the beginning and the end of each regularly scheduled Board meeting, with the Lead Independent Director serving as Chair.

Board Leadership

Currently, our Board leadership structure consists of a Lead Independent Director, a Chairman (who is also our CEO) and strong committee chairs. The Board believes that our structure provides independent Board leadership and engagement while providing the benefit of having our CEO, the individual with primary responsibility for managing the Company’s day-to-day operations, chair regular Board meetings as key business and strategic issues are discussed. At this time, the Board believes that the Company is best served by having the same individual as both Chairman of the Board and CEO, but considers the continued appropriateness of this structure at least annually.

Notice of Annual Meeting of Shareholders and 2015 Proxy Statement |	19

Letter from the Lead Independent Director

Under our Corporate Governance Principles and Practices, Prudential’s independent directors annually elect an independent director to serve as Lead Independent Director for a term of at least one year, but for no more than three years. As your Lead Independent Director, it is an honor to serve with my fellow Board members who share my commitment to strong independent Board leadership, effectiveness and diversity. This year, I have also participated in a video which is contained in our on-line proxy materials as well as on the Corporate Governance Section of the Prudential website.

As my first year as Lead Independent Director draws to a close, I want to let you know how the Board views board governance and why we believe that our philosophy and practices serve the best interests of our stakeholders.

Board Independence. Both the Board and Management believe that strong, independent Board leadership is a critical aspect of effective corporate governance. As the Lead Independent Director, I work with the other independent directors to oversee management. In order to provide that oversight, the independent directors generally meet in executive sessions at both the beginning and the end of each regularly scheduled Board meeting. I chair these sessions and serve as a liaison between the Chairman and the independent directors. I am also authorized to call additional meetings of the independent directors.

In my role as Lead Independent Director, I review and approve the information sent to the Board, including the quality, quantity and appropriateness and timeliness of such information, and approve the meeting agendas. It’s important that there is sufficient time for discussion of all agenda items. Accordingly, I evaluate and approve the meeting schedules and make changes if needed. I am also authorized to retain outside advisors and consultants to report directly to the Board of Directors on Board issues. I am also available, if requested by shareholders, for consultation and direct communication when appropriate.

Board Composition and Refreshment. Our Company’s business is international and multi-cultural. Diversity is a cornerstone value and priority for the Board.

The Corporate Governance and Business Ethics Committee screens and recommends candidates for nomination by the full Board. Using our skills matrix as a guide, individual conversations with directors, and the assistance of an independent search firm, the Committee identifies areas of expertise that would complement and enhance the current Board’s skills and experience. Over the past several years we have added two new Board members. Always maintaining a long-term approach to Board refreshment, the Committee routinely evaluates a diverse collection of candidates. The pool reflects individuals with demonstrated ability to identify trends that will impact Prudential’s competitive standing and long-term business opportunities.

Board Effectiveness. The Board recognizes that constructive board evaluation is as an essential component of good governance practices and promotes board effectiveness.

Our Corporate Governance and Business Ethics Committee reviews incumbent directors as part of the annual nomination process, and in the context of the overall review of the strengths and weaknesses of the Board as a whole.

The Committee reviews each incumbent director with respect to a variety of factors, including his or her attendance, participation in committee initiatives, skills, and overall contribution to the Board. In addition, the Committee works with an experienced outside third-party consultant to complement internal efforts by introducing an objective perspective and knowledge of best practices. We believe that this adds rigor to the process.

I appreciate the opportunity to serve as your Lead Independent Director. Under my leadership, the Board will maintain our independence of thought–and action–by governing in a responsible and prudent manner. We appreciate your continued support.

To learn more about the role of the Lead Independent Director, please watch a short video I have prepared by going to the Corporate Governance section at our website www.prudential.com/leadindependentdirector. We view this video as an additional means for our shareholders to evaluate the Board.

On behalf of the entire Board, thank you for your support and vote of confidence.

Karl J. Krapek Lead Independent Director

20	| Notice of Annual Meeting of Shareholders and 2015 Proxy Statement

Corporate Governance: Board Risk Oversight

Board Risk Oversight

The Board oversees the Company’s risk profile and management’s processes for assessing and managing risk, both as a whole Board and through its committees. At least annually, the Board reviews strategic risks and opportunities facing the Company and certain of its businesses. Other important categories of risk are assigned to designated Board committees (which are comprised solely of independent directors) that report back to the full Board. In general, the committees oversee the following risks:

•	Audit Committee: risks related to financial controls, legal, regulatory and compliance issues, and the overall risk management governance structure and risk management function;

•

Finance Committee: risks involving the capital structure of the enterprise, including borrowing, liquidity, allocation of capital, major capital transactions and expenditures, and funding of benefit plans, statutory insurance reserves and policyholder dividends;

•	Investment Committee: investment risk, and the strength of the investment function;

•	Compensation Committee: the design and operation of the Company’s compensation programs so that they do not encourage unnecessary or excessive risk-taking;

•

Corporate Governance and Business Ethics Committee: the Company’s political contributions, lobbying expenses and overall political strategy, as well as the Company’s environmental, sustainability and corporate social responsibility to minimize reputational risk and focus on future sustainability; and

•

Risk Committee: In February 2015, the Board established a Risk Committee comprised of the chairs of each of the other Board committees in order to enhance the Board’s oversight of risks throughout the Company. The Risk Committee will also see that matters are appropriately elevated from the committees to the Board. The Board expects to further develop the Risk Committee’s risk oversight role during 2015.

In performing its oversight responsibilities, the Board and its committees review policies and guidelines that senior management uses to manage the Company’s exposure to material categories of risk. As these issues sometimes overlap, committees hold joint meetings when appropriate and address certain issues at the full Board level.

In addition, the Board and committees review the performance and functioning of the Company’s overall risk management function and management’s establishment of appropriate systems for managing risk (including brand and reputational risk), credit/counterparty risk, market risk (including interest rate and asset/liability matching risk), insurance risk, product risk, operational risk, legal and regulatory/compliance risk, liquidity and capital risk, and emerging risk/event risk.

During 2014, the full Board received reports on the important strategic issues and risks facing the Company. The Board and committees also received reports from the Company’s Chief Risk Officer and other senior management regarding compliance with applicable risk-related policies, procedures and limits.

The Company, under the Board’s oversight, is organized to promote a strong risk awareness and management culture. The Chief Risk Officer sits on many management committees and heads an independent enterprise risk management department; the General Counsel and Chief Compliance Officer also sit on key management committees and the functions they oversee operate independently of the businesses to separate management and oversight. Employee appraisals evaluate employees with respect to risk and ethics.

We monitor the risks associated with our executive compensation program and individual compensation decisions, on an ongoing basis. Each year management undertakes a review of the Company’s various compensation programs to assess the risks arising from our compensation policies and practices. Management presents these risk assessments to the Compensation Committee. The risk assessments have included a review of the primary design features of the Company’s compensation plans and the process to determine compensation pools and awards for employees and analyzed how those features could directly or indirectly encourage or mitigate risk-taking. As part of the risk assessments, it has been noted that the Company’s compensation plans allow for discretionary negative adjustments to the ultimate outcomes, which serves to mitigate risk-taking.

Moreover, senior management is subject to a share retention policy, and historically a large percentage of senior management compensation has been paid in the form of long-term equity awards. In addition, senior management compensation is paid over a multiple-year cycle, a compensation structure that is intended to align incentives with appropriate risk-taking. The Company’s general risk management controls also serve to preclude decision-makers from taking excessive risk to earn the incentives provided under our compensation plans. The Compensation Committee agreed with the conclusion that the identified risks were within our ability to effectively monitor and manage and that our compensation programs do not encourage unnecessary or excessive risk-taking and do not create risks that are reasonably likely to have a material adverse effect on the Company.

Notice of Annual Meeting of Shareholders and 2015 Proxy Statement |	21

Corporate Governance: Succession Planning

In 2014, the Compensation Committee again received an updated risk assessment of our compensation program to supplement and expand on the studies conducted each year since 2009.

Succession Planning

The Board is actively engaged and involved in talent management. The Board reviews the Company’s “people strategy” in support of its business strategy at least annually. This includes a detailed discussion of the Company’s global leadership bench and succession plans with a focus on key positions at the senior officer level.

In addition, the committees of the Board regularly discuss the talent pipeline for specific critical roles. High potential leaders are given exposure and visibility to Board members through formal presentations and informal events. More broadly, the Board is regularly updated on key talent indicators for the overall workforce, including diversity, recruiting and development programs.

Communication with Directors

Shareholders and other interested parties may communicate with any of the independent directors, including Committee Chairs and the Lead Independent Director, by using the following address:

Prudential Financial, Inc.

Board of Directors

c/o Margaret M. Foran, Chief Governance Officer,

Vice President and Corporate Secretary

751 Broad Street

Newark, NJ 07102

Email: independentdirectors@ prudential.com

Feedback on Executive Compensation: You can also provide feedback on executive compensation at the following website: www.prudential.com/executivecomp.

The Chief Governance Officer and Corporate Secretary of the Company reviews communications to the independent directors and forwards those communications to the independent directors as discussed below. Communications involving substantive accounting or auditing matters will be immediately forwarded to the Chair of the Audit Committee and the Company’s Corporate Chief Ethics Officer consistent with time frames established by the Audit Committee for the receipt of communications dealing with these matters. Communications that pertain to non-financial matters will be forwarded promptly. Items that are unrelated to the duties and responsibilities of the Board will not be forwarded, such as: business solicitation or advertisements; product-related inquiries; junk mail or mass mailings; resumes or other job-related inquiries; spam and overly hostile, threatening, potentially illegal or similarly unsuitable communications.

SHAREHOLDER ENGAGEMENT

In 2014, we continued our practice of engagement, communication, and transparency in a variety of ways, including the following:

•	Releasing a video featuring our Lead Independent Director, who describes the Board’s view regarding corporate governance, the role of the lead independent director and the Board’s structure.

•	Offering registered shareholders a $5 Starbucks Card under a special incentive program to transfer their registered shares into their brokerage accounts, in order to save paper and energy.

•

Providing multiple avenues for shareholders to communicate with the Company and the Board. Over 12,000 comments received from shareholders in the last five years have received a written response. Shareholders also continued to use the mechanisms available through www.prudential.com/governance to provide input.

•

Continuing our philosophy of promoting greater communication with our institutional shareholders on corporate governance issues. We engaged with shareholders who held a majority of our shares in 2014. Our shareholders’ feedback is directly reflected in the modifications made to this year’s executive compensation program, including an enhanced clawback policy and a relative performance modifier in our performance shares program. We also solicited shareholder candidates for the Board. Finally, based on shareholder feedback, the Board recently proactively adopted proxy access.

22	| Notice of Annual Meeting of Shareholders and 2015 Proxy Statement

Corporate Governance: Committees of the Board of Directors

Committees of the Board of Directors

The Board has established various committees to assist in discharging its duties, including: Audit, Compensation, Corporate Governance and Business Ethics, Executive, Finance, Investment and Risk. The primary responsibilities of each of the committees are set forth below, together with their current membership and number of meetings. Committee charters can be found on our website at www.prudential.com/governance. Each member of the Audit, Compensation, and Corporate Governance and Business Ethics Committees has been determined by the Board to be independent for purposes of the NYSE Corporate Governance listing standards.

Audit Committee

The Audit Committee provides oversight of the Company’s accounting and financial reporting and disclosure processes, the adequacy of the systems of disclosure and internal control established by management, and the audit of the Company’s financial statements. The Audit Committee oversees risks related to financial controls and legal, regulatory and compliance matters, and oversees the overall risk management governance structure and risk management function. Among other things, the Audit Committee: (1) appoints the independent auditor and evaluates its independence and performance; (2) reviews the audit plans for and results of the independent audit and internal audits; and (3) reviews reports related to processes established by management to provide compliance with legal and regulatory requirements. The Board of Directors has determined that all of our Audit Committee members, Messrs. Unruh and Scovanner and Ms. Hund-Mejean, are financially literate and are audit committee financial experts as defined by the SEC. The Audit Committee met 11 times in 2014.

Compensation Committee

The Compensation Committee oversees the Company’s compensation and benefits policies and programs. For more information on the responsibilities and activities of the Compensation Committee, including the Committee’s processes for determining executive compensation, see the “Compensation Discussion and Analysis” section of this Proxy Statement. The Compensation Committee met six times in 2014.

Corporate Governance and Business Ethics Committee

The Corporate Governance and Business Ethics Committee oversees the Board’s corporate governance procedures and practices, including the recommendations of individuals for the Board, making recommendations to the Board regarding director compensation and overseeing the Company’s ethics and conflict of interest policies, its political contributions and lobbying expenses policy, and its strategy and reputation regarding environmental stewardship and sustainability responsibility throughout the Company’s global businesses. The Corporate Governance and Business Ethics Committee met six times in 2014.

Executive Committee

The Executive Committee is authorized to exercise the corporate powers of the Company between meetings of the Board, except for those powers reserved to the Board by our By-laws or otherwise. The Executive Committee did not meet in 2014.

Finance Committee

The Finance Committee oversees, takes actions, and approves policies with respect to capital, liquidity, borrowing levels, reserves, subsidiary structure and major capital expenditures. The Finance Committee met nine times in 2014.

Investment Committee

The Investment Committee oversees and takes actions with respect to the acquisition, management and disposition of invested assets; reviews the investment performance of the pension plan and funded employee benefit plans; and reviews investment risks and exposures, as well as the investment performance of products and accounts managed on behalf of third parties. The Investment Committee met four times in 2014.

Risk Committee

The Risk Committee oversees the governance of significant risks throughout the enterprise, including by coordinating the risk oversight functions of each Board committee and seeing that matters are appropriately elevated to the Board. The Board expects to further develop the Risk Committee’s risk oversight role during 2015.

Notice of Annual Meeting of Shareholders and 2015 Proxy Statement |	23

Corporate Governance: Certain Relationships and Related Party Transactions

The following table indicates the current members of each Board committee.

Certain Relationships and Related Party Transactions

The Company has adopted a written Related Party Transaction Approval Policy that applies:

•	to any transaction or series of transactions in which the Company or a subsidiary is a participant;

•	when the amount involved exceeds $120,000; and

•

when a related party (a director or executive officer of the Company, any nominee for director, any shareholder owning an excess of 5% of the total equity of the Company and any immediate family member of any such person) has a direct or indirect material interest.

The policy is administered by the Corporate Governance and Business Ethics Committee. The Committee will consider relevant facts and circumstances in determining whether or not to approve or ratify such a transaction, and will approve or ratify only those transactions that are, in the Committee’s judgment, appropriate or desirable under the circumstances.

In the ordinary course of business, we may from time to time engage in transactions with other corporations or financial institutions whose officers or directors are also Directors of Prudential Financial. In all cases, these transactions are conducted on an arm’s-length basis. In addition, from time to time executive officers and Directors of Prudential Financial may engage in transactions in the ordinary course of business involving services we offer, such as insurance and investment services, on terms similar to those extended to employees of Prudential Financial and its subsidiaries and affiliates generally.

Pursuant to our policy, the Corporate Governance and Business Ethics Committee determined that there were two transactions that qualified as related party transactions since the beginning of 2014. The brother of Robert Falzon, our Executive Vice President and Chief Financial Officer, Michael Falzon, is a Vice President for Infrastructure Systems Development. In 2014, the total compensation paid to Michael Falzon, including salary, bonus and the grant date value of long-term incentive awards, was less than $370,000. The son-in-law of Barbara Koster, our Senior Vice President and Chief Information Officer, Joshua D. Howard, is an associate in Quantitative Management Associates, a subsidiary of the Company. In 2014, the total compensation paid to Mr. Howard, including salary and bonus, was less than $130,000. In both cases the compensation is similar to the compensation of other employees holding equivalent positions. Neither individual is in the reporting chain of the executive officer.

24	| Notice of Annual Meeting of Shareholders and 2015 Proxy Statement

Corporate Governance: Policy on Shareholder Rights Plan

ENVIRONMENT AND SUSTAINABILITY

Prudential’s long-standing commitment to sustainability is reflected in its corporate culture. Advocates in sustainability have recognized Prudential’s work in the arena, particularly in the active involvement of the Board and senior leadership.

In 2014, Prudential continued the mobilization of its sustainable business practices by:

•	Providing the Board’s Governance and Business Ethics Committee a formal report on the Company’s strategy and progress.

•

Conducting an educational seminar for selected company executives facilitated by Ceres, a nonprofit focused on corporate sustainability and environmental performance. Feedback from Ceres guides the Company’s efforts in continuous improvement.

•

Being recognized by Ceres in its 2014 Insurer Climate Risk Disclosure Survey Report & Scorecard. More than 300 companies were evaluated and Prudential was the only life insurance company selected for the leadership designation.

•	Releasing its sustainability report — Assets for Sustainable Growth — with stakeholder feedback shaping the content. The report has been recognized for its use of the International Integrated Reporting Council Framework with GRI indicators. It is available at www.prudential.com/sustainability.

•

Engaging with industry groups, advocates and shareholders on our efforts. Notably, Prudential executives provided feedback to the World Resource Institute for its work in updating corporate environmental reporting.

•

Inviting registered shareholders to save paper and energy by accessing shareholder material online, voting on-line and registering for direct deposit of dividends. Shareholders who take the extra step of transferring their registered shares into their brokerage accounts, thereby saving paper, will receive a $5 Starbucks gift card under a special incentive program that runs until May 1, 2015.

Policy on Shareholder Rights Plan

We do not have a shareholder rights plan. The Board will obtain shareholder approval prior to adopting a future shareholder rights plan unless the Board, in the exercise of its fiduciary duties, determines that under the circumstances then existing, it would be in the best interests of the Company and our shareholders to adopt a rights plan without prior shareholder approval. If a rights plan is adopted by the Board without prior shareholder approval, the plan must provide that it will expire within one year of adoption unless ratified by shareholders.

Political Contributions and Lobbying Expenditure Oversight and Disclosure

The Corporate Governance and Business Ethics Committee reviews and approves an annual report on political activities, contributions and lobbying expenses. It monitors and evaluates the Company’s ongoing political strategy as it relates to overall public policy objectives for the next year and provides guidance to the Board. We provide on our website a description of our oversight process for political contributions and a summary of PAC contributions. We also include information on annual dues, assessments and contributions of $50,000 or more to trade associations and tax-exempt advocacy groups and a summary of Company policies and procedures for political activity. This disclosure is available at www.prudential.com/governance under the heading “Political Activity & Contributions.”

Environmental, Sustainability and Corporate Social Responsibility

The Corporate Governance and Business Ethics Committee has oversight of environmental issues and policies. In addition, three of our Board members sit on the Community Resources Oversight Committee, which oversees Prudential’s corporate social responsibility work. These directors inform the Company’s social responsibility efforts in strategic philanthropy, employee engagement, corporate community involvement and investing for social return.

CORPORATE COMMUNITY INITIATIVES

The Office of Corporate Social Responsibility (CSR) leads Prudential’s investments in underserved communities. These investments represent a continuum of resources–grants, investments and human capital–and are focused on eliminating barriers to financial mobility. In 2014, Prudential invested:

•	$35 million, through The Prudential Foundation, in grants to nonprofit organizations;

•	$173 million in impact investments to non-profits and businesses that seek to create both a financial and social return; and
•	$12 million in corporate contributions to non-profit organizations, including $3 million in projects serving U.S. veterans.

In addition, Prudential employees continued the Company’s long tradition of corporate community involvement.

For these efforts, Prudential has been named to the Civic 50 list celebrating America’s most community-minded companies, an honor awarded by the non-profit organization Points of Light and Bloomberg LP.

Notice of Annual Meeting of Shareholders and 2015 Proxy Statement |	25

Corporate Governance: Environmental, Sustainability and Corporate Social Responsibility

GOOD GOVERNANCE PRACTICES

A commitment to strong and sustainable corporate governance is a hallmark of the Board’s stewardship on behalf of shareholders and other stakeholders. As such, we continuously review our practices to ensure effective collaboration of management and the Board.

•	Of the Board’s 12 directors, 10 are independent, including a Lead Independent Director.

•	Directors are elected annually by a majority of votes cast in an uncontested election.

•

The Board has adopted and published committee charters and a charter for its Lead Independent Director to guide its oversight and independent governance leadership (these charters are available at www.prudential.com/governance).

•	The Board conducts an annual self-evaluation with the assistance of an independent third party, a review of Board independence and key committee self-evaluations.

•	New Directors receive an orientation and participate in continuing education on critical topics and issues.

•	We have stock ownership and stock retention guidelines for our executives and Directors. The stock ownership guideline for the CEO was increased in 2015.

•	We have specific policies and practices to align executive compensation with long-term shareholder interests.

•	We have a policy prohibiting derivative trading, hedging and pledging by our Section 16 officers and directors.
•

We adopted a clawback policy for executive officers covering all incentive compensation, material financial restatements, and improper conduct (including failure to report), that requires the Company to disclose to shareholders the action taken by the Board, or the Board’s decision not to take action, with regard to compensation recovery following a material restatement or improper conduct.

•	The Board proactively adopted proxy access based on feedback from shareholders.

•	The Board reviews management talent and succession at least annually.

•	There is no shareholder rights plan or “poison pill.”

•	The threshold to call a special meeting is 10% of shareholders.

•	There is no automatic enhancement of executive incentive compensation upon a change in control.

•	Prudential’s Board is proud of their engagement strategy. Prudential was recognized for Exemplary Shareholder Engagement by NYSE Governance Services and by Corporate Secretary Magazine.

•

Our Lead Independent Director has recorded a video message to shareholders available online with our proxy materials which highlights the Board’s view regarding corporate governance and other important issues.

•

In 2014, we conducted an educational seminar for selected Company executives facilitated by Ceres, a non-profit focused on corporate sustainability and environmental performance. Feedback from Ceres guides the Company’s efforts in continuous improvement.

PAPER OR BYTES? USING RESOURCES RESPONSIBLY

In communicating, we’re mindful that both paper documents and e-delivery have environmental costs. In many cases, our customers, investors or employees help us decide the best way to communicate by letting us know how they prefer to receive information.

Since 2008, many shareholders have decided that they would prefer to receive annual mailings, dividend payments and other information electronically. For the annual mailing alone, since 2008 we have reduced the amount of paper used by 1.5 billion pages–enough to circle the earth 7 times.

We’ve complemented this initiative by not printing Prudential’s annual Sustainability Report, as our Sustainability stakeholders are very comfortable reading electronic documents. Within Prudential we have instituted a managed print program that reduces paper usage and operational costs.

We also offered our registered shareholders a special incentive consisting of a $5 Starbuck’s card if they combined their registered account with their brokerage account before May 1, 2015. This consolidation will save more paper and energy.

Working with Shareholders to replant our National Forests and urban areas has had a major impact. Our partner in the initiative–American Forests–will celebrate their 140th anniversary this year by planting their 50 millionth tree. Of that number, Prudential shareholders have been responsible for over 550,000.

Please remember to vote this year. And when you do, help us improve the environmental health of our communities by choosing to plant a tree or shop with a reusable bag.

26	| Notice of Annual Meeting of Shareholders and 2015 Proxy Statement

Item 2—Ratification of the Appointment of the

Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers” or “PwC”) as the Company’s independent registered public accounting firm (independent auditor) for 2015. We are not required to have the shareholders ratify the selection of PricewaterhouseCoopers as our independent auditor. We nonetheless are doing so because we believe it is a matter of good corporate practice.

If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers, but may nevertheless retain it as the Company’s independent auditor. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of Prudential Financial and its shareholders. Representatives of PricewaterhouseCoopers will be present at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions by shareholders.

FEES PAID TO PRICEWATERHOUSECOOPERS LLP

The following is a summary and description of fees for services provided by PricewaterhouseCoopers in 2014 and 2013.

Worldwide Fees (In Millions)

Service	2014	2013
Audit(A)	$47	$45
Audit-Related(B)	$4	$4
Tax(C)	$2	$1
All Other	—	—
Total	$53	$50

(A)	The aggregate fees for professional services rendered for the integrated audit of the consolidated financial statements of Prudential Financial and, as required, audits of various domestic and international subsidiaries, the issuance of comfort letters, agreed-upon procedures required by regulation, consents and assistance with review of documents filed with the SEC.

(B)	The aggregate fees for assurance and related services including internal control and financial compliance reports, agreed-upon procedures not required by regulation, and accounting consultation on new accounting standards, acquisitions and potential financial reporting requirements.

(C)	The aggregate fees for services rendered by PricewaterhouseCoopers’ tax department for tax return preparation, tax advice related to mergers and acquisitions and other international, federal and state projects, and requests for rulings. In 2014, tax compliance and preparation fees total $1.7M and tax advisory fees total $0.6M, and in 2013, tax compliance and preparation fees totaled $1.3M and tax advisory fees totaled $0.1M.

PricewaterhouseCoopers also provides services to domestic and international mutual funds and limited partnerships not consolidated by Prudential Financial, but which are managed by Prudential Financial. PricewaterhouseCoopers identified fees related to audit and tax services paid by these entities of $14M in 2014 and $12M in 2013.

The Audit Committee has advised the Board of Directors that in its opinion the non-audit services rendered by PricewaterhouseCoopers during the most recent fiscal year are compatible with maintaining their independence.

PricewaterhouseCoopers has been the Company’s independent auditor since 1996.

In determining whether to reappoint the independent auditor, the Audit Committee annually considers several factors including:

•	the length of time the firm has been engaged;

•	the firm’s independence and objectivity;

•	PwC’s capability and expertise in handling the breadth and complexity of Prudential’s global operations, including the expertise and capability of the Lead Audit Partner;

•	historical and recent performance, including the extent and quality of PwC’s communications with the Audit Committee, and the results of a management survey of PwC’s overall performance;

•	data related to audit quality and performance, including recent Public Company Accounting Oversight Board inspection reports on the firm; and

•	the appropriateness of PwC’s fees, both on an absolute basis and as compared with its peers.

Notice of Annual Meeting of Shareholders and 2015 Proxy Statement |	27

Item 2—Ratification of the Appointment of the Independent Registered Public Accounting Firm

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent auditor. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the independent auditor’s independence is not impaired; describes the Audit, Audit-Related, Tax and All Other services that may be provided and the non-audit services that may not be performed; and sets forth the pre-approval requirements for all permitted services. The policy provides for the general pre-approval of specific types of Audit, Audit-Related and Tax services and a limited fee estimate range for such services on an annual basis. The policy requires specific pre-approval of all other permitted services. The independent auditor is required to report periodically to the Audit Committee regarding the extent of services provided in accordance with their pre-approval and the fees for the services performed to date. The Audit Committee’s policy delegates to its Chairman the authority to address requests for pre-approval of services with fees up to a maximum of $250,000 between Audit Committee meetings if the Chief Auditor deems it reasonably necessary to begin the services before the next scheduled meeting of the Audit Committee, and the Chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee may not delegate to management the Audit Committee’s responsibility to pre-approve permitted services of the independent auditor.

All Audit, Audit-Related, Tax and All Other services described above were approved by the Audit Committee before services were rendered.

The Board of Directors recommends that shareholders vote “FOR” ratification of the appointment of PricewaterhouseCoopers as the Company’s Independent Auditor for 2015.

ENHANCING COMMUNICATION THROUGH AUDIT COMMITTEE REPORTING

In 2013, The Center for Audit Quality and a group of nationally recognized U.S. corporate governance and policy organizations, jointly released a paper entitled “Enhancing the Audit Committee Report: A Call to Action,” which encouraged audit committees of public companies to proactively consider strengthening their public disclosures to more effectively convey the critical work of audit committees to investors and stakeholders. Prudential was featured as an example of a company exhibiting voluntary practices strengthening audit committee disclosures.

REPORT OF THE AUDIT COMMITTEE

Three non-management directors comprise the Audit Committee. The Committee operates under a written charter adopted by the Board. The Board has determined that each member of the Committee has no material relationship with the Company under the Board’s independence standards and that each is independent and financially literate under the listing standards of the NYSE and under the SEC’s standards relating to independence of audit committees.

In addition, the Board of Directors has determined that all of our Audit Committee members, Messrs. Unruh and Scovanner and Ms. Hund-Mejean, satisfy the financial expertise requirements of the NYSE and have the requisite experience to be designated an audit committee financial expert as that term is defined by rules of the SEC.

Management is responsible for the preparation, presentation and integrity of the financial statements of Prudential Financial and for maintaining appropriate accounting and financial reporting policies and practices, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Prudential Financial’s independent registered public accounting firm (independent auditor), PricewaterhouseCoopers, is responsible for auditing the consolidated financial statements of Prudential Financial and expressing an opinion as to their conformity with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting in accordance with the requirements of the Public Company Accounting Oversight Board (“PCAOB”).

In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of Prudential Financial as of and for the year ended December 31, 2014 and Management’s Annual Report on Internal Control Over Financial Reporting with management and Prudential Financial’s independent auditor. The Audit Committee also discussed with Prudential Financial’s independent auditor the matters required to be discussed by the independent auditor with the Audit Committee under the rules adopted by the PCAOB.

The Audit Committee received from the independent auditor the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor its independence.

28	| Notice of Annual Meeting of Shareholders and 2015 Proxy Statement

Item 3—Advisory Vote to Approve Named Executive Officer Compensation

The Audit Committee has discussed with, and received regular status reports from, Prudential Financial’s Chief Auditor and independent auditor on the overall scope and plans for their audits of Prudential Financial, including their scope and plans for evaluating the effectiveness of internal control over financial reporting. The Audit Committee meets with the Chief Auditor and the independent auditor, with and without management present, to discuss the results of their respective audits, in addition to private meetings with the Chief Financial Officer, Chief Risk Officer, General Counsel, Chief Actuary and Chief Compliance Officer. In determining whether to reappoint PricewaterhouseCoopers as Prudential Financial’s independent auditor, the Audit Committee took into consideration a number of factors, including the length of time the firm has been engaged, the firm’s independence and objectivity, PwC’s capability and expertise in handling the breadth and complexity of Prudential’s global operations, including the expertise and capability of the Lead Audit Partner, historical and recent performance, including the extent and quality of PwC’s communications with the Audit Committee, and the results of a management survey of PwC’s overall performance, data related to audit quality and performance, including recent PCAOB inspection reports on the firm, and the appropriateness of PwC’s fee, both on an absolute basis and as compared with its peers.

In addition, the Audit Committee reviewed and amended its Charter and received reports as required by its policy for the receipt, retention and treatment of financial reporting concerns received from external and internal sources.

Based on the reports and discussions described in this report and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in its Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Prudential Financial and Management’s Annual Report on Internal Control Over Financial Reporting be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the SEC.

THE AUDIT COMMITTEE

James A. Unruh (Chairman)

Martina Hund-Mejean

Douglas A. Scovanner

Item 3—Advisory Vote to Approve Named Executive Officer Compensation

The Board is committed to excellence in governance and recognizes the interest our shareholders have in our executive compensation program. As a part of that commitment, and in accordance with SEC rules, our shareholders are being asked to approve a non-binding advisory resolution on the compensation of the named executive officers, as reported in this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives shareholders the opportunity to endorse or not endorse our 2014 executive compensation program and policies for the named executive officers through the following resolution:

RESOLVED, that the shareholders of Prudential approve, on an advisory basis, the compensation of the Company’s named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in this Proxy Statement.

This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and practices relating to the named executive officers. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of the named executive officers. Because your vote is advisory, it will not be binding upon the Board. The Board will, however, as it has done in prior years, take into account the outcome of the “Say on Pay” vote when considering future compensation arrangements.

The Board has adopted a policy providing for annual “Say on Pay” advisory votes. Accordingly, the next “Say on Pay” vote will occur in 2016.

The Board of Directors recommends that shareholders vote “FOR” the advisory vote to approve named executive officer compensation.

Notice of Annual Meeting of Shareholders and 2015 Proxy Statement |	29

Voting Securities and Principal Holders

Beneficial Ownership

The following table shows all entities that are the beneficial owners of more than 5% of the Company’s Common Stock:

Name and Address of Beneficial Owner	Amount and Nature		Percent of Class
BlackRock, Inc. 55 East 52nd Street, New York, NY 10022	38,247,251	(1)	8.4%
The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355	24,156,986	(2)	5.29%

(1)	Based on information as of December 31, 2014 contained in a Schedule 13G/A filed with the SEC on January 23, 2015 by BlackRock, Inc. The Schedule 13G/A indicates that BlackRock, Inc. has sole dispositive power with respect to all of these shares and sole voting power with respect to 32,757,612 of these shares.

(2)	Based on information as of December 31, 2014 contained in a Schedule 13G filed with the SEC on February 10, 2015. The schedule 13G indicates that The Vanguard Group has sole dispositive power with respect to 23,413,509 of the shares, shared dispositive power with respect to 743,477 of the shares and sole voting power with respect to 790,151 of these shares.

To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of our Common Stock.

The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 13, 2015, by:

•	each Director and Named Executive Officer; and

•	all Directors and Executive Officers of the Company as a group.

Name of Beneficial Owner	Common Stock		Number of shares Subject to Exercisable Options	Total Number of Shares Beneficially Owned[1]	Director Deferred Stock Units / Additional Underlying Units [2,3,4]	Total Shares Beneficially Owned Plus Underlying Units	Percent of Class
Thomas J. Baltimore, Jr.	250			250	28,118	28,368	*
Gordon M. Bethune	13,935			13,935	1,808	15,743	*
Gilbert F. Casellas	500			500	27,840	28,340	*
James G. Cullen	2,033			2,033	41,115	43,148	*
Constance J. Horner	6,720			6,720	6,200	12,920	*
Martina Hund-Mejean	128			128	10,948	11,076	*
Karl J. Krapek	1,007			1,007	39,791	40,798	*
Christine A. Poon	7,967			7,967	12,519	20,486	*
Douglas A. Scovanner	4,600			4,600	5,181	9,781	*
James A. Unruh	32,377			32,377	4,552	36,929	*
John R. Strangfeld	344,926	[5]	1,146,178	1,491,104	345,996	1,837,100	*
Mark B. Grier	321,761		275,906	597,667	252,649	850,316	*
Robert Falzon	24,055		31,269	55,324	91,443	146,767	*
Charles F. Lowrey	44,066		414,475	458,541	162,418	620,959	*
Stephen Pelletier	3,351		42,141	45,492	137,187	182,679	*
All directors and executive officers as a group (21 persons)	970,847		2,485,420	3,456,267	1,520,570	4,976,837	1.1%

*	Less than 1%.

(1)	Individual directors and executive officers as well as all directors and executive officers as a group beneficially own less than 1% of the shares of Common Stock outstanding, as of March 13, 2015.

(2)

Includes the following number of shares or share equivalents in deferred units through the Deferred Compensation Plan for Non-Employee Directors and the Prudential Insurance Company of America Deferred Compensation Plan, as to which no voting or investment power exists: Mr. Baltimore, 28,118; Mr. Bethune, 1,808; Mr. Casellas, 27,840; Mr. Cullen, 41,115; Ms. Horner, 6,200; Ms. Hund-Mejean 10,948; Mr. Krapek, 39,791; Ms. Poon, 12,519; Mr. Scovanner, 5,181; Mr. Unruh, 4,552; Mr. Strangfeld, 39,210; and Mr. Pelletier, 30,049.

(3)

Includes the following shares representing the target number of shares to be received prior to the impact of the Company’s performance versus the ROE goals under the performance shares program described under “Compensation Discussion and Analysis”: Mr. Strangfeld, 89,456; Mr. Grier, 73,671; Mr. Falzon, 26,736; Mr. Lowrey, 47,360; and Mr. Pelletier, 30,155.

(4)	Includes the following unvested stock options: Mr. Strangfeld, 217,330; Mr. Grier, 178,978; Mr. Falzon, 64,707; Mr. Lowrey, 115,058; and Mr. Pelletier, 76,983.

(5)	Includes 4,400 shares held by the John and Mary K. Strangfeld Foundation.

Compliance With Section 16(a) of the Exchange Act

Each Director, executive officer of the Company and greater than 10% beneficial owner of Common Stock is required to report to the SEC, by a specified date, his or her transactions involving our Common Stock. Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required to be filed, the Company believes that during 2014 all reports required by Section 16(a) were timely filed.

30	| Notice of Annual Meeting of Shareholders and 2015 Proxy Statement

Compensation of Directors

The Corporate Governance and Business Ethics Committee reviews the compensation of the non-employee Directors periodically (generally every three years) and recommends changes to the Board, when it deems appropriate.

The following table describes the components of the non-employee Directors’ compensation for 2014:

Compensation Element*	Director Compensation Program
Annual Retainer	$150,000, which may be deferred, at the Director’s option
Annual Equity Retainer	$150,000 in restricted stock units that vest after one year (or, if earlier, on the date of the next Annual Meeting)
Board and Committee Fees	None
Chair Fee	$35,000 for the Audit and Risk Committees $30,000 for the Compensation Committee $20,000 for all other committees*
Lead Independent Director Fee	$50,000
Meeting Fee for members of the Company’s Community Resources Oversight Committee**	$1,250 per meeting
New Director Equity Award (one-time grant)	$150,000 in restricted stock units that vest after one year
Stock Ownership Guideline	Ownership of Common Stock or deferred stock units that has a value equivalent to six times the annual cash retainer to be satisfied within six years of joining the Board***

*	Includes any non-standing committee of the Board that may be established from time to time, but excluding the Executive Committee.

**	This is a committee comprised of members of management and the Board. This Committee typically meets on a separate day following the Board and Board committee meetings. The non-employee Directors on this Committee currently consist of Mr. Casellas, Ms. Poon and Ms. Horner. The Community Resources Oversight Committee met three times in 2014.

***	As of December 31, 2014, each of our non-employee Directors satisfied this guideline, with the exception of our newest Director, Mr. Scovanner, who joined the Board in November 2013. For purposes of the stock ownership guideline, once a non-employee Director satisfies his or her stock ownership level, the Director will be deemed to continue to satisfy the guideline without regard to fluctuation in the value of the common stock owned by the Director.

The Company maintains a Deferred Compensation Plan for Non-Employee Directors (the “Plan”). Since 2011, 50% of the annual Board and committee retainer has been awarded in restricted stock units that vest after one year (or if earlier, on the date of the next Annual Meeting). A non-employee Director can elect to invest the cash portion of his or her retainer and fees in accounts under the Plan that replicate investments in either shares of our Common Stock or the Fixed Rate Fund, which accrues interest in the same manner as funds invested in the Fixed Rate Fund offered under the Prudential Employee Savings Plan (“PESP”). The Plan provides for distributions to commence upon termination of Board service or while a Director remains on the Board.

Each Director receives dividend equivalents on the restricted stock units contained in his or her deferral account under the Plan, which are equal in value to dividends paid on our Common Stock. The dividend equivalents credited to the account are then reinvested in the form of additional share units.

Under the Director compensation program, if a non-employee Director satisfies the stock ownership guideline, the restricted stock units granted as the annual equity retainer are payable upon vesting in cash or shares of our Common Stock (at the Director’s option), and may be deferred beyond vesting at the Director’s election. If a Director does not satisfy the stock ownership guideline, the restricted stock units are automatically deferred until termination of Board service.

DIRECTOR STOCK OWNERSHIP GUIDELINE

Each director is expected, within six years of joining the Board, to own Common Stock or deferred stock units that have a value equivalent to six times his or her annual cash retainer.

Notice of Annual Meeting of Shareholders and 2015 Proxy Statement |	31

Compensation of Directors

2014 Director Compensation

	Fees Earned or Paid in
Name	Cash($)	Stock Awards($)(1)	Total($)
Thomas J. Baltimore, Jr.	170,000	150,000	320,000
Gordon M. Bethune	150,000	150,000	300,000
Gaston Caperton	63,750	0	63,750
Gilbert F. Casellas	153,750	150,000	303,750
James G. Cullen	183,333	150,000	333,333
Constance J. Horner	173,750	150,000	323,750
Martina Hund-Mejean	150,000	150,000	300,000
Karl J. Krapek	205,000	150,000	355,000
Christine A. Poon	174,167	150,000	324,167
Douglas A. Scovanner	150,000	150,000	300,000
James A. Unruh	185,000	150,000	335,000

(1)	Represents amounts that are in units of our Common Stock. The amounts reported represent the aggregate grant date fair value of the restricted stock units granted during the fiscal year, as calculated under the Financial Accounting Standards Board’s Accounting Codification Topic 718. Under ASC Topic 718, the grant date fair value is calculated using the closing market price of our Common Stock on the date of grant, which is then recognized, subject to market value changes, over the requisite service period of the award. As of December 31, 2014, the aggregate balance in each of the non-employee Directors’ accounts in the Deferred Compensation Plan denominated in units (which includes all deferrals from prior years) and the year-end values were as follows: Mr. Baltimore: 28,118 and $2,543,554; Mr. Bethune: 1,808 and $163,551; Mr. Casellas: 27,840 and $2,518,406; Mr. Cullen: 41,115 and $3,719,262; Ms. Horner: 6,200 and $560,852; Ms. Hund-Mejean: 10,948 and $990,356; Mr. Krapek: 44,969 and $4,067,895; Ms. Poon: 12,519 and $1,132,468; Mr. Scovanner: 5,181 and $468,673 and Mr. Unruh: 7,336 and $663,614.

32	| Notice of Annual Meeting of Shareholders and 2015 Proxy Statement

Compensation Discussion and Analysis

In this section, we describe the material components of our executive compensation program for our NEOs, whose compensation is set forth in the 2014 Summary Compensation Table and other compensation tables contained in this Proxy Statement:

NAMED EXECUTIVE OFFICERS (NEOS)

•	John R. Strangfeld, our Chairman and Chief Executive Officer;

•	Robert M. Falzon, our Executive Vice President and Chief Financial Officer;

•	Mark B. Grier, our Vice Chairman;

•	Charles F. Lowrey, our Executive Vice President and Chief Operating Officer, International Businesses; and

•	Stephen Pelletier, our Executive Vice President and Chief Operating Officer, U.S. Businesses.

We also provide an overview of our executive compensation philosophy and our executive compensation program. In addition, we explain how and why the Compensation Committee of our Board (the “Committee”) arrived at the specific compensation decisions involving the NEOs for fiscal 2014.

Executive Summary

Business Highlights

OUR BUSINESS

We are a global financial services business with $1.176 trillion of assets under management as of December 31, 2014, with operations in the United States, Asia, Europe, and Latin America. Through our subsidiaries and affiliates, we offer a wide array of financial products and services, including life insurance, annuities, retirement-related services, mutual funds, and investment management. For more information about our business, please see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed with the SEC on February 20, 2015.

2014 BUSINESS HIGHLIGHTS

While financial markets showed signs of recovery in 2014, uncertainty and challenges remain in the global economy and markets. Throughout this period, as a result of our steady leadership, we continued to seize opportunities and further differentiate ourselves from the competition. We view 2014 as a successful year for the Company. We continued our focus on capital deployment, a balanced business mix and effective execution of our individual business strategies. Consequently, we were able to deliver solid results in a challenging environment of continued low interest rates and far-reaching regulation of the financial services industry.

We recorded the following significant accomplishments in 2014:

Our Financial Services Businesses reported after-tax adjusted operating income of $4.36 billion and posted earnings per share of Common Stock of $9.21, compared to $4.59 billion, and $9.67 per share, for 2013. 2013 results benefited significantly from market related and actuarial assumption updates while these items had a net negative impact on 2014 results.

We reported book value for our Financial Services Businesses, excluding accumulated other comprehensive income and the impact of foreign currency exchange rate remeasurement on net income or loss, of $64.75 per share of Common Stock as of December 31, 2014, compared to $59.99 per share as of year-end 2013. Based on U.S. generally accepted accounting principles as of December 31, 2014, we reported book value for our Financial Services Businesses of $88.80 per share of Common Stock, compared to $72.30 per share as of year-end 2013.

(1)	Excludes impact on attributed equity of accumulated other comprehensive income and foreign currency exchange rate remeasurement included in net income or loss.

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Compensation Discussion and Analysis: Executive Summary

Our Financial Services Businesses reported operating return on average equity based on after-tax adjusted operating income of 14.8% for 2014 compared to 16.4% for 2013, exceeding our long-term target of 13-14% in each year(1).

Based on U.S. generally accepted accounting principles, our Financial Services Businesses reported net income of $1.53 billion, or $3.23 per share of Common Stock in 2014, compared to a net loss of $713 million, or $1.55 per share, in 2013. Net income was impacted in both periods by items that are volatile in nature and that do not necessarily reflect our economic results, including foreign currency exchange rate remeasurement, which is largely offset by changes in the unrealized gains/losses on assets in our balance sheet, but that are not included in net income.

Assets under management reached $1.176 trillion at December 31, 2014, an increase of 6% from a year earlier.

We paid quarterly Common Stock dividends totaling $2.17 per share during 2014, with our fourth quarter dividend representing a 9% increase from prior quarters and total dividends paid for the year increased 25% from 2013.

(1)	Excludes impact on attributed equity of accumulated other comprehensive income and foreign currency exchange rate remeasurement included in net income or loss.
•

We repurchased $1.0 billion of our outstanding shares of Common Stock, including $500 million under a program announced in June 2014 to repurchase up to $1 billion of our outstanding shares of Common Stock through June 2015.

•

We expanded our leading position in the pension risk transfer market, with over $37 billion of case wins for the year, including a groundbreaking longevity reinsurance transaction which brought us over $27 billion of retirement account values.

•

In December 2014, we announced the restructuring of our Closed Block Business, which included the redemption of the entire $1.6 billion principal amount outstanding of our Intermediate Holding Company debt and the repurchase of all of our outstanding Class B Stock, which enhanced our financial flexibility by making a portion of the funds previously supporting these securities available for general corporate purposes.

•

In October 2014, we announced a memorandum of understanding with Inversiones La Construcción S.A. (“ILC”), the investment subsidiary of the Chilean Construction Chamber, to acquire an indirect ownership interest in Administradora de Fondos Pensiones Habitat S.A. (“AFP Habitat”), a leading provider of retirement services in Chile. We expect to acquire between approximately 34 and 40 percent of AFP Habitat from ILC for a total purchase price of approximately US$530 million to US$620 million at exchange rates as of the time of the announcement.

•	We successfully completed issuances of long-term debt totaling $1.8 billion for general corporate purposes, including repayment of debt maturing in 2015.

We believe that maintaining robust capital and liquidity positions provides us with a protective cushion during difficult periods, as well as the ability to pursue new opportunities.

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Compensation Discussion and Analysis: Executive Summary

Executive Compensation Highlights

The Compensation Committee made the following changes to our executive compensation program to align with evolving competitive and governance practices:

•

Expanded the clawback policy for executive officers to cover all incentive compensation, material financial restatements, and improper conduct, and to require the Company to disclose to shareholders the action taken by the Board, or the Board’s decision not to take action, with regard to compensation recovery following a material restatement or improper conduct.

•	Introduced a relative performance modifier for the 2015 performance shares program to:

–	Balance ROE performance with relative performance while retaining the 125% current maximum payment, and

–	Provide symmetry between annual and long-term incentive programs so that both programs balance absolute and relative performance among our North American Life Insurance peer group subset.

•	Increased our CEO stock ownership guidelines from five to seven times base salary.

•	Significantly reduced potential discretion in determining annual incentive awards for the NEOs.

•	Adopted a resignation notice period requirement as part of the terms and conditions of all long-term awards.

In addition, the Compensation Committee maintained the rigor of our executive compensation program:

•	Continued to require achievement of the midpoint of EPS guidance in 2015 to earn target annual incentive award funding.

•	Maintained a strong performance-oriented long-term incentive program by providing 60% of long-term incentive awards in performance shares and units.

CEO Total Direct Compensation

(1)	30% of the Annual Incentive Awards were mandatorily deferred into the Long-Term Book Value Performance Program.
(2)	Represents long-term awards granted in 2015 and 2014 for 2014 and 2013 performance, respectively.

Consistent with our compensation philosophy, approximately 92% of our CEO’s total direct compensation for 2014 was performance-based.

Notice of Annual Meeting of Shareholders and 2015 Proxy Statement |	35

Compensation Discussion and Analysis: Executive Summary

Consideration of Last Year’s “Say on Pay” Vote

Following our 2014 Annual Meeting of Shareholders, the Committee reviewed the results of the shareholder advisory vote on executive compensation (“Say on Pay”) that was held at the meeting with respect to the 2013 compensation actions and decisions for Mr. Strangfeld and the other NEOs. Approximately 86% of the votes cast on the proposal were voted in support of the compensation of our NEOs. This compares with approximately 78% of the votes cast in support of the “Say on Pay” proposal submitted for shareholder consideration at the 2013 Annual Meeting of Shareholders. In part in response to the 2014 vote, the Committee took several actions to better align our executive compensation program with evolving competitive and governance practices. See “Executive Compensation Highlights” above.

Our Commitment to Shareholder Engagement

In 2014, we again demonstrated our commitment to shareholder engagement, communication and transparency. During the year, representatives of the Company met with holders of more than a majority of the total number of shares of Common Stock outstanding.

Ongoing Corporate Governance Policies

We endeavor to maintain good corporate governance standards, including those that impact the oversight of our executive compensation policies and practices. We have the following policies and practices:

•

We maintain a majority vote for the election of directors in uncontested elections (and require an offer to resign by any incumbent director who is not re-elected by a majority vote) and plurality voting in any election that is contested.

•	The leadership structure of our Board consists of a Lead Independent Director, who is elected by the independent Directors, a Chairman (who is also our CEO), and strong Board committee chairs.

•	The Committee is composed solely of independent Directors who have established methods to communicate with shareholders regarding their views on executive compensation.
•	The Committee’s independent compensation consultant, Frederic W. Cook & Co., Inc., is retained directly by the Committee and performs no other consulting or other services for the Company.

•

The Committee conducts an annual review and approval of our compensation strategy, including a review of our compensation-related risk profile, to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on the Company.

Opportunity for Shareholder Feedback

The Committee carefully considers feedback from our shareholders regarding our executive compensation program. Shareholders are invited to express their views to the Committee as described under “Communication with Directors” in this Proxy Statement. In addition, the advisory vote on the compensation of the NEOs provides shareholders with an opportunity to communicate their views on our executive compensation program.

You should read this CD&A in conjunction with the advisory vote that we are conducting on the compensation of the NEOs (see “Item 3 — Advisory Vote to Approve Named Executive Officer Compensation”). This CD&A, as well as the accompanying compensation tables, contains information that is relevant to your voting decision.

36	| Notice of Annual Meeting of Shareholders and 2015 Proxy Statement

Compensation Discussion and Analysis: Executive Summary

Aligning our Compensation Policies with Shareholders’ Interests

Limited Board Discretion to Enhance Awards. The Board believes it generally should exercise limited or no discretion to increase formulaic incentive compensation awards.

Reduced Maximum Awards. Since the 2013 performance year the Company has maintained a maximum performance share award of 125% of the target level, down from 150%.

Consideration of Performance Relative to Peers. The Company introduced a relative performance modifier to its annual incentive program beginning with the 2013 performance year, and to its performance share program beginning with the 2015 awards.

Pension Value. Pension accruals are determined formulaicly and do not involve a Board decision. For the CEO, roughly half the 2014 increase in pension value is a result of the plan benefit formula, and half is driven by changes in actuarial assumptions, primarily updated longevity (or mortality) estimates as well as use of lower interest rates to value the plan liability. The traditional pension formula in which Mr. Strangfeld participates was closed to new participants in 2001. The traditional formula benefits are based on an average earnings calculation that is updated biennially. As a result, every other year the Company tends to have significant changes in its pension value calculation that reflect the use of more recent earnings. For next year, we expect the change in the benefit amount accrued to Mr. Strangfeld to be substantially lower.

Specific Compensation and Corporate Governance Policies and Practices

Our compensation philosophy and related governance features are complemented by several specific policies and practices that are designed to align our executive compensation with long-term shareholder interests, including:

•	Formulaic Approach to NEO Incentive Compensation. Funding for our annual incentive and performance shares programs is primarily driven by formulas tied to our financial results.

•

Stock Ownership Guideline. We have stock ownership guidelines for our executive officers, including the NEOs, and in 2015 we increased the CEO stock ownership guidelines from five to seven times base salary. Each of the NEOs currently meets his individual stock ownership level under our policy.

•

Stock Retention Policy. We have stock retention requirements for our executive officers, including the NEOs, that require retention of 50% of the net shares acquired upon the exercise of stock options or the payment or vesting of any performance shares and restricted stock units until the later of (i) one year following the date of acquisition of such shares or (ii) the date that the executive officer satisfies our stock ownership guidelines.

•

Hedging Prohibition, Anti-Pledging Policy. We have a policy prohibiting all employees, including the NEOs and members of our Board, from engaging in any hedging transactions with respect to our equity securities held by them, which includes the purchase of any financial instrument (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) designed to hedge or offset any decrease in the market value of such equity securities. We also have a policy prohibiting our Section 16 officers and members of our Board from pledging, or using as collateral, the Company’s securities to secure personal loans or other obligations, which includes holding shares of our Common Stock in a margin account.

•

Limited Perquisites. Our executive officers, including the NEOs, receive no perquisites or other personal benefits, unless such benefits serve a reasonable business purpose, such as the use of a Company aircraft, Company-provided vehicles and drivers, and, in the case of our CEO and Vice Chairman, security services.

•

“Clawback” Policy. We strengthened our compensation recovery (“clawback”) policy to cover all incentive compensation, material financial restatements and improper conduct, added a three-year look back provision and a requirement that the Company disclose to shareholders the action taken by the Board, or the Board’s decision not to take action, with regard to compensation recovery following the occurrence of a material restatement or improper conduct.

Notice of Annual Meeting of Shareholders and 2015 Proxy Statement |	37

Compensation Discussion and Analysis: Philosophy and Objectives of Our Executive Compensation Program

Philosophy and Objectives of Our Executive Compensation Program

The philosophy underlying our executive compensation program is to provide an attractive, flexible, and market-based total compensation program tied to performance and aligned with the interests of our shareholders. Our objective is to recruit and retain the caliber of executive officers and other key employees necessary to deliver sustained high performance to our shareholders, customers, and communities where we have a strong presence. Our executive compensation program is an important component of these overall human resources policies. Equally important, we view compensation practices as a means for communicating our goals and standards of conduct and performance and for motivating and rewarding employees in relation to their achievements.

Overall, the same principles that govern the compensation of all our salaried employees apply to the compensation of our executive officers. Within this framework, we observe the following principles:

•

Retain and hire top-caliber executives: Executive officers should have base salaries and employee benefits that are market competitive and that permit us to hire and retain high-caliber individuals at all levels;

•	Pay for performance: A significant portion of the annual compensation of our executive officers should vary with annual business performance and each individual’s contribution to that performance;

•	Reward long-term growth and profitability: Executive officers should be rewarded for achieving long-term results, and such rewards should be aligned with the interests of our shareholders;

•	Tie compensation to performance of our core business: A significant portion of our executive officers’ compensation should be tied to measures of performance of our businesses;

•

Limit discretion: Incentive compensation should be based on the Company’s financial results relative to pre-established targets under applicable formulas, and the Board generally should not exercise discretion to adjust formula-based awards;

•

Align compensation with shareholder interests: The interests of our executive officers should be linked with those of our shareholders through the risks and rewards of the ownership of our Common Stock;

•	Provide limited perquisites: Perquisites for our executive officers should be minimized and limited to items that serve a reasonable business purpose; and

•	Reinforce succession planning process: The overall compensation program for our executive officers should reinforce our robust succession planning process.

2014 Incentive Programs

To ensure a strong link between our incentive compensation opportunities and our short-term and longer term objectives, we use two specific programs: our Annual Incentive Program and our Long-Term Incentive Program.

•

Annual Incentive Program. The Annual Incentive Program is designed to reward strong financial and operational performance that furthers our short-term strategic objectives. Financial performance is primarily determined based on EPS achievement relative to the Company’s externally disclosed EPS targets.

•

Long-Term Incentive Program. Our Long-Term Incentive Program consists of three parts that incentivize long-term value creation: performance shares and units that primarily reward the achievement of our long-term ROE goals and increases in the market value of our Common Stock; stock options that reward increases in the market value of our Common Stock; and book value units that reward increases in book value per share.

ANNUAL COMPENSATION-RELATED RISK EVALUATION

We monitor the risks associated with our executive compensation program, as well as the components of our program and individual compensation decisions, on an ongoing basis. In January 2015, the Committee was presented with the results of a study reviewing our compensation programs, including our executive compensation program, to assess the risks arising from our compensation policies and practices. The Committee agreed with the study’s findings that these risks were within our ability to effectively monitor and manage and that these compensation programs do not encourage unnecessary or excessive risk-taking and do not create risks that are reasonably likely to have a material adverse effect on the Company.

38	| Notice of Annual Meeting of Shareholders and 2015 Proxy Statement

Compensation Discussion and Analysis: How We Make Compensation Decisions

How We Make Compensation Decisions

Role of the Compensation Committee

The Committee is responsible to our Board for overseeing the development and administration of our compensation and benefits policies and programs. The Committee, which consists of three independent directors, is responsible for the review and approval of all aspects of our executive compensation program. Among its duties, the Committee is responsible for formulating the compensation recommendations for our CEO and approving all compensation recommendations for our officers at the senior vice president level and above, including:

•	Review and approval of corporate incentive goals and objectives relevant to compensation;

•	Evaluation of individual performance results in light of these goals and objectives;

•	Evaluation of the competitiveness of each executive officer’s total compensation package; and
•	Approval of any changes to the total compensation package, including, but not limited to, base salary, annual and long-term incentive award opportunities, and payouts and retention programs.

Following review and discussion, the Committee submits its recommendations for compensation for these executive officers to the non-employee members of our Board for approval.

The Committee is supported in its work by the head of the Human Resources Department, her staff, and the Committee’s executive compensation consultant, as described below.

The Committee’s charter, which sets out its duties and responsibilities and addresses other matters, can be found on our website at www.prudential.com/governance.

Role of the Chief Executive Officer

Within the framework of the compensation programs approved by the Committee and based on management’s review of market competitive positions, each year our CEO recommends the level of base salary increase (if any), the annual incentive award, and the long-term incentive award value for our officers at the senior vice president level and above, including the other NEOs. These recommendations are based upon his assessment of each executive officer’s performance, the performance of the individual’s respective business or function, and employee retention considerations. The Committee reviews our CEO’s recommendations and approves any compensation changes affecting our executive officers as it determines in its sole discretion.

Our CEO does not play any role with respect to any matter affecting his own compensation.

Role of the Compensation Consultant

The Committee has retained Frederic W. Cook & Co., Inc. as its executive Compensation Consultant. The Compensation Consultant reports directly to the Committee and the Committee may replace the Compensation Consultant or hire additional consultants at any time. A representative of the Compensation Consultant attends meetings of the Committee, as requested, and communicates with the Committee Chair between meetings.

The Compensation Consultant provides various executive compensation services to the Committee pursuant to a written consulting agreement with the Committee. Generally, these services include advising the Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program design and our award values in relationship to their performance.

During 2014, the Compensation Consultant performed the following specific services:

•	Provided a presentation on executive compensation trends and external developments.

•	Provided an annual competitive evaluation of total compensation for the NEOs, as well as overall compensation program share usage, dilution, and fair value expense.

•	Provided recommendations on CEO total compensation to the Committee at its February meeting, without prior review by our CEO.
•	Reviewed with our CEO his compensation recommendations with respect to the other NEOs.

•	Reviewed Committee agendas and supporting materials in advance of each meeting, and raised questions/issues with management and the Committee Chair, as appropriate.

•	Reviewed drafts and commented on the CD&A and related compensation tables for the proxy statement.

•	Reviewed the peer group used for competitive analyses and recommended changes, if appropriate.

•	Attended executive sessions of the Committee.

Notice of Annual Meeting of Shareholders and 2015 Proxy Statement |	39

Compensation Discussion and Analysis: Compensation Peer Group

The Compensation Consultant provided no services to management during 2014.

The Committee retains sole authority to hire the Compensation Consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement.

The total amount of fees paid to the Compensation Consultant for services to the Committee in 2014 was $134,645. The Compensation Consultant received no other fees or compensation from us, except for $3,400 to participate in a general industry survey of long-term compensation. The Compensation Committee has assessed the independence of the Compensation Consultant pursuant to the listing standards of the New York Stock Exchange and SEC rules and concluded that no conflict of interest exists that would prevent the Compensation Consultant from serving as an independent consultant to the Compensation Committee.

Compensation Peer Group

The Committee uses compensation data compiled from a group of peer companies in the insurance, asset management, and other diversified financial services industries generally selected from the Standard & Poor’s 500 Financials Index (the “Peer Group”). The Committee periodically reviews and updates the Peer Group, as necessary, upon recommendation of the Compensation Consultant. We believe the Peer Group represents the industries with which we currently compete for executive talent, and also includes our principal business competitors.

Although included within the broad financial services sector, we exclude from the Peer Group companies such as property and casualty insurers and investment banking firms that predominantly offer different products, have substantially different business models and with whom we have less direct competition for executive talent.

For 2014, the Peer Group consisted of the following 20 companies:

• AFLAC, Incorporated • American Express Company • Ameriprise Financial, Inc. • Bank of America Corporation • The Bank of New York Mellon Corporation • BlackRock, Inc.	• Capital One Financial Corporation • Citigroup Inc. • Franklin Resources, Inc. • JPMorgan Chase & Co. • Lincoln National • Manulife Financial Corporation • MetLife, Inc.	• Northern Trust Corporation • PNC Financial Services Group, Inc. • Principal Financial Group • State Street Corporation • Sun Life Financial Inc. • U.S. Bancorp • Wells Fargo & Company	For the 2014 performance period, the Committee eliminated The Hartford Financial Services Group, Inc. from the Peer Group as its business mix has shifted significantly to property and casualty insurance.

Use of Competitive Data

We compete in several different businesses, most of which are involved in helping individuals and institutions grow and protect their assets. These businesses draw their key employees from different segments of the marketplace. Our executive compensation program is designed with the flexibility to be competitive and motivational within the various marketplaces in which we compete for executive talent, while being subject to centralized design, approval, and control.

The Committee relies on various sources of compensation information to ascertain the competitive market for our executive officers, including the NEOs.

To assess the competitiveness of our executive compensation program, we analyze Peer Group compensation data obtained from peer company proxy materials as well as compensation and benefits survey data provided by national compensation consulting firms, such as Towers Watson, McLagan Partners, and Mercer. As part of this process, we measure actual pay levels within each compensation component and in the aggregate. We also review the mix of our compensation components with respect to fixed versus variable, short-term versus long-term, and cash versus equity-based pay. This information is then presented to the Committee for its review and use.

The Committee generally compares the compensation of each NEO in relation to both the 50th and the 75th percentiles of the Peer Group for similar positions, as we are significantly above the median of the Peer Group in terms of size. In addition, the Committee takes into account various factors such as our performance within the Peer Group, the unique characteristics of the individual’s position, and any succession and retention considerations. In general, compensation levels for an executive officer who is new to a

40	| Notice of Annual Meeting of Shareholders and 2015 Proxy Statement

Compensation Discussion and Analysis: Components of Our Executive Compensation Program

position tend to be at the lower end of the competitive range, while seasoned executive officers with strong performance who are viewed as critical to retain would be positioned at the higher end of the competitive range.

Generally, differences in the levels of total direct compensation among the NEOs are primarily driven by the scope of their responsibilities, market data for similar positions, and considerations of internal equity.

Components of Our Executive Compensation Program

The principal components of our executive compensation program and the purpose of each component are presented in the following table. We measure the program’s competitiveness both by comparing relevant market data against the amounts paid at each executive officer position as well as by salary grades, which are composed of many positions that we consider to have similar responsibilities.

Compensation Component	Key Characteristics	Purpose	Principal 2014 Actions
Base Salary	Fixed compensation component. Reviewed annually and adjusted if and when appropriate.	Intended to compensate executive officers fairly for the responsibility level of the position held.	Mr. Pelletier received a salary increase upon his promotion to Executive Vice President and Chief Operating Officer, U.S. Businesses in April 2014. None of the other NEOs received an increase in base salary in 2014.
Annual Incentive Awards	Variable compensation component. Performance-based award opportunity. Payable based on corporate and business unit performance and level of individual contributions to that performance.	Intended to motivate and reward executive officers for achieving our short-term (annual) business objectives; intended to encourage accountability by rewarding based on absolute performance and performance relative to life insurance peers.	The NEOs received annual incentive awards ranging from $3,300,000 to $7,800,000 in February 2015 (with 30% of these amounts being mandatorily deferred into the Book Value Performance Program).
Long-Term Incentive Awards	Variable compensation component. Performance-based award opportunity, generally granted annually as a combination of performance shares and units, stock options and book value units. Amounts actually earned will vary based on stock price appreciation and corporate performance.	Intended to motivate executive officers by tying incentives to the achievement of our multi-year financial goals, our relative performance and the performance of our Common Stock and book value over the long-term and to reinforce the link between the interests of our executive officers and our shareholders.	The NEOs received long-term incentive awards with aggregate values ranging from $3,000,000 to $8,500,000 in February 2015 (not including the mandatory deferral of 30% of the annual incentive awards into the Book Value Performance Program).
Health, Welfare, and Retirement Plans	Fixed compensation component.	Intended to provide benefits that promote employee health and support employees in attaining financial security.	No changes to benefits in 2014 that affected the NEOs.
Perquisites and Other Personal Benefits	Fixed compensation component.	Intended to provide a business-related benefit to our Company, and to assist in attracting and retaining executive officers.	No changes to benefits in 2014 that affected the NEOs.
Post-Employment Compensation	Fixed compensation component.	Intended to provide temporary income following an executive officer’s involuntary termination of employment and, in the case of a change of control, to also provide continuity of management.	No changes to programs in 2014 that affected the NEOs.

The following discussion contains information regarding certain performance measures and goals. These measures and goals are disclosed in the limited context of our executive compensation program. Investors should not apply these performance measures and goals to other contexts.

FORMULAIC FRAMEWORK FOR INCENTIVE PROGRAMS

Awards under each of our programs are funded at the level determined by the Company’s financial results relative to pre-established targets under formulas for each incentive program. The Board believes it generally should exercise limited or no discretion to increase our NEOs’ formula based awards. For the annual incentive program, we measure EPS results relative to our externally disclosed EPS targets based on a performance scale. Similarly, under our performance shares program, payments are determined based on our average ROE results over the three-year performance period based on a performance scale set at the start of the period. The annual incentive program and the performance shares program also have a relative performance modifier that may increase or decrease awards by up to 10%. The Book Value Performance Program tracks the Company’s book value per share, excluding impact on attributed equity of accumulated other comprehensive income and of foreign currency exchange rate remeasurement included in net income or loss, as disclosed in our Quarterly Financial Supplements.

To accurately reflect the operating performance of our business, the Committee has approved a pre-determined framework of adjustments to our reported financial results for incentive program purposes. Generally, these adjustments exclude one-time or unusual items and external factors that are inconsistent with the assumptions reflected in our financial plans. The standard adjustments to reported EPS under our formulaic framework may vary from year to year and may have either a favorable or unfavorable impact on the funding of the Annual Incentive Award Pool.

Continued on following page

Notice of Annual Meeting of Shareholders and 2015 Proxy Statement |	41

Compensation Discussion and Analysis: Components of Our Executive Compensation Program

Standard adjustments to reported financial results are made:

•	for the actual performance of the Standard & Poor’s 500 relative to the growth assumption incorporated into our annual operating plan (6% in the case of 2014);

•	to exclude the impact of changes in our assumptions for investment returns, actuarial experience, and customer behavioral expectations (mortality, morbidity, lapse, and similar factors);

•	to exclude one-time costs associated with merger and acquisition activity (for 2014, principally the Hartford acquisition);
•	for accounting changes not included in our annual operating plan (for 2014, a change in the repatriation assertion related to the applicable earnings of our Japanese insurance companies); and

•

for other items not considered representative of the results of operations for the period, as approved by the Committee (for 2014, enhanced regulatory supervision costs that were excluded from guidance).

Direct Compensation Components

BASE SALARY

Base salary is the principal fixed component of the total direct compensation of our executive officers, including the NEOs, and is determined by considering the relative importance of the position, the competitive marketplace, and the individual’s performance and contributions. Base salaries are reviewed annually and, typically, are increased infrequently and then mostly at the time of a change in position or assumption of new responsibilities.

SALARY DECISIONS

Mr. Pelletier received a salary increase of $250,000 upon his promotion to Executive Vice President and Chief Operating Officer, U.S. Businesses in April 2014. None of the other NEOs received an increase to base salary during the Committee’s annual review of our executive compensation program in February 2014.

Effective February 23, 2015, Messrs. Falzon and Pelletier received salary increases of $50,000 and $70,000, respectively, to appropriately position their salaries relative to their external and internal peers.

Annual Incentive Awards

In February 2014, the Committee approved the 2014 Annual Incentive Program for our most senior executives, including the NEOs, on the following terms and conditions.

TARGET AWARD OPPORTUNITIES

The Committee left unchanged the target and maximum annual incentive award opportunity for each of the NEOs for 2014, except to reflect Mr. Pelletier’s promotion to Executive Vice President and Chief Operating Officer, U.S. Businesses, and to recognize updated competitive market data for Mr. Falzon. The specific target and maximum annual incentive award opportunities for each NEO for 2014 were as follows:

Named Executive Officers	Target Annual Incentive Award Opportunity	Maximum Annual Incentive Award Opportunity
John R. Strangfeld	$5,600,000	$11,200,000
Robert M. Falzon	$2,450,000	$4,900,000
Mark B. Grier	$4,800,000	$9,600,000
Charles F. Lowrey	$4,000,000	$8,000,000
Stephen Pelletier	$3,000,000	$6,000,000

AWARD FORMULA

Each year we establish an annual performance factor that is the primary driver in determining the amount of the annual incentive awards to our NEOs. For 2014, we used the following process to establish this Performance Factor:

Step 1. Established Initial Performance Factor Based on EPS. Consistent with the formulaic framework for our annual incentive award program, for 2014, the Committee established an Initial Performance Factor based on our EPS on an AOI basis assessed relative to our EPS target range. The Initial Performance Factor was applied to the target annual incentive award for each NEO to determine their annual incentive funding. For purposes of the 2014 annual incentive award program, EPS and AOI were calculated as follows:

•

EPS, which is based on AOI, is “Earnings Per Share of Common Stock (diluted): Financial Services Businesses after-tax adjusted operating income,” as publicly disclosed in our Quarterly Financial Supplements, available on our website.

•

AOI is a non-GAAP measure of performance. For a description of how we calculate pre-tax AOI and for a reconciliation of pre-tax AOI to the nearest comparable GAAP measure, see the notes to the consolidated financial statements included in our Annual Report to Shareholders, which can be found on our website at www.prudential.com/governance. After-tax AOI is adjusted operating income before taxes, less the income tax effect applicable to pre-tax AOI, as publicly disclosed in our Quarterly Financial Supplements, also available on our website.

The following table depicts the EPS scale target range for 2014 as established in February 2014. The target range is aligned to our publicly disclosed EPS guidance range.

	2014 EPS(1)	Initial Performance Factor(2)
	$6.30 or below	.50
	$6.91	.60
	$8.13	.80
	$8.75	.90
Target Range	$9.00	1.00
	$9.25	1.10
	$9.64	1.20
	$10.22	1.35
	$10.80 or above	1.50

(1)	Determined on an AOI basis, subject to certain adjustments.

(2)	The Initial Performance Factor is interpolated on a straight-line basis between the EPS data points.

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Compensation Discussion and Analysis: Components of Our Executive Compensation Program

We applied our pre-set formulaic framework to our January 2015 estimate of our 2014 reported EPS, or $9.29 per share of Common Stock. Our final 2014 reported EPS was $9.21 per share of Common Stock.

The standard adjustments to reported EPS under our formulaic framework may vary from year to year and may have either a favorable or unfavorable impact on the funding of the Annual Incentive Award Pool. For 2014, the standard adjustments resulted in adjusted EPS of $9.89 per share of Common Stock, an increase of $.60 per share from our estimated EPS of $9.29. This adjusted EPS amount corresponded to an Initial Performance Factor of 1.265.

WHY DO WE USE ADJUSTED OPERATING INCOME (AOI) INSTEAD OF GAAP NET INCOME AS OUR MAIN PERFORMANCE MEASURE UNDER OUR ANNUAL INCENTIVE PROGRAM?

GAAP net income, unlike AOI, includes certain items that are not indicative of ongoing trends and operations, or that have limited economic effect.

For example, GAAP net income includes gains and losses from sales of investments supporting our insurance liabilities, which we do not desire to incentivize based on compensation considerations. Because the timing of these sales is largely subject to our discretion, AOI, which excludes these gains and losses, is a more suitable measure of our business performance trends, an important driver of our annual incentive program decisions. Unlike AOI, GAAP net income also includes the results of divested businesses that have been or will be sold or exited or are in wind-down status.

A more detailed explanation appears in the Supplemental Compensation Analysis.

Step 2. Computed Relative Performance Modifier. To balance absolute and relative performance, the Committee applies a relative performance modifier. This modifier may increase or decrease the Initial Performance Factor by up to 10% within the 0.5–1.5 payment range, based on the Company’s one and three-year performance against certain quantitative measures relative to the North American Life Insurance subset of the Peer Group.

North American Life Insurance Peer Group Subset

AFLAC, Incorporated	MetLife, Inc.
Lincoln National	Principal Financial Group
Manulife Financial Corporation	Sun Life Financial, Inc.

The graphic below shows how we arrived at the relative performance modifier for 2014. We first assessed our performance relative to the North American Life Insurance subset of the Peer Group under three different quantitative measures. Our overall weighted rank on these measures was 3.0, and this result put us at the #2 overall ranking in the North American Life

Insurance subset of the Peer Group. Under our pre-set scale, the #2 ranking produced a relative performance modifier of +6.7%.

*	Measures are based on trailing four quarters ended September 30, 2014 and are adjusted for unusual and non-recurring items that are publicly disclosed by the Company and each peer company.

Step 3. Determined Final Performance Factor. As shown above, we determined that, based on disclosed financial results, we ranked second relative to the North American Life Insurance subset of the Peer Group. As a result, the Committee adjusted the Initial Performance Factor by 6.7% from 1.265 to 1.350.

Once the Initial Performance Factor is determined, the Board believes it generally should not exercise meaningful discretion to increase the Performance Factor for strategic or other considerations. For 2014, as in 2013 and 2012, the Committee did not make any discretionary adjustments based on these considerations.

Based on the foregoing, the Final Performance Factor for 2014 was determined to be 1.35.

The following table summarizes the calculation of this Final Performance Factor.

Summary of 2014 Performance Factor Mechanics

Step 1: Establish Initial Performance Factor
Start with reported 2014 EPS (on AOI basis)	$9.29(1)
Standard adjustments	.60(1)
EPS under Annual Incentive Award Program	$9.89
EPS of $9.89 translates to an Initial Performance Factor of	1.265(2)
Step 2: Compute Relative Performance Modifier
Determine Prudential ranking in peer group based on ROE, EPS Growth and BVPS Growth	#2
#2 ranking translates to a modifier of	+6.7%
Step 3: Determine Final Performance Factor
Apply modifier to increase Initial Performance Factor to	.085
Discretionary adjustments made by Committee for 2014	None
Final Performance Factor	1.350

(1)	Based on January 2015 estimate. Final reported EPS was $9.21.

(2)	Based on interpolation on the EPS scale above.

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Compensation Discussion and Analysis: Components of Our Executive Compensation Program

Annual Incentive Award Decisions for 2014

The driver of the actual annual incentive awards made to the NEOs is the Final Performance Factor. The Committee also considers individual performance and contributions in determining final awards.

At the beginning of 2014, our CEO met with each of the other NEOs to outline and discuss with them the key financial factors for determining awards under our annual incentive program and their expected contributions to that performance.

Mr. Strangfeld

In assessing the individual performance of Mr. Strangfeld, our CEO, the Committee, and the independent members of our Board, considered the evaluation of his performance that was conducted by the Lead Independent Director of our Board and the Committee Chair. This evaluation identified and examined a broad range of corporate and individual performance factors, including:

•   EPS based on after-tax AOI of $9.21 in 2014, and EPS under the Annual Incentive Award Program formula of $9.89, which exceeded the high end of guidance;

•   After-tax AOI for our Financial Services Businesses of $4.36 billion for 2014, compared to $4.59 billion for 2013;

•   Exceeded the 13%-14% ROE goal by a significant margin;

•   Growth in book value per share of Common Stock, excluding accumulated other comprehensive income and the impact of foreign currency exchange rate remeasurement on net income or loss, to $64.75 at December 31, 2014 versus $59.99 per share at December 31, 2013, an increase of $4.76 after payment of four quarterly dividends totaling $2.17 per share;

•   Retirement and Individual Annuities account values surpassed the $500 billion milestone, reaching a record high $522.5 billion at December 31, 2014;

•   Assets under management reached a record-high $1.176 trillion at December 31, 2014, up 6% from a year earlier;

•   International Insurance pre-tax adjusted operating income of $3.25 billion for 2014, up 3% from 2013;

•   Expansion of our leading position in the pension risk transfer market with over $37 billion of case wins in 2014;

•   Restructuring of the Closed Block Business and resulting enhancement of our financial flexibility;

•   Meaningful progress in our short-term and long-term leadership, talent, and succession planning priorities;

•   Introduction of new products and rebalancing of product mix in order to diversify risks and maintain appropriate returns; and

•   The Company’s ongoing constructive engagement with the Federal Reserve, international regulators, and other supervisory bodies.

ANNUAL INCENTIVE AWARD DECISION

Based on the Final Performance Factor and the Committee’s evaluation of his performance, in February 2015, the Committee recommended, and the independent members of our Board approved, an annual incentive award of $7,800,000 for Mr. Strangfeld for 2014, or approximately 1.39 times his target award amount. This award is the same as his 2013 annual incentive award. Of the $7,800,000, $2,340,000 was mandatorily deferred into the Book Value Performance Program.

OTHER NEOS

In the case of the other NEOs, Mr. Strangfeld formulated recommendations for each individual based on the Final Performance Factor and his assessment of their performance, and presented these recommendations to the Committee for its consideration. Based on the Final Performance Factor, as well as these recommendations and its own evaluation of their performance, the Committee recommended, and the independent members of our Board of Directors approved, the following annual incentive awards for each of the other NEOs:

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Compensation Discussion and Analysis: Components of Our Executive Compensation Program

Mr. Falzon

In assessing the individual performance of Mr. Falzon, the Committee identified and examined a broad range of corporate and individual performance factors, including:

•   EPS based on after-tax AOI of $9.21 in 2014, and EPS under the Annual Incentive Award Program formula of $9.89, which exceeded the high end of guidance;

•   His acumen in capital management and cash flow planning, including the return of $1 billion to shareholders during 2014 through our share repurchase program, payment of four quarterly Common Stock dividends totaling $1 billion, and a 9% increase in the quarterly dividend in the fourth quarter;

•   His leadership in corporate financing activities, including the issuance of long-term debt totaling $1.8 billion for general corporate purposes, including the repayment of debt maturing in 2015;

•   His effective oversight of our liquidity position, resulting in $4.2 billion* in cash and short-term investments at the parent company level at December 31, 2014;

•   His instrumental role in the enhancement of our financial flexibility through the restructuring of the Closed Block Business;

•   His key role in management of the statutory capital position of our insurance companies, resulting in a risk-based capital ratio over 450% for Prudential Insurance as of December 31, 2014 and strong solvency margins at our international insurance subsidiaries as of that date;

•   His effective supervision of internal financial and accounting functions; and

•   His leadership in the Company’s ongoing engagement with the Federal Reserve, international regulators and other supervisory bodies.

ANNUAL INCENTIVE AWARD DECISION

Consistent with the Final Performance Factor, Mr. Falzon’s annual incentive award was $3,300,000 or approximately 1.35 times his target award amount. This award compares to an annual incentive award of $1,990,000 for 2013, representing an increase of 66% and reflecting an increase in his annual incentive target based on new competitive market data. Of the $3,300,000, $990,000 was mandatorily deferred into the Book Value Performance Program.

*    Net of outstanding commercial paper and cash held in an intra-company liquidity account at Prudential Financial, Inc.

Mr. Grier

In assessing the individual performance of Mr. Grier, the Committee identified and examined a broad range of corporate and individual performance factors, including:

•   EPS based on after-tax AOI of $9.21 in 2014, and EPS under the Annual Incentive Award Program formula of $9.89, which exceeded the high end of guidance;

•   His leadership in enhanced capital management, including our return of $1 billion to shareholders under our share repurchase program during 2014 and payment of four quarterly Common Stock dividends totaling $1 billion, and a 9% increase in the quarterly dividend in the fourth quarter;

•   His acumen in financial management, including a key role in the restructuring of the Closed Block Business;

•   His oversight of risk management, including assimilation of assets and obligations associated with the substantial expansion of Prudential Retirement’s pension risk transfer business;

•   His acumen in capital deployment and business development, including a key role in our memorandum of understanding to acquire an indirect ownership interest in AFP Habitat and his oversight of our acquisition of a 70% interest in an established life insurance company in Malaysia through the formation of a joint venture; and

•   His successful service as our Company’s and an industry spokesperson through the process of ongoing emerging financial market regulatory reform, and his leadership in the Company’s ongoing engagement with the Federal Reserve, international regulators and other supervisory bodies.

ANNUAL INCENTIVE AWARD DECISION

Consistent with the Final Performance Factor, Mr. Grier’s annual incentive award was $6,500,000 or approximately 1.35 times his target award amount. This award is the same as his 2013 annual incentive award. Of the $6,500,000, $1,950,000 was mandatorily deferred into the Book Value Performance Program.

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Compensation Discussion and Analysis: Components of Our Executive Compensation Program

Mr. Lowrey

In assessing the individual performance of Mr. Lowrey, the Committee identified and examined a broad range of corporate and individual performance factors, including:

•   His efforts in leading our International Businesses to a 3% increase in pre-tax AOI for 2014, compared to 2013;

•   His oversight of our distribution through Life Planners, which achieved constant dollar annualized new business premiums of $1.2 billion in 2014, representing a 6% increase from 2013;

•   His leadership in the active management of proprietary distribution at Gibraltar Life, resulting in an increase in agent productivity as measured by policies sold per agent, per month;

•   His contributions to the successful adaptation to current market conditions of major product lines serving death protection and retirement needs in our key international markets through multiple distribution channels;

•   His role in helping drive expansion into new markets outside of Japan, including key roles in our memorandum of understanding to acquire an indirect ownership interest in AFP Habitat in Chile and our acquisition of a 70% interest in an established life insurance company in Malaysia through the formation of a joint venture; and

•   His leadership of the U.S. Businesses during the first quarter of 2014, and transitioning of that position to Mr. Pelletier.

ANNUAL INCENTIVE AWARD DECISION

Consistent with the Final Performance Factor, Mr. Lowrey’s annual incentive award was $5,400,000 or approximately 1.35 times his target award amount. This award compares to an annual incentive award of $5,600,000 for 2013, representing a decrease of 4%. Of the $5,400,000, $1,620,000 was mandatorily deferred into the Book Value Performance Program.

Mr. Pelletier

In assessing the individual performance of Mr. Pelletier, the Committee identified and examined a broad range of corporate and individual performance factors, including:

•   His efforts in leading our U.S. Retirement business to achievement of record-high pretax adjusted operating income of $1.2 billion for 2014;

•   His instrumental role in the expansion of our leading position in the pension risk transfer market, with over $37 billion of case wins in 2014;

•   His oversight of successful product development and diversification in the Annuities business, which recorded a 3% increase in account values as of December 31, 2014 compared to a year earlier;

•   His contributions to the success of our Asset Management business, which recorded a 7% increase in assets under management as of December 31, 2014 compared to a year earlier; and

•   His prudent oversight of our Individual Life Insurance and Group Insurance Businesses, including adaptation of Individual Life products to current market conditions and strategic actions in Group Insurance to reprice or allow termination of cases failing to meet profitability objectives.

ANNUAL INCENTIVE AWARD DECISION

Consistent with the Final Performance Factor, Mr. Pelletier’s annual incentive award was $4,000,000 or approximately 1.33 times his target award amount. Of the $4,000,000, $1,200,000 was mandatorily deferred into the Book Value Performance Program.

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Compensation Discussion and Analysis: Components of Our Executive Compensation Program

Long-Term Incentive Program

We provide a long-term incentive opportunity to motivate and reward our executive officers for their contributions toward achieving our business objectives by tying these incentives to the performance of our Common Stock and book value over the long term, to further reinforce the link between the interests of our executive officers and our shareholders, and to motivate our executive officers to improve our multi-year financial performance. Our practice is to grant long-term incentive awards annually in the form of a balanced mix of performance shares and units, stock options, and book value units to our officers at the level of senior vice president and above, including the NEOs, in amounts that are consistent with competitive practice.

To align to changes in market practice and to achieve a more strongly performance-based program, in February 2014 the Committee changed the long-term incentive mix to provide a greater portion in performance shares and units and less in stock options. The mix of long-term incentives granted in February 2014 and February 2015 with respect to 2013 and 2014 performance, respectively, is shown in the table below:

Performance Shares and Units	60%
Stock Options	20%
Book Value Units	20%

In determining the amount of individual long-term incentive awards, the Committee considers a senior executive’s individual performance during the immediately preceding year, potential future contributions, his or her prior year’s award value, and retention considerations, as well as market data for the executive officer’s position at the companies in the Peer Group. In addition, in the case of long-term incentive awards to any NEO who is subject to Section 162(m), the total amount of performance shares and units, restricted stock units, and book value units, as well as the annual incentive payment in any tax year, may not exceed 0.6% of our pre-tax AOI for the prior year.

Long-term incentive awards may also be granted when an individual is promoted to a senior executive position to recognize the increase in the scope of his or her role and responsibilities. From time to time, we may make special awards in the form of restricted stock units, to recognize major milestones, or selective awards in situations involving a leadership transition.

PERFORMANCE SHARES AND UNITS

Performance shares and units align the majority of our long-term incentive values to the achievement of our key ROE goals over a three-year performance period. Starting with the February 2014 awards with respect to the 2014 to 2016 performance period, award payouts generally range from 0% to 125% of the target number of shares and units. Previously, maximum awards ranged up to 150% of the targets.

The lower maximum award of 125% of target recognizes the Company’s sustainable ROE objective of 13% to 14%. The preliminary payout is based on the average ROE achievement over the three-year performance period relative to the goals set at the start of the period as established by the Committee.

Starting with the February 2015 awards with respect to the 2015 to 2017 performance period, the Company is introducing a relative performance modifier. This modifier provides a balance between absolute performance and performance relative to the North American Life Insurance subset of the Peer Group. It is based on the Company’s three-year performance in ROE, book value per share growth and EPS growth. The modifier will increase or decrease the award payment by up to 10% within the 0% to 125% range. The table below shows the components and weightings of the modifier.

Metric	Methodology	Weighting
ROE	Average annual ranking over 3 years	50%
Book Value Per Share Growth	3-year compounded annual growth rate	25%
EPS Growth	3-year compounded annual growth rate	25%

Performance unit awards are denominated in share equivalents and have the same value as the performance share awards on the award payment date. Dividend equivalents are paid retroactively on the final number of performance shares and units paid out, up to the target number of shares and units. The ROE figures are subject to standard adjustments for one-time items and Standard & Poor’s 500 performance as part of our pre-set formulaic framework.

For awards commencing in 2013 and thereafter and payouts in respect of certain years within the performance periods of outstanding awards, ROE will also be adjusted to exclude the non-economic effects as of December 31, 2012 and for subsequent periods of foreign exchange remeasurement of non-yen liabilities and assets.

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Compensation Discussion and Analysis: Components of Our Executive Compensation Program

While the program allows the Committee to make a discretionary adjustment by up to 15% of the earned awards and units based on quantitative and qualitative factors, the Committee has rarely exercised discretion and did not exercise discretion for 2014 awards.

STOCK OPTIONS

Stock options provide value based solely on stock price appreciation. Stock options are granted with a maximum term of ten years. One-third of the option grants vest on each of the first three anniversaries of the date of grant. The exercise price is based on the closing market price of a share of our Common Stock on the New York Stock Exchange on the date of grant.

BOOK VALUE PERFORMANCE PROGRAM

Our Book Value Performance Program is intended to link payments to a measure of book value per share — a key metric in valuing insurance companies, banks, and investment firms that is closely followed by investors. Book value per share is calculated by dividing our book value by the number of shares of our Common Stock outstanding. Our calculations of book value and book value per share exclude certain balance sheet items that do not, and may never, flow through the income statement. Unlike the financial measures based on AOI that are used in other aspects of our executive compensation program, the book value per share metric takes into consideration realized gains and losses in our investment portfolio. The key features of the Book Value Performance Program are:

•	Awards are granted and denominated in book value units that are funded from two sources:

–	the allocation of 20% of a participant’s long-term incentive award value for the year as determined by the Committee; and

–	for the NEOs, a mandatory deferral of 30% of their annual incentive award.

•	Once granted, the value of these book value units then tracks changes in book value per share for each participant.

•

For purposes of the Book Value Performance Program, book value units are based on the equity attributable to our Financial Services Businesses divided by the number of shares of our Common Stock outstanding at the end of the period, on a fully diluted basis. For 2013 and thereafter, these units track the value of book value per share of Common Stock, excluding total accumulated other comprehensive income and the non-economic effects as of December 31, 2012 and for subsequent periods of foreign exchange remeasurement of non-yen liabilities and assets.

•	One-third of a participant’s annual award of book value units is distributed in cash in each of the three years following the year of grant.

(1)	Excluding total accumulated other comprehensive income and the cumulative impact of gains and losses resulting from foreign currency exchange rate remeasurement included in net income (loss).

(2)	Does not include the impact of changes in share count.

(3)	Includes realized investment gains and losses and related charges and adjustments, and results from divested businesses.

(4)	Excluding current year impact of gains and losses resulting from foreign currency exchange rate remeasurement.

(5)	Includes change in share count other than through share repurchases.

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Compensation Discussion and Analysis: Components of Our Executive Compensation Program

•	The NEO’s awards, distributions and accumulated holdings under the Book Value Performance Program are as follows:

Named Executive Officer	Number of Book Value Units Held at January 1, 2014 (#)	Value of Book Value Units Held at January 1, 2014 [1] ($)	Value of Book Value Units Distributed in 2014 [2] ($)	Value of Book Value Units Awarded in 2014 [3] ($)	Number of Book Value Units Held at December 31, 2014 (#)	Value of Book Value Units Held at December 31, 2014 [4] ($)
John R. Strangfeld	106,548	6,391,815	3,039,573	4,040,087	123,226	7,978,884
Robert M. Falzon	11,958	717,360	310,448	1,117,074	25,404	1,644,909
Mark B. Grier	87,788	5,266,402	2,483,106	3,350,082	102,240	6,620,040
Charles F. Lowrey	63,008	3,779,850	1,738,390	2,580,050	77,038	4,988,211
Stephen Pelletier	18,234	1,093,858	539,490	905,069	24,328	1,575,238

(1)

Represents the aggregate market value of the number of book value units held at January 1, 2014 obtained by multiplying the book value per share of $59.99 as of December 31, 2013 by the number of book value units outstanding.

(2)	Represents the aggregate market value distributed on February 21, 2014.

(3)	Represents the aggregate market value awarded on February 11, 2014 for all NEOs. Mr. Pelletier received an additional grant upon his promotion on April 7, 2014 which is included.

(4)

Represents the aggregate market value of the number of book value units held at December 31, 2014 obtained by multiplying the book value per share of $64.75 as of December 31, 2014 by the number of book value units outstanding.

LONG-TERM INCENTIVE AWARD DECISIONS FOR 2014

In February 2015, the Committee granted long-term incentive awards to the NEOs based on updated market data and its assessment of their individual performance during 2014. These awards were granted in the form of performance shares (30%), performance units (30%), stock options (20%), and book value units (20%) under the Book Value Performance Program (in addition to the mandatory deferral of 30% of each NEO’s annual incentive award). The Committee determined that this long-term incentive mix would appropriately reward the NEOs for their 2014 performance, motivate them to work towards achieving our long-term objectives, further reinforce the link between their interests and the interests of our shareholders, and provide a balanced portfolio composed of performance shares and units (which provide value based upon attainment of specific performance goals as well as performance relative to peers), stock options (which provide value based solely on stock price appreciation) and book value units (which provide value based on changes in book value per share).

The following table presents the long-term incentive awards granted to each NEO in February 2015, including our Book Value Performance Program, and includes the mandatory deferrals of 30% of the annual incentive award. Awards are expressed as dollar compensation values in the table. These awards generally will not be reported in the Summary Compensation Table until 2016. For discussion of the long-term incentive awards granted in February 2014 for 2013 performance and included in this year’s Summary Compensation Table, see our 2014 Proxy Statement.

Named Executive Officer	Compensation Value of Book Value Units	[1]	Compensation Value of Stock Options	Compensation Value of Performance Shares	Compensation Value of Performance Units	Total
John R. Strangfeld	$4,040,000		$1,700,000	$2,550,000	$2,550,000	$10,840,000
Robert M. Falzon	$1,590,000		$600,000	$900,000	$900,000	$3,990,000
Mark B. Grier	$3,350,000		$1,400,000	$2,100,000	$2,100,000	$8,950,000
Charles F. Lowrey	$2,520,000		$900,000	$1,350,000	$1,350,000	$6,120,000
Stephen Pelletier	$2,000,000		$800,000	$1,200,000	$1,200,000	$5,200,000

(1)

Includes amounts that were mandatorily deferred from the Annual Incentive Program (30%) that total $2,340,000 for Mr. Strangfeld; $990,000 for Mr. Falzon; $1,950,000 for Mr. Grier; $1,620,000 for Mr. Lowrey, and $1,200,000 for Mr. Pelletier.

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Compensation Discussion and Analysis: Components of Our Executive Compensation Program

PERFORMANCE SHARE AND PERFORMANCE UNIT AWARDS

The NEOs currently have three performance share and unit awards outstanding. In February 2015, the Committee granted the performance share and unit awards for the 2015 to 2017 performance period. The key features of these awards are as follows:

Performance Period	Performance Measures	Performance Measure Target Levels	Target Number of Shares/Units to be Awarded	Actual Number of Shares/Units
2013–2015	- Return on equity	Average ROE of 13.5% for the 2013 through 2015 performance period.	100% at target level and 150% if average ROE is 14.5% or more.	To be determined between 0% and 150% of target number by the Committee in February 2016 based on average ROE over the 2013-2015 performance period compared to the Company’s ROE targets.
2014–2016	- Return on equity	Average ROE of 13.5% for the 2014 through 2016 performance period.	100% at target level and 125% if average ROE is 14% or more.	To be determined between 0% and 125% of the target number by the Committee in February 2017 based on average ROE over the 2014-2016 performance period compared to the Company’s ROE targets.
2015–2017	- Return on equity - Relative Performance: ROE Book value per share growth EPS growth	Average ROE of 13.5% for the 2015 through 2017 performance period. Weighted average relative performance ranking of 4 on relative ROE, book value per share growth and EPS growth.	100% at target level and 125% if average ROE is 14% or more, in each case, assuming a relative performance modifier of zero.	To be determined between 0% and 125% of the target number by the Committee in February 2018 based on average ROE over the 2015-2017 performance period compared to the Company’s ROE targets, as modified by the relative performance modifier.

In February 2015, the NEOs received payouts with respect to the performance share and unit awards that were granted in February 2012 for the three-year performance period ended December 31, 2014. These awards were paid at 1.5 times the target number of shares and units initially awarded based on our average ROE relative to our ROE targets for the three-year performance period.

Average ROE Over the 2012-2014 Performance Period
Goal:	12%
Actual(1):	13.9%
Earnout Factor:	1.5 times target

(1)	Actual figures adjusted for one-time items and Standard & Poor’s 500 performance as under the Annual Incentive Program for each year.

The final award payments to the NEOs in February 2015 for the 2012 to 2014 performance period were:

Named Executive Officers	Target Number of Shares/Units Awarded	Actual Number of Shares/Units Awarded[1]
John R. Strangfeld	61,540	92,310
Robert M. Falzon	3,620	5,430
Mark B. Grier	47,784	71,676
Charles F. Lowrey	28,960	43,440
Stephen Pelletier	9,412	14,118

(1)	Targets and awards are 50% shares and 50% units.

Supplemental Compensation Analysis

TOTAL DIRECT COMPENSATION

The following table illustrates the Committee’s perspective on the total direct compensation (base salary, annual incentive award, and long-term incentives) of the NEOs for the 2013 and 2014 performance years. This table is not a substitute for the compensation tables required by the SEC and included under “Compensation of Named Executive Officers” contained in this Proxy Statement. However, we believe it provides a more accurate picture of how the Committee viewed its compensation actions for the NEOs based on our performance for each of these two years:

Named Executive Officer	2013 Compensation		2014 Compensation		Percentage Change
John R. Strangfeld
Base Salary	$1,400,000		$1,400,000		0%
Annual Incentive	$7,800,000	[1]	$7,800,000	[2]	0%
Long-Term Incentive[3]	$8,500,000		$8,500,000		0%
Total	$17,700,000		$17,700,000		0%

Named Executive Officer	2013 Compensation		2014 Compensation		Percentage Change
Robert M. Falzon
Base Salary	$650,000		$650,000	[4]	0%
Annual Incentive	$1,990,000	[1]	$3,300,000	[2]	66%
Long-Term Incentive[3]	$2,600,000		$3,000,000		15%
Total	$5,240,000		$6,950,000		33%
Mark B. Grier
Base Salary	$1,190,000		$1,190,000		0%
Annual Incentive	$6,500,000	[1]	$6,500,000	[2]	0%
Long-Term Incentive[3]	$7,000,000		$7,000,000		0%
Total	$14,690,000		$14,690,000		0%
Charles F. Lowrey
Base Salary	$770,000		$770,000		0%
Annual Incentive	$5,600,000	[1]	$5,400,000	[2]	-4%
Long-Term Incentive[3]	$4,500,000		$4,500,000		0%
Total	$10,870,000		$10,670,000		-2%
Stephen Pelletier
Base Salary			$700,000	[4]
Annual Incentive			$4,000,000	[2]
Long-Term Incentive[3]			$4,000,000
Total			$8,700,000

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50	| Notice of Annual Meeting of Shareholders and 2015 Proxy Statement

Compensation Discussion and Analysis: Components of Our Executive Compensation Program

(1)

Thirty percent of this amount was mandatorily deferred into the Book Value Performance Program, which is part of the Long-Term Incentive Program. These amounts total $2,340,000 for Mr. Strangfeld, $597,000 for Mr. Falzon; $1,950,000 for Mr. Grier; and $1,680,000 for Mr. Lowrey.

(2)

Thirty percent of this amount was mandatorily deferred into the Book Value Performance Program, which is part of the Long-Term Incentive Program. These amounts total $2,340,000 for Mr. Strangfeld, $990,000 for Mr. Falzon, $1,950,000 for Mr. Grier, $1,620,000 for Mr. Lowrey, and $1,200,000 for Mr. Pelletier.

(3)

Represents the compensation value of long-term awards for each performance year. For example, the long-term values under the “2014 Compensation” column represent awards made in February 2015 for the 2014 performance year, excluding amounts mandatorily deferred from the annual incentive awards.

(4)

Reflects annualized salary as of December 31, 2014. Effective February 23, 2015, Mr. Falzon and Mr. Pelletier received salary increases of $50,000 and $70,000, respectively, resulting in annualized salaries of $700,000 and $770,000, respectively.

REPORTED CHANGES IN PENSION VALUES

Retirement benefits are a key component of our executive compensation program. We offer our employees, including the NEOs, a comprehensive benefits program that provides the opportunity to accumulate retirement income. In accordance with SEC rules, the 2014 Summary Compensation Table includes the aggregate increase in the actuarial value of the potential pension benefits that accrued during 2014 to our NEOs. Because this amount is based on an actuarial computation, it may fluctuate from year to year based on factors that are a function of the plan’s design and assumptions used in the computation.

A significant portion of the 2014 total reported compensation of Mr. Strangfeld, our CEO, is based on the increase in his potential pension value as calculated on an actuarial basis for the year. As part of its compensation review, the Compensation Committee considered the dollar amount change in pension value for Mr. Strangfeld and the other NEOs. The change in the present value of Mr. Strangfeld’s pension benefits for 2014 reflects a number of factors, including his 37 years of service, his age, his average earnings, historically low interest rates and updated mortality assumptions, which together resulted in a significant increase in pension value.

Potential pension values may fluctuate significantly from year to year and it is expected that in 2015, even if the discount rate is unchanged, the change in Mr. Strangfeld’s pension accrual will be substantially lower. Furthermore, if the discount rate were to rise, it is possible that Mr. Strangfeld’s change in pension value in subsequent years could be a negative amount. We note in this regard that there was very little change in Mr. Strangfeld’s pension accrual in 2013. Given this inherent volatility, the

Committee will continue to monitor future accruals for Mr. Strangfeld and the other NEOs. The Traditional Pension Formula that applies to Mr. Strangfeld was closed to employees hired on or after January 1, 2001.

TOTAL SHAREHOLDER RETURN

The Company’s relative Total Shareholder Return (TSR), while low on a one and three-year basis, is strong over the longer term five-year time period. In reviewing our relative TSR performance in 2014, the Committee noted that relative TSR is a volatile measure. For example, the one and three-year relative TSR rankings in 2013 were at the 90th and 76th percentiles, respectively, of the Peer Group. The chart below shows our absolute TSR and percentile ranking relative to the 20 companies in our Peer Group over the three time periods indicated.

	Total Shareholder Return
	1-Year	3-Year	5-Year
Cumulative TSR	.61%	95.49%	107.14%
Annualized TSR	.61%	25.04%	15.68%
Percentile Rank	12th	30th	66th

CEO REALIZED AND REALIZABLE PAY ANALYSIS

The total compensation of our NEOs as reported in the 2014 Summary Compensation Table is calculated in accordance with SEC rules. Under these rules, we are required to show the grant date fair value of equity and equity-based awards, even though the ability of our executives to realize value from such awards is contingent on the achievement of certain performance conditions (including, in the case of stock options, the sustained increase in our stock price). The accompanying charts compare our CEO’s total compensation, as measured based on actual compensation received (or, with regard to pending awards, realizable pay based on the applicable performance elements and stock value at a relatively current time), to the amounts reported for him in the Summary Compensation Table for the periods shown.

The charts illustrate that our executive compensation program is designed so that the amount of compensation that our CEO actually receives, or is expected to receive, may be higher or lower than the amount we are required to report in the Summary Compensation Table, depending on the performance of our Common Stock and performance relative to our key financial objectives. They demonstrate the strong alignment of the interests of our executives with those of our shareholders.

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Compensation Discussion and Analysis: Components of Our Executive Compensation Program

CEO TOTAL COMPENSATION

Grant Date Fair Value vs. Realized and Realizable Gains (in thousands)

•    Total compensation based on grant date fair value is the sum of base salary; actual annual incentive payout for the performance year (excluding the portion mandatorily deferred into the long-term Book Value Performance Program); the grant date fair values of the performance shares and units, book value units and stock options awarded each year.

•    Total compensation based on realized and realizable pay is the sum of: base salary; actual annual incentive payout for the performance year (excluding the portion mandatorily deferred into the long-term Book Value Performance Program); performance shares and units awarded in 2011 and paid in February 2014 based on an earnout factor of 1.2655 times target valued at the December 31, 2013 share price of $92.22; performance shares and units awarded in 2012 and 2013 valued at target based on the $92.22 share price; the actual book value units awarded each year but paid in three annual tranches including unpaid portions valued as of December 31, 2013 at $59.99 per unit; and the intrinsic value of stock options awarded in each year based on the $92.22 share price as of December 31, 2013.

•    The primary reason why grant date and realized/realizable pay differ is that the intrinsic value of the stock options and the value of the performance shares and units awarded in each year are significantly higher when valued as of December 31, 2013.

•    Total compensation based on grant date fair value is the sum of base salary; actual annual incentive payout for the performance year (excluding the portion mandatorily deferred into the long-term Book Value Performance Program); the grant date fair values of the performance shares and units, book value units and stock options awarded each year.

•    Total compensation based on realized and realizable pay is the sum of: base salary; actual annual incentive payout for the performance year (excluding the portion mandatorily deferred into the long-term Book Value Performance Program); performance shares and units awarded in 2012 and paid in February 2015 based on an earnout factor of 1.5 times target valued at the December 31, 2014 share price of $90.46; performance shares and units awarded in 2013 and 2014 valued at target based on the $90.46 share price; the actual book value units awarded each year but paid in three annual tranches including unpaid portions valued as of December 31, 2014 at $64.75 per unit; and the intrinsic value of stock options awarded in each year based on the $90.46 share price as of December 31, 2014.

•    For 2012 and 2013, a key reason why grant date and realized/realizable pay differ is that the intrinsic value of the stock options and the value of the performance shares and units awarded in each year are significantly higher when valued as of December 31, 2014. Another contributing factor to the higher realized/realizable pay for 2012 is that the 2012 performance shares program payment is 1.5 times target reflecting the achievement of our sustainable ROE objective of 13% to 14%. There is little difference between the 2014 grant date and realized/realizable pay amounts consistent with the relatively small change in our share price in 2014.

WHY WE USE ADJUSTED OPERATING INCOME (AOI) INSTEAD OF GAAP NET INCOME

Why don’t we use GAAP net income as our compensation performance measure?

We seek to compensate management based on their success in building shareholder value through the operation of the Company’s businesses. The Committee and the investment community do not believe GAAP net income optimally measures the creation of shareholder value because it may be significantly affected by items with limited economic impact, or that are otherwise not indicative of ongoing trends.

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Compensation Discussion and Analysis: Post-Employment Compensation

Why do we use AOI as our compensation performance measure?

The Committee believes AOI is superior to GAAP net income as a measure of our performance because AOI includes only our results of operations from ongoing operations and the underlying profitability factors, and excludes items that are not indicative of ongoing trends.

Among other things, AOI excludes items where the timing of the impact is subject to management discretion, items with limited economic impact, items that we expect to reverse over time, and items that are otherwise not indicative of our ongoing performance.

What are some examples of items included in GAAP net income, but excluded from AOI, and why are they excluded?

•

Realized investment gains/losses. Sales of general account invested assets may result in a gain or loss that is recognized in GAAP net income. However, the timing of these sales that would result in gains or losses (such as gains or losses related to changes in interest rates) is largely subject to our discretion and influenced by market opportunities as well as our tax and capital profile. Accordingly, we believe gains or losses on these sales are not indicative of business performance trends.

•

Foreign currency exchange rate liability remeasurement. GAAP requires us to recognize on our income statement gains and losses on certain insurance liabilities due to changes in foreign currency exchange rates. However, these liabilities are supported by assets for which corresponding changes in value due to changes in foreign exchange rates are recognized in accumulated other comprehensive income (loss) on our balance sheet under GAAP. Given that the gains and losses on the income statement for these insurance liabilities are offset by changes to accumulated other comprehensive income (loss) on our balance sheet, the impact on the Company is non-economic and therefore not a reflection of shareholder value created or lost. The Company has taken steps to mitigate the impact of foreign currency exchange rate liability remeasurement on GAAP net income or loss subsequent to December 31, 2014.

•

Divested businesses. The contribution to GAAP net income or loss of divested businesses that have been or will be sold or exited or are in wind-down status are excluded from AOI since the results of divested businesses are not relevant to an understanding of the Company’s ongoing operations.

Post-Employment Compensation

Retirement Plans

We view retirement benefits as a key component of our executive compensation program because they encourage long-term service. Accordingly, we offer our employees, including the NEOs, a comprehensive benefits program that provides the opportunity to accumulate adequate retirement income. This program includes both defined benefit and defined contribution plans, as well as two supplemental retirement plans which allow highly compensated employees (that is employees whose compensation exceeds the limits established by the Internal Revenue Code for covered compensation and benefit levels) to receive the same benefits they would have earned but for these limitations. Further, we sponsor three supplemental executive retirement plans (SERPs) for certain eligible executive officers, including the NEOs, to offset the potential loss or forfeiture of retirement benefits under certain limited circumstances or to provide additional benefits to certain key executives. For descriptions of these plans, including their titles, see “Pension Benefits.”

We also maintain the Prudential Insurance Company of America Deferred Compensation Plan (the “Deferred Compensation Plan”). We offer this plan to our executive officers, including the NEOs, as a competitive practice. For a description of this plan, see “Nonqualified Deferred Compensation.”

We periodically compare the competitiveness of our benefits programs for our employees, including retirement benefits, against other employers with whom we broadly compete for talent. It is our objective to provide our employees with a benefits package that is at or around the median of the competitive market when compared to other employers.

Severance and Change in Control Arrangements

Our Board has adopted a policy prohibiting us from entering into any severance or change in control agreement with any of our executive officers, including the NEOs, that provides for payments and benefits that exceed 2.99 times the sum of the executive officer’s base salary and most recently earned cash bonus, without shareholder approval or ratification. We do not provide excise tax payments or reimbursements to any of our executive officers.

While our other executive officers are eligible for severance payments in the event of involuntary termination of employment without “cause,” our CEO is not a participant in the severance program providing this benefit.

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Compensation Discussion and Analysis: Other Compensation Related Policies

To enable us to offer competitive total compensation packages to our executive officers, as well as to ensure the ongoing retention of these individuals when considering potential takeovers that may create uncertainty as to their future employment with us, we offer certain post-employment payments and benefits to our executive officers, including the NEOs, upon the occurrence of several specified events. These payments and benefits are provided under two separate programs:

•	the Prudential Severance Plan for Senior Executives (the “Severance Plan”); and

•	the Prudential Financial Executive Change in Control Severance Program.

We have not entered into individual employment agreements with our executive officers. Instead, the rights of our executive officers with respect to post-employment compensation upon specific events, including death, disability, severance or retirement, or a change in control of the Company, are covered by these two programs.

We use plans, rather than individually negotiated agreements, to provide severance and change in control payments and benefits for several reasons. First, a “plan” approach provides us with the flexibility to change the terms of these arrangements from time to time. An employment agreement would require that the affected executive officer consent to any changes. Second, this approach is more transparent, both internally and externally. Internal transparency eliminates the need to negotiate severance or other employment separation payments and benefits on a case-by-case basis. In addition, it assures each of our executive officers that his or her severance payments and benefits are comparable to those of other executive officers with similar levels of responsibility and tenure.

Our executive officers, including the NEOs, except for our CEO, are eligible for severance payments and benefits in the event of an involuntary termination of employment without “cause.” These executive officers and our CEO are also eligible for “double trigger” severance payments and benefits in the event of an involuntary termination of employment without “cause” or a termination of employment with “good reason” in connection with a change in control of the Company. Our equity awards are also designed to be “double trigger,” so long as such awards are allowed to continue in effect following any change in control transaction on substantially equivalent terms and conditions to those applicable prior to such transaction.

The payment of these awards at target achievement rewards the executive officer for his or her expected performance prior to the change in control transaction.

For detailed information on the estimated potential payments and benefits payable to the NEOs in the event of their termination of employment, including following a change in control of the Company, see “Potential Payments Upon Termination or Change in Control.”

Perquisites and Other Personal Benefits

We do not provide our executive officers, including the NEOs, with perquisites or other personal benefits, except for the use of Company aircraft, Company-provided vehicles and drivers, and, in the case of our CEO and Vice Chairman, security services. These items are provided because we believe that they serve a necessary business purpose and represent an immaterial element of our executive compensation program. The cost allocated to the personal use of Company-provided vehicles and drivers, including commuting expenses, and the incremental cost associated with the security services, to the extent not reimbursed to us, are reported in the Summary Compensation Table. Our executive officers, including the NEOs, are required to reimburse us for the incremental cost of any personal use of Company aircraft.

We do not provide tax reimbursements or any other tax payments to any of our executive officers.

Perquisites and other personal benefits represent an immaterial element of our executive compensation program. In 2014, the NEOs received perquisites with an average incremental cost to the Company of under $25,000.

Other Compensation Related Policies

In addition to the other components of our executive compensation program, we maintain the policies described below. These policies are consistent with evolving best practices and help ensure that our executive compensation program does not encourage our executive officers to engage in behaviors that are beyond our ability to effectively identify and manage risk.

Clawback Policy

In 2015, we strengthened our clawback policy to cover all incentive compensation, material financial restatements, and improper conduct (including failure to report). The Company’s former clawback policy covered only a material restatement of the Company’s annual consolidated income statement, and only book value program awards.

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Compensation Discussion and Analysis: Other Compensation Related Policies

The new clawback policy covers all executive officers (including the NEOs) and applies to incentive-based compensation (including stock options and other equity awards) paid to or in respect of an executive officer. The policy provides that if (i) the Company is required to undertake a material restatement of any financial statements filed with the SEC or (ii) an executive officer engages in improper conduct that either has had, or could reasonably be expected to have, a significant adverse reputational or economic impact on the Company or any of its affiliates or divisions, then the Board may, in its sole discretion, after evaluating the associated costs and benefits, seek to recover all or any portion of the incentive-based compensation paid to any such executive officer during the three-year period preceding the restatement, or the occurrence of the improper conduct, as the case may be.

The policy also requires the Company to disclose to its shareholders not later than the filing of the next following proxy statement the action taken by the Board, or the Board’s decision not to take action, with regard to compensation recovery following the occurrence of a material restatement or improper conduct, so long as such event has been previously disclosed in the Company’s SEC filings.

For purposes of the policy a “restatement” means any material restatement (occurring after the effective date of this Policy) of any of the Company’s financial statements that have been filed with the SEC under the Exchange Act or the Securities Act of 1933, as amended. “Improper conduct” means willful misconduct (including, but not limited to, fraud, bribery or other illegal acts) or gross negligence, which, in either case, includes any failure to report properly, or to take appropriate remedial action with respect to, such misconduct or gross negligence by another person.

Other Long-Term Compensation Recovery Policies

In 2015, we also adopted a resignation notice period requirement as part of the terms and conditions of all long-term awards granted to certain designated grades of executives, including the NEOs. The requirement is applicable to awards granted in 2015 and subsequent years. The requirement is intended to reduce the adverse and disruptive effect of a sudden voluntary departure of a participant, and requires participants to provide notice for a specified period prior to the effective date of a voluntary resignation, or otherwise forfeit their outstanding long-term awards.

The terms and conditions of long-term awards also provide for forfeiture in the event participants violate applicable non-solicitation or non-compete agreements.

Process for Approving Long-Term Incentive Awards

The Committee approves long-term incentive awards (including stock options, book value units, performance shares, performance units, and restricted stock units) on an annual basis at its regularly scheduled February meeting.

The Committee has delegated authority to management to approve long-term incentive awards for new hires, promotions, and retention purposes within specified limits below the level of senior vice president. These awards are effective on the 15th of the month following the applicable event. The Committee approves any long-term incentive awards to newly hired or promoted senior executives. The grant date for these awards is the applicable meeting date of the Committee at which the awards are approved.

Under the terms of our Omnibus Incentive Plan (the “Omnibus Plan”), which was approved by shareholders in 2003, stock options are required to be priced at the closing market price of our Common Stock on the date of grant. The number of shares of Common Stock subject to a stock option grant to an individual is determined by dividing the compensation value by the fair value of each stock option based on the average closing market price of our Common Stock on the NYSE for the final 20-day trading period in the month prior to the grant date.

The number of performance shares and units or restricted stock units awarded to an individual is determined by a formula that divides the compensation value of the award by the average closing market price of our Common Stock on the NYSE for the final 20-day trading period in the month prior to the grant date.

Stock Ownership Guidelines

We have adopted stock ownership guidelines for our executive officers to encourage them to build their ownership position in our Common Stock over time by direct market purchases, making investments available through the PESP and the Deferred Compensation Plan, and retaining shares they earn under long-term incentive awards. In 2015, we revised the guidelines to

Notice of Annual Meeting of Shareholders and 2015 Proxy Statement |	55

Compensation Discussion and Analysis: Other Compensation Related Policies

increase the CEO stock ownership level from 500% to 700% of base salary . The guidelines are framed in terms of stock value as a percentage of base salary as follows:

Position	Stock Value as a Percentage of Base Salary
Chief Executive Officer	700%
Vice Chairman and Executive Vice Presidents	300%
Senior Vice Presidents	200%

Each of the NEOs meets his individual stock ownership level. Under the current stock ownership guidelines, once an executive officer attains his or her individual ownership level, he or she will remain in compliance with the guidelines despite future changes in stock price and base salary, as long as his or her holdings do not decline below the number of shares at the time the stock ownership guidelines were met.

Stock Retention Requirements

We have adopted stock retention requirements for our executive officers. Each executive officer is required to retain 50% of the net shares (after payment of the applicable exercise price (if any), fees, and taxes) acquired upon the exercise of stock options or the payment or vesting of any performance shares and restricted stock units. The executive officer is required to hold such shares until the later of one year following the date of acquisition of such shares (even if this one-year holding period extends beyond termination of employment) or the date that he or she satisfies our stock ownership guidelines.

Prohibition of Derivatives Trading, and Hedging and Pledging of Our Securities

Our Board has adopted a policy prohibiting all employees, including the NEOs, and members of the Board from engaging in any hedging transactions with respect to any equity securities of the Company held by them, which includes the purchase of any financial instrument (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) designed to hedge or offset any decrease in the market value of such equity securities.

Our Board has also adopted a policy prohibiting our Section 16 officers and members of the Board from pledging, or using as collateral, the Company’s securities to secure personal loans or other obligations, which includes holding shares of our Common Stock in a margin account.

POLICY ON RULE 10b5-1 TRADING PLANS

We have a policy governing the use by executive officers of pre-established trading plans for sales of our Common Stock and exercises of stock options for shares of our Common Stock. We believe our Rule 10b5-1 policy reflects best practices and is effective in ensuring compliance with legal requirements. Under the policy:

•	All Rule 10b5-1 trading plans must be pre-cleared by law and compliance.

•	A trading plan may be entered into, modified or terminated only during an open trading window and while not in possession of material non-public information.

•	No trade may occur for the first 30 days after the trading plan is established. No modification or termination of a plan may affect any trade scheduled to occur within 30 days.

Impact of Tax Policies

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

It is our policy to structure and administer our annual and long-term incentive compensation plans and stock option grants for our CEO and the other NEOs to maximize the tax deductibility of the payments as “performance-based compensation” under Section 162(m) to the extent practicable. In 2014, all such performance-based compensation was deductible. The Committee may provide compensation that is not tax deductible if it determines that such action is appropriate.

The Omnibus Plan contains an overall limit on compensation paid to each executive officer to comply with the conditions for determining “performance-based compensation” under Section 162(m). Under the terms of the Omnibus Plan, the total amount of annual incentives, book value units, performance shares and units, and restricted stock units awarded to a NEO who is subject to Section 162(m) in a taxable year cannot exceed 0.6% of our pre-tax AOI for the prior year.

56	| Notice of Annual Meeting of Shareholders and 2015 Proxy Statement

Compensation Committee Report

The Compensation Committee of our Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on its review and these discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014.

THE COMPENSATION COMMITTEE

Karl J. Krapek, Chair

Gordon M. Bethune

Constance J. Horner

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Executive Compensation

2014 Summary Compensation Table

The following table presents, for the years ended December 31, 2014, 2013, and 2012, the compensation of Mr. Strangfeld, our principal executive officer, Mr. Falzon, our principal financial officer, and Messrs. Grier, Lowrey and Pelletier, our three most highly compensated executive officers (other than the principal executive officer and principal financial officer) who were serving as executive officers as of December 31, 2014.

For information on the role of each compensation component within the total compensation packages of the NEOs, please see the relevant description in the “Compensation Discussion and Analysis (“CD&A”).” The compensation data in this table is presented in accordance with the SEC disclosure rules. For the Compensation Committee’s view of 2014 performance year compensation, see the “Supplemental Compensation Analysis” in the CD&A.

(1)

The amounts reported in the Salary column for 2014 include elective contributions of a portion of their base salary to the SESP by Messrs. Strangfeld, Falzon, Grier, Lowrey, and Pelletier in the amounts of $45,800, $15,600, $37,200, $20,400, and $14,908, respectively.

(2)	The amounts reported in the Bonus column represent bonuses paid in February 2014 for performance in 2013 and February 2013 for performance in 2012.

For 2013 and 2012, this column does not include 30% of the total bonus carved out to the Book Value Performance Program, which will appear in the Non-Equity Plan Compensation column of the Summary Compensation Table, for the applicable fiscal year in which it is paid.

The amounts excluded in the table above for 2013 are $2,340,000 for Mr. Strangfeld; $597,000 for Mr. Falzon; $1,950,000 for Mr. Grier; and $1,680,000 for Mr. Lowrey.

The amounts excluded in the table above for 2012 are $1,689,000 for Mr. Strangfeld; $1,447,500 for Mr. Grier; and $1,215,000 for Mr. Lowrey.

(3)

The amounts reported in the Stock Awards column represent the aggregate grant date fair value for performance shares and performance units at target in each respective year. The maximum number of performance shares and performance units payable for 2014 are 1.25 times the target amounts, and for 2013 and 2012 are 1.5 times the target amounts.

For 2014, the maximum performance shares and units payable and valued at the grant date price of $84.53 to Messrs. Strangfeld, Falzon, Grier, Lowrey and Pelletier are 72,158 or $6,099,516; 22,073 or $1,865,831; 59,425 or $5,023,195; 38,203 or $3,229,300; and 12,735 or $1,076,490, respectively. Mr. Pelletier received an additional grant upon his promotion to Executive Vice President in April 2014 that has a maximum number of performance shares and performance units payable and valued at the grant date price of $81.17 of 13,108 or $1,063,976.

For 2013, the maximum performance shares and units payable and valued at the grant date price of $57.00 to Messrs. Strangfeld, Falzon, Grier, and Lowrey are 88,713 or $5,056,641; 20,874 or $1,189,818; 73,059 or $4,164,363; and 46,965 or $2,677,005, respectively.

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Executive Compensation: 2014 Summary Compensation Table

For 2012, the maximum performance shares and units payable and valued at the grant date price of $59.41 to Messrs. Strangfeld, Grier, and Lowrey are 92,310, or $5,484,137; 71,676 or $4,258,271; and 43,440 or $2,580,770, respectively.

(4)

The amounts reported in the Options Awards column represent the aggregate grant date fair value for stock options granted in each respective year for the prior year’s performance as calculated under ASC Topic 718. The assumptions made in calculating the grant date fair value amounts for these stock options are incorporated herein by reference to the discussion of those assumptions and found below in the Grants of Plan-Based Awards Table. Note that the amounts reported in this column do not necessarily correspond to the actual economic value that will be received by the Named Executive Officers from the options.

(5)

The aggregate amounts reported in the Non-Equity Incentive Plan Compensation column for 2014 represent annual incentives paid in February 2015 for performance in 2014, excluding 30% of the total annual incentive carved out to the Book Value Performance Program; and the value of the book value units paid in February 2015:

Name	Annual Incentive Award	Book Value Units Value Paid
Strangfeld	$5,460,000	$3,813,192
Falzon	$2,310,000	$658,637
Grier	$4,550,000	$3,151,901
Lowrey	$3,780,000	$2,346,216
Pelletier	$2,800,000	$614,542

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Executive Compensation: 2014 Summary Compensation Table

The amounts in this column for 2013 represent the value of the book value units paid in February 2014 and for 2012 represent the value of the book value units paid in February 2013. For Mr. Falzon, 2014 and 2013 also include the value of carried interest payments of $15,600 and $140,660, respectively.

For Mr. Lowrey, 2014, 2013 and 2012 also include the value of carried interest payments of $237,147, $232,360 and $546,934, respectively.

The carried interest payments relate to carried interest programs in which Mr. Falzon and Mr. Lowrey participate as a result of previous positions held within the Company’s Asset Management Business. While Mr. Falzon and Mr. Lowrey are no longer entitled to invest in or be granted new carried interests in these programs, they will continue to receive distributions if and when they are earned.

(6)

The amounts reported in the Change in Pension Value column represent the change in the actuarial present value of each NEO’s accumulated benefit under the Merged Retirement Plan, the Supplemental Retirement Plan, and the SERPs, as applicable, determined using interest rate and mortality rate assumptions consistent with those used for our consolidated financial statements on December 31, 2011, December 31, 2012, December 31, 2013 and December 31, 2014, as applicable; namely, the RP 2000 generational mortality table with white collar adjustments for 2011, 2012 and 2013, and the RP 2014 generational mortality table with white collar adjustments and an adjustment to reflect recent Prudential-specific experience for 2014, an interest discount rate of 4.85% for 2011, 4.05% for 2012, 4.95% for 2013 and 4.10% for 2014, a Cash Balance Formula interest crediting rate of 4.25% for 2011, 4.25% for 2012, 4.25% for 2013 and 4.25% for 2014, and a PSI Cash Balance Formula interest crediting rate of 5.00% for 2012, 5.00% for 2013 and 5.00% for 2014. The amounts represented above may fluctuate significantly in a given year depending on a number of factors that affect the formula to determine pension benefits, including age, years of service, and the measurement of average annual earnings.

Messrs. Strangfeld and Pelletier accrue pension benefits under the Traditional Pension Formula and Messrs. Falzon, Grier, and Lowrey accrue pension benefits under the Cash Balance Formula (both formulas are described in the “Pension Benefits” section of this proxy statement). In accordance with the provisions of the Traditional Pension Formula, the years of earnings used for determining Average Eligible Earnings change every two years (most recently on January 1, 2014).

The amounts reported in this column include payments from the Supplemental Retirement Plan of $14,415 for Mr. Grier and $9,399 for Mr. Lowrey in 2012; $485 for Mr. Falzon, $2,431 for Mr. Grier and $1,395 for Mr. Lowrey in 2013; and $2,524 for Mr. Falzon, $21,367 for Mr. Grier and $13,899 for Mr. Lowrey in 2014; and above-market interest on the SESP of $4,854 for Mr. Strangfeld, $3,140 for Mr. Grier and $1,183 for Mr. Lowrey in 2012; $2,451 for Mr. Strangfeld, $79 for Mr. Falzon, $1,616 for Mr. Grier and $635 for Mr. Lowrey in 2013; and $82 for Mr. Strangfeld, $6 for Mr. Falzon, $56 for Mr. Grier, $24 for Mr. Lowrey and $17 for Mr. Pelletier in 2014.

The actual change in pension value for Mr. Strangfeld in 2013 was $(856,310). In accordance with SEC instructions, the amount included in this column for the change in pension value for 2013 is $0.

(7)	The amounts reported in the All Other Compensation column are itemized in the supplemental “All Other Compensation” table below.

(8)	Mr. Falzon was appointed an executive officer in March 2013.

(9)	Mr. Pelletier was appointed an executive officer in April 2014.

All Other Compensation

	Year	Perquisites(1)	PESP Contributions(2)	SESP Contributions(2)	Total
John R. Strangfeld	2014	$32,437	$8,615	$45,800	$86,852
	2013	$33,508	$8,615	$45,800	$87,923
	2012	$50,691	$8,615	$46,000	$105,306
Robert M. Falzon	2014	$15,047	$8,000	$15,600	$38,647
	2013	$12,838	$7,785	$13,585	$34,208
Mark B. Grier	2014	$39,243	$10,400	$37,200	$86,843
	2013	$36,292	$10,200	$37,400	$83,892
	2012	$35,272	$10,000	$37,600	$82,872
Charles F. Lowrey	2014	$15,470	$10,392	$20,400	$46,262
	2013	$17,577	$10,200	$20,600	$48,377
	2012	$18,311	$9,892	$20,800	$49,003
Stephen Pelletier	2014	$20,661	$8,077	$14,908	$43,646

(1)

For Messrs. Strangfeld and Grier, the amounts reported in the Perquisites column for 2014 represent the incremental cost for security services of $16,881 and $17,097, respectively, and the costs associated with Company-provided vehicles for personal and commuting purposes of $15,556 and $22,146, respectively. For Messrs, Falzon, Lowrey and Pelletier, the amounts reported represent the costs of commuting and limited personal use of Company-provided vehicles. The amounts reported in the table for commuting and personal use of vehicles reflect our determination of the costs allocable to the actual commuting and personal use of each individual and are based on a formula that takes into account various expenses, including costs associated with the driver and fuel.

(2)

The amounts reported in the PESP and SESP Contributions columns represent our contributions to the account of each NEO under (a) The Prudential Employee Savings Plan (the “PESP”), a defined contribution plan which provides employees with the opportunity to contribute up to 50% of eligible earnings in any combination of before-tax, Roth 401(k) and/or after-tax contributions (subject to Internal Revenue Code limits) and (b) the Prudential Supplemental Employee Savings Plan, a non-qualified plan which provides employees who exceed the Internal Revenue Code earnings limit ($260,000 in 2014) with the opportunity to defer up to 4% of eligible earnings in excess of the earnings limit. We match 100% of the first 4% of an employee’s before-tax or Roth 401(k) deferrals under the PESP (after one year of service) and 100% of an employee’s deferrals under the SESP.

60	| Notice of Annual Meeting of Shareholders and 2015 Proxy Statement

Executive Compensation: Grants of Plan-based Awards

Grants of Plan-based Awards

The following table presents, for each of the NEOs, information concerning awards under our Long-Term Incentive Program (including our Book Value Performance Plan) and grants of equity awards made during 2014 for 2013 performance.

2014 Grants of Plan-based Awards Table

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)[1]		Estimated Future Payouts Under Equity Incentive Plan Awards[2]		All Other Option Awards; Number of Securities Underlying Options (#)[3]	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)[4]
		Target ($)	Maximum ($)	Target (#)	Maximum (#)
John R. Strangfeld	n/a	$5,600,000	$11,200,000
	02/11/14			28,863	36,079			$2,439,789
	02/11/14			28,863	36,079			$2,439,789
	02/11/14					73,594	$84.53	$1,594,046
	02/11/14	$4,040,087
Robert M. Falzon	n/a	$2,450,000	$4,900,000
	02/11/14			8,829	11,036			$746,315
	02/11/14			8,829	11,036			$746,315
	02/11/14					22,511	$84.53	$487,588
	02/11/14	$1,117,074
Mark B. Grier	n/a	$4,800,000	$9,600,000
	02/11/14			23,770	29,713			$2,009,278
	02/11/14			23,770	29,713			$2,009,278
	02/11/14					60,607	$84.53	$1,312,748
	02/11/14	$3,350,082
Charles F. Lowrey	n/a	$4,000,000	$8,000,000
	02/11/14			15,281	19,101			$1,291,703
	02/11/14			15,281	19,101			$1,291,703
	02/11/14					38,962	$84.53	$843,917
	02/11/14	$2,580,050
Stephen Pelletier	n/a	$3,000,000	$6,000,000
	04/07/14			5,243	6,554			$425,574
	04/07/14			5,243	6,554			$425,574
	04/07/14					13,364	$81.17	$279,308
	04/07/14	$300,010
	02/11/14			5,094	6,368			$430,596
	02/11/14			5,094	6,368			$430,596
	02/11/14					12,988	$84.53	$281,320
	02/11/14	$605,059

(1)

The amounts reported in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards column represent the potential amounts for annual incentives for the 2014 performance year. Actual amounts earned by the NEOs are reflected in the Summary Compensation Table. In addition, individual amounts are reported by grant date to represent the value of the book value units awarded to the NEOs under the Omnibus Plan on February 11, 2014 and a promotional award to Mr. Pelletier on April 7, 2014, based on the book value per share of the company of $59.99 as originally reported as of December 31, 2013.

(2)

The amounts reported in the Estimated Future Payouts Under Equity Incentive Plan Awards columns represent performance shares and performance units awarded to the NEOs under the Omnibus Plan in 2014. Performance share and performance unit awards are granted for a three-year performance period with payout determined at the end of the period based on our performance against our ROE goals. The ROE goals for the 2014 grant are within a range of 10% to 14%.

(3)

The amounts reported in the All Other Option Awards column represent the number of stock options granted to each Named Executive Officer under the Omnibus Plan in 2014. These stock options vest one-third each year on the anniversary of the grant date. These stock options expire 10 years from their respective grant date. The exercise price for the February 11, 2014 grant of stock options is the closing price of our Common Stock on the grant date of February 11, 2014 ($84.53 per share). The exercise price for the April 7, 2014 grant of stock options to Mr. Pelletier is the closing price of our Common Stock on the grant date of April 7, 2014 ($81.17).

(4)

The amounts in the Grant Date Fair Value column have been calculated in the case of performance shares and performance units as the target number of performance shares and performance units multiplied by the closing price of our Common Stock on the grant date of February 11, 2014 ($84.53 per share). For Mr. Pelletier’s grant on April 7, 2014, the Grant Date Fair Value amount is based on the target number of performance shares and performance units multiplied by the closing price of our Common Stock on the grant date April 7, 2014 ($81.17).

For stock options, the grant date fair values are hypothetical values developed under a binomial option pricing model, which is a complex, mathematical formula to determine fair value of stock options on the date of grant. The binomial option pricing model is a flexible, lattice-based valuation model that takes into consideration transferability, fixed estimate of volatility, and expected life of the options. As such, the amounts reported in the table are hypothetical values and may not reflect the actual economic value a Named Executive Officer would realize upon exercise.

Notice of Annual Meeting of Shareholders and 2015 Proxy Statement |	61

Executive Compensation: Outstanding Equity Awards

We made the following assumptions when calculating the grant date fair value of the stock option grants: exercise price is equal to our share price on the grant date, and for the grants of February 11, 2014, 5.63 year life expected for each option, expected dividend yield is 2.7%, risk-free rate of return of 1.74%, and expected price volatility of 35.52%, and for the grant of April 7, 2014, 5.63 year life expected for each option, expected dividend yield is 2.7%, risk-free rate of return of 1.87%, and expected price volatility of 35.52%.

Outstanding Equity Awards

The following table provides information on the NEOs’ outstanding equity awards as of December 31, 2014. The equity awards reported in the Stock Awards columns consist of performance share and performance unit awards. The equity awards reported in the Option Awards columns consist of non-qualified stock options.

2014 Outstanding Equity Awards at Fiscal Year-End Table

		Option Awards[1]					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($	)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#) [2]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested ($) [2]
John R. Strangfeld	2/11/2014	0	73,594	$84.53		2/11/2024	57,726	$5,221,894
	2/12/2013	82,364	164,730	$57.00		2/12/2023	59,142	$5,349,985
	2/14/2012	149,123	74,562	$59.41		2/14/2022	61,540	$5,566,908
	2/8/2011	170,667	0	$64.01		2/8/2021
	2/9/2010	135,136	0	$48.36		2/9/2020
	2/12/2008	146,315	0	$69.03		2/12/2018
	1/18/2008	143,177	0	$80.00		1/18/2018
	2/13/2007	66,310	0	$91.73		2/13/2017
	2/14/2006	71,628	0	$76.15		2/14/2016
Robert Falzon	2/11/2014	0	22,511	$84.53		2/11/2024	17,658	$1,597,343
	2/12/2013	0	38,760	$57.00		2/12/2023	13,916	$1,258,841
	2/14/2012	0	4,386	$59.41		2/14/2022	3,620	$327,465
Mark B. Grier	2/11/2014	0	60,607	$84.53		2/11/2024	47,540	$4,300,468
	2/12/2013	0	135,660	$57.00		2/12/2023	48,706	$4,405,945
	2/14/2012	0	57,895	$59.41		2/14/2022	47,784	$4,322,541
	2/13/2007	66,310	0	$91.73		2/13/2017
	2/14/2006	63,669	0	$76.15		2/14/2016
Charles F. Lowrey	2/11/2014	0	38,962	$84.53		2/11/2024	30,562	$2,764,639
	2/12/2013	43,604	87,210	$57.00		2/12/2023	31,310	$2,832,303
	2/14/2012	70,176	35,088	$59.41		2/14/2022	28,960	$2,619,722
	2/8/2011	74,667	0	$64.01		2/8/2021
	2/9/2010	41,581	0	$48.36		2/9/2020
	2/10/2009	45,978	0	$25.30		2/10/2019
	2/12/2008	41,644	0	$69.03		2/12/2018
	1/18/2008	35,795	0	$80.00		1/18/2018
	2/13/2007	7,369	0	$91.73		2/13/2017
	2/14/2006	7,959	0	$76.15		2/14/2016
Stephen Pelletier	4/7/2014	0	13,364	$81.17		4/7/2024	10,486	$948,564
	2/11/2014	0	12,988	$84.53		2/11/2024	10,188	$921,606
	2/12/2013	14,535	29,070	$57.00		2/12/2023	10,438	$944,221
	2/14/2012	11,403	11,404	$59.41		2/14/2022	9,412	$851,410
	2/8/2011	11,733	0	$64.01		2/8/2021
	2/9/2010	2,599	0	$48.36		2/9/2020
	10/14/2008	4,370	0	$54.10		10/14/2018
	5/13/2008	1,865	0	$73.86		5/13/2018
	2/12/2008	3,940	0	$69.03		2/12/2018
	1/18/2008	17,898	0	$80.00		1/18/2018
	2/13/2007	6,080	0	$91.73		2/13/2017

(1)	The options reported in the Option Awards column vest at the rate of one-third per year on the anniversary of the date of grant.

(2)	The Equity Incentive Plan Awards columns reflect the number of outstanding performance shares and performance units that would be received by each Named Executive Officer at the target payout level for the 2012, 2013, and 2014 grants. The dollar values reported represent the estimated value of the outstanding performance shares and performance units at the target payout level for the 2012, 2013 and 2014 grants, based on the closing market price for our Common Stock on December 31, 2014 ($90.46 per share). Performance shares and performance units are subject to a three-year performance period with payout determined at the end of the period based on our performance against our ROE goals.

Grants were made for three-year performance cycles with the 2012 grant as the 2012-2014 performance cycle, the 2013 grant as the 2013-2015 performance cycle, and the 2014 grant as the 2014-2016 performance cycle.

62	| Notice of Annual Meeting of Shareholders and 2015 Proxy Statement

Executive Compensation: Option Exercises and Stock Vested

Option Exercises and Stock Vested

The following table provides information on the value realized by each of the NEOs as a result of the exercise of options and stock awards that vested from January 1, 2014 through December 31, 2014.

2014 Option Exercises and Stock Vested Table

Name	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)[1]	Value Realized On Vesting ($)[2]
John R. Strangfeld	95,026	2,618,422	66,150	5,591,660
Robert M. Falzon	27,322	821,027	4,136	349,616
Mark B. Grier	436,692	10,171,336	51,268	4,333,684
Charles F. Lowrey	29,976	1,521,302	28,944	2,446,636
Stephen Pelletier	12,600	268,733	9,098	769,054

(1)	The amounts in the Stock Awards—Number of Shares Acquired on Vesting column represent the payout of shares of our Common Stock for the vesting of the 2011 performance shares grants and payout of the 2011 performance units as cash.

(2)	The amounts in the Stock Awards—Value Realized on Vesting column represent the product of the number of performance shares and performance units released and the closing sale price of our Common Stock on February 11, 2014, $84.53.

Pension Benefits

As part of its compensation review, the Compensation Committee considered the dollar amount change in pension value for Mr. Strangfeld and the other NEOs. The change in the present value of Mr. Strangfeld’s pension for 2014 reflects a number of factors, including his 37 years of service, his age, his average earnings, changes in interest rates and life expectancy assumptions used to calculate the pension plan obligations. These factors, as well as our plan design that updates average earnings every other year, resulted in a significant increase in Mr. Strangfeld’s pension accrual for 2014. Pension values may fluctuate significantly from year to year and it is expected that in 2015, should interest rates remain unchanged, the change in Mr. Strangfeld’s pension accrual will be substantially lower. Alternatively, if the discount rate were to rise, it is possible that Mr. Strangfeld’s change in pension value in future years could be a negative amount, as it was in 2013. In any event, should all factors remain constant, it is expected that the change in Mr. Strangfeld’s pension accrual going forward will be substantially less. Given this inherent volatility, the Committee will continue to monitor future accruals for Mr. Strangfeld and the other NEOs. The Traditional Pension Formula that applies to Mr. Strangfeld was closed to employees hired on or after January 1, 2001.

WHAT’S IMPACTING THE CEO PENSION ACCRUALS?

Longevity Estimates. The value of pension benefits is based on the beneficiaries’ life expectancies. Accordingly, if our assumption about our CEO and other employees’ life expectancy increases, as it did for the 2014 performance year, there is a corresponding increase in the valuation of their benefits.

Interest Rate Assumptions. The value of pension benefits incorporate a discount based on a long-term rate of return used to measure pension liabilities. If rates decrease, as they did in 2014, the value of the pension benefit (our “obligation”) rises. Conversely, if interest rates rise, our pension obligation would decrease.

Tenure. Consistent with market practice, our pensions provide greater benefits to employees as their tenure with Prudential continues. Mr. Strangfeld has been with the Company since 1977, and accordingly his benefits are higher than would be expected for a shorter tenured CEO.

Plan Design. In 2001, Prudential’s traditional pension formula was closed to new participants, and plan participants at that time were given a choice to either continue in the traditional formula or opt for the cash balance formula. Mr. Strangfeld chose to remain in the traditional formula. The traditional formula benefits are based on an average earnings calculation that is updated biennially. As a result, every other year the Company tends to have significant changes in its pension value calculation that reflect the use of more recent earnings. For next year, we expect the change in the benefit amount accrued to Mr. Strangfeld to be lower.

Average Earnings. Plan benefits are based on the employee’s final average earnings. Following Mr. Strangfeld’s promotion to CEO in 2008 and corresponding increase in compensation, his final average earnings have increased. We do not expect it to increase as dramatically in the future.

The following table provides information on the defined benefit retirement plans in which the NEOs participate, including the present value of accumulated benefits as of December 31, 2014, except as noted, payable for each of the NEOs under each of these plans determined using interest rate and mortality rate assumptions consistent with those used in our consolidated financial statements; namely, the RP 2014 generational mortality table with white collar adjustments and an adjustment to reflect recent Prudential-specific experience and an interest discount rate of 4.10%. Cash Balance Formula and PSI Cash Balance Formula accounts are assumed to grow with interest at 4.25% and 5.00%, respectively, until commencement of pension benefits. No additional earnings or service after December 31, 2014 are included in the calculation of the accumulated benefits.

Notice of Annual Meeting of Shareholders and 2015 Proxy Statement |	63

Executive Compensation: Pension Benefits

2014 Pension Benefits Table

Name	Plan Name	Number of Years of Credited Service (#)		Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
John R. Strangfeld	Merged Retirement Plan—Traditional Benefit Formula	37		3,275,411	—
	Supplemental Retirement Plan—Traditional Pension Formula	37		72,557,458	—
	Supplemental Retirement Plan—Cash Balance Formula	n/a	(1)	33,636	—
Robert M. Falzon	Merged Retirement Plan—Cash Balance Formula	31	(2)	1,265,620	—
	Merged Retirement Plan—PSI Cash Balance Formula	n/a	(2)	74,251	—
	Supplemental Retirement Plan—Cash Balance Formula	31	(2)	397,133	2,524	(3)
Mark B. Grier	Merged Retirement Plan—Cash Balance Formula	19		2,262,326	—
	Supplemental Retirement Plan—Cash Balance Formula	19		7,854,891	21,367	(3)
Charles F. Lowrey	Merged Retirement Plan—Cash Balance Formula	13		1,708,028	—
	Supplemental Retirement Plan—Cash Balance Formula	13		1,361,278	13,899	(3)
Stephen Pelletier	Merged Retirement Plan—Traditional Benefit Formula	16		1,030,524	—
	Merged Retirement Plan—Cash Balance Formula	n/a	(1)	5,228	—
	Merged Retirement Plan—PSI Cash Balance Formula	n/a	(4)	101,111	—
	Supplemental Retirement Plan—Traditional Pension Formula	16		10,978,247	—
	PSI Supplemental Retirement Plan for Executives	n/a	(4)	233,144	—

(1)	This benefit is a result of an allocation of demutualization compensation distributed to all participants in the Merged Retirement Plan in 2002 (“Demutualization Credit”). Ongoing service is not a consideration in determining this benefit for the NEOs.

(2)	Mr. Falzon transferred to Prudential from Prudential Securities Incorporated in 1998 and began accruing pension benefits under the Traditional Pension Formula and subsequently, the Cash Balance Formula upon his election of this formula in 2001; in accordance with the Merged Retirement Plan Cash Balance Formula, credited service includes service with the Company’s subsidiaries, in particular Prudential Securities Incorporated. As a result of his transfer, ongoing service is not a consideration in determining his benefit under the PSI Cash Balance Formula.

(3)	This payment was a distribution from the Supplemental Retirement Plan Cash Balance Formula to pay for FICA taxes due and accrued in 2013 on this benefit, and federal, state and local taxes on the distributed amount. The entire payment was withheld to pay these taxes.

(4)	Mr. Pelletier transferred to Prudential from Prudential Securities Incorporated in 1998 and began accruing pension benefits under the Traditional Pension Formula. As a result, ongoing service is not a consideration in determining this benefit.

The Merged Retirement Plan

Our indirect wholly owned subsidiary, Prudential Insurance, sponsors our tax-qualified defined benefit retirement plan, The Prudential Merged Retirement Plan (the “Merged Retirement Plan”), which is available to our executive officers, including the NEOs, and other salaried U.S. employees. The Merged Retirement Plan has two formulas under which participants may have their retirement benefits for ongoing service determined: the “Traditional Pension Formula” or the “Cash Balance Formula.” In addition, employees who previously worked for Prudential Securities Incorporated also have retirement benefits for their service with Prudential Securities Incorporated under a third component of the Merged Retirement Plan: the “PSI Cash Balance Formula.”

TRADITIONAL PENSION FORMULA

Under the Traditional Pension Formula, employees are fully vested in their accrued benefits. These benefits (which are subject to Internal Revenue Code limits) are determined using the following formula, which is based on Average Eligible Earnings (as defined) and years of Credited Service (as defined):

(1.35% x Average Eligible Earnings up to Covered Compensation

+

2% x Average Eligible Earnings in excess of Covered Compensation)

×

Years of Credited Service up to 25 years

+

(0.75% x Average Eligible Earnings up to Covered Compensation

+

1.35% x Average Eligible Earnings in excess of Covered Compensation)

×

Years of Credited Service for the next 13 years

+

1% x Average Eligible Earnings

×

Years of Credited Service in excess of 38 years

For a separation from service in 2014, Average Eligible Earnings are determined by taking the average of earnings (base salary plus annual incentive payment) over the period beginning January 1, 2007, and ending on the date of separation after dropping the lowest two years of earnings in that period. Under the Traditional Pension Formula, the starting point for the averaging period is moved forward two years on January 1 of every even calendar year. “Covered Compensation” for a year is the average of the Social Security wage bases for the 35 years ending in the year the participant will reach Social Security normal retirement age. Benefits are payable as early as age 55 (with a reduction in benefits) as a single life annuity if not married or an actuarially equivalent 50% joint and survivor annuity if married.

Generally, a participant’s benefit will be determined as the greater of:

•	the benefit as determined above calculated at the time of separation from service;

•	the benefit as determined above calculated as of January 1, 2002, plus all or a portion of the Supplemental Retirement Plan benefit calculated as of January 1, 2002; and

64	| Notice of Annual Meeting of Shareholders and 2015 Proxy Statement

Executive Compensation: Pension Benefits

•

If the Supplemental Retirement Plan benefit is to be paid in the form of an annuity, the benefit as determined above calculated as of January 1, 2012 (including any adjustment in the benefit on January 1, 2002 as described in the previous bullet), plus all or a portion of the Supplemental Retirement Plan benefit calculated as of January 1, 2012. (Messrs. Strangfeld and Pelletier each elected to receive their Supplemental Retirement Plan benefit in the form of a lump sum; consequently, this provision does not apply to them.)

Additional benefits are provided to participants who are eligible to retire upon separation from service. A participant is eligible to retire if he or she separates from service either: (a) after attainment of age 55 (with 10 years of vesting service) or age 65 or (b) due to an involuntary termination (other than for cause or exhausting short-term disability benefits) after attainment of age 50 (with 20 years of continuous service).

If a participant is eligible to retire, he or she is eligible for survivor benefits (with no actuarial reduction), a lesser (or no) reduction in benefit for benefit commencement before age 65, and an additional benefit paid to age 65.

The benefits reported in the Pension Benefits Table above are assumed to commence in the form of a 50% joint and survivor annuity on the later of January 1, 2015 and the date the participant is eligible for an unreduced benefit, i.e., the earlier of (i) the first of the month on or following the later of attainment of age 60 and 30 years of service and (ii) the first of the month on or following attainment of age 65 (“Normal Retirement Date”).

CASH BALANCE FORMULA

The Cash Balance Formula was added to the Merged Retirement Plan in 2001 for employees hired on or after January 1, 2001, except employees of Prudential Securities Incorporated. At that time, we offered a one-time conversion election for the current Merged Retirement Plan participants with benefits under the Traditional Pension Formula to opt to have their individual retirement benefits determined under the Cash Balance Formula. Participants who made this election to use the Cash Balance Formula are fully vested in their Cash Balance Formula benefit. Otherwise, participants are generally vested in their Cash Balance Formula benefit after three years of service.

Cash Balance Formula benefits (which are subject to Internal Revenue Code limits) are computed using a cash balance methodology that provides for credits to be made to a hypothetical account that is allocated basic credits equal to 2% to 14% (depending on age and service) of base salary and annual incentive payments. Interest credits are made to the hypothetical account each month using an interest rate set each year based on the average yield on 30-year U.S. Treasury securities (constant maturities) for October of the prior year, with a minimum rate of 4.25%. The rate in effect for 2014 was 4.25%.

Active participants on June 30, 2003 received an additional credit equal to his or her Supplemental Retirement Plan Cash Balance Formula benefit determined as of January 1, 2002, if any. Active participants on June 30, 2012 received an additional credit of no more than his or her Supplemental Retirement Plan Cash Balance Formula benefit determined as of April 1, 2012, if any.

Benefits are payable at any time after separation of service as a lump sum amount (based on the account balance) or an actuarially equivalent single life annuity; 50%, 75%, or 100% joint and survivor annuity; or 50% contingent annuity. Employees who made the one-time conversion election to use the Cash Balance Formula (specifically, Messrs. Falzon and Grier) have a frozen “Grandfathered Benefit” determined as the accrued benefit under the Traditional Pension Formula as of January 1, 2002. The value of the Grandfathered Benefit, and early retirement subsidies on this benefit, if applicable, are included in determining the payable benefit.

As reported in the Pension Benefits Table, cash balance accounts are assumed to grow with interest until, and benefits will commence on:

•

for Messrs. Strangfeld and Pelletier (whose Cash Balance Formula benefits are due only to the Demutualization Credit), the same date benefits are assumed to commence under the Traditional Pension Formula; and

•	for Messrs. Falzon, Grier, and Lowrey, the participant’s Normal Retirement Date.

Benefits are assumed to commence in a form that is based on a value comparison between a lump sum and a 50% joint and survivor annuity.

PSI CASH BALANCE FORMULA

The PSI Cash Balance Formula applies only to employees who previously worked for Prudential Securities Incorporated. At this time, all participants are fully vested in their PSI Cash Balance Formula benefit. Messrs. Falzon and Pelletier are the only NEOs with a benefit under this formula.

PSI Cash Balance Formula benefits (which are subject to Internal Revenue Code limits) are computed using a cash balance methodology that provides for credits to be made to a hypothetical account. Prior to January 1, 2004, the hypothetical accounts were allocated basic credits equal to 1.7% to 7% (depending on age and service) of eligible earnings. Since then, interest credits only have been made to the hypothetical account each month using an interest rate set each year, with a minimum rate of 5.00%. The rate in effect for 2014 was 5.00%.

Benefits are payable at any time after separation of service as a lump sum amount (based on the account balance) or an actuarially equivalent single life annuity; 50%, 75%, or 100% joint and survivor annuity; 50% or 100% contingent annuity; or single life annuity with 5 or 10 years guaranteed.

Notice of Annual Meeting of Shareholders and 2015 Proxy Statement |	65

Executive Compensation: Nonqualified Deferred Compensation

As reported in the Pension Benefits Table, PSI Cash Balance accounts are assumed to grow with interest until, and benefits will commence on:

•	for Mr. Falzon, the participant’s Normal Retirement Date; and

•	for Mr. Pelletier, the same date benefits are assumed to commence under the Traditional Pension Formula.

Benefits are assumed to commence with 90% of participants electing a lump sum and 10% electing a 50% joint and survivor annuity.

The Supplemental Retirement Plan and SERPs

The Supplemental Retirement Plan is a non-qualified retirement plan designed to complement the Merged Retirement Plan by providing benefits to all participants of the Merged Retirement Plan, including the NEOs, who are prohibited from receiving additional benefits under the Merged Retirement Plan because of Internal Revenue Code limits. Benefits under the Supplemental Retirement Plan are generally payable at the earlier of six months after separation from service and age 65.

The Prudential Insurance Supplemental Executive Retirement Plan and the PFI Supplemental Executive Retirement Plan (collectively, the “Prudential SERPs”) provide “Early Retirement Benefits” to certain eligible executives, including the NEOs, subject to the approval of our Board and the Committee. Early Retirement Benefits are designed to recognize the service and contributions of eligible executives who are involuntarily terminated by exempting them from the reduction factor for early retirement between the ages of 55 and 65, a reduction of up to 50%, which would otherwise be applicable under the Traditional Pension Formula and the Grandfathered Benefit under the Cash Balance Formula of the Merged Retirement Plan and the Supplemental Retirement Plan. Benefits under the Prudential SERPs are generally payable at the earlier of six months after separation from service and age 65.

No NEO is currently eligible for benefits under the Early Retirement Benefits provision. Upon an involuntary termination of employment, Messrs. Strangfeld, Grier, and Lowrey will not be eligible for benefits under the Early Retirement Benefits provision due to a variety of factors; Messrs. Falzon and Pelletier are potentially eligible for benefits under the Early Retirement Benefits provision. However, were Mr. Falzon to qualify for Early Retirement Benefits, only the Grandfathered Benefit portion of his benefits would not be subject to reduction.

In 2008, the NEOs (with the exception of Mr. Lowrey) were permitted to make an irrevocable election regarding the form of payment for their pension benefits and each NEO (with the exception of Mr. Falzon) elected to receive his Supplemental Retirement Plan and Prudential SERPs benefits, if any, in a lump sum.

The Prudential Securities Incorporated Supplemental Retirement Plan for Executives (“PSI SERP”) was designed to make it more attractive to certain key executives to remain employees of Prudential Securities Incorporated and its subsidiaries. Mr. Pelletier is the only NEO that is accruing benefits under the PSI SERP. Mr. Pelletier’s PSI SERP benefit will be paid as an annuity upon separation from service, irrespective of age. The PSI SERP benefit is determined as a target benefit, less the benefit payable from the PSI Cash Balance Formula and an estimated Social Security retirement benefit. The target benefit is 60% of an employee’s average salary times a ratio of service to 30 years. Mr. Pelletier stopped accruing service credit under this plan upon his transfer to Prudential from Prudential Securities Incorporated.

Notwithstanding the foregoing, benefits reported in the Pension Benefits Table are assumed to commence in the same form and at the same time as under the Merged Retirement Plan benefit to be consistent with assumptions used in the Company’s financial statements.

Nonqualified Deferred Compensation

The following table provides information on the NEOs’ participation in the Prudential Supplemental Employee Savings Plan and the Deferred Compensation Plan:

2014 Nonqualified Deferred Compensation Table

Name	Plan	Executive Contributions in Last Fiscal Year ($)[1]	Registrant Contributions in Last Fiscal Year ($)[2]	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last Fiscal Year End ($)[3]
John R. Strangfeld	SESP	$45,800	$45,800	$36,674	$0	$1,139,454
	Deferred Compensation	$0	$0	$475,842	$0	$8,128,472
Robert M. Falzon	SESP	$15,600	$15,600	$2,292	$0	$89,908
	Deferred Compensation	$0	$0	$203,737	$0	$2,207,855
Mark B. Grier	SESP	$37,200	$37,200	$24,805	$0	$779,505
	Deferred Compensation	$0	$0	$0	$0	$0
Charles F. Lowrey	SESP	$20,400	$20,400	$10,252	$0	$330,812
	Deferred Compensation	$0	$0	$831,056	$0	$10,992,550
Stephen Pelletier	SESP	$14,908	$14,908	$7,463	$0	$242,828
	Deferred Compensation	$0	$0	$341,864	$0	$10,633,677

(1)

The amounts reported in the Executive Contributions in Last Fiscal Year column represent elective contributions of a portion of their base salary to the SESP (which amounts are also included in the Salary Column of the Summary Compensation Table) and elective contributions to the Deferred Compensation Plan from the annual Bonus.

(2)

The amounts reported in the Registrant Contributions in Last Fiscal Year column represent Company’s contributions to each NEO’s SESP account (which amounts are also included in the All Other Compensation column of the Summary Compensation Table).

(3)

The amounts reported in the Aggregate Balance at Last Fiscal Year-End column represent balances from the SESP and the Deferred Compensation Plan and includes various amounts previously reported in the Summary Compensation Table as Salary, Bonus or All Other Compensation.

66	| Notice of Annual Meeting of Shareholders and 2015 Proxy Statement

Executive Compensation: Post-Employment Compensation Arrangements

The SESP

The SESP is a non-qualified profit-sharing plan designed to provide benefits in excess of amounts permitted to be contributed under the PESP. It allows employees, including the NEOs, to elect to defer from 1% to 4% of their eligible earnings paid after the Code limit is exceeded in the year ($260,000 in 2014) to a hypothetical recordkeeping account on a pre-tax basis through payroll deduction. We match 100% of an employee’s deferrals. Eligible earnings for the NEOs under the SESP are limited to base salary only. Interest is earned on a participant’s account at the same rate as the Fixed Rate Fund under the PESP. This rate is generally set quarterly within a calendar year, and the rate in effect for each quarter of 2014 was 3.50%. A participant’s account is distributed to the employee six months after the participant’s separation from service.

The Deferred Compensation Plan

The Deferred Compensation Plan is a non-qualified, unfunded plan that provides certain designated executives in the United States, including the NEOs, with the ability to defer taxation on up to 85% of their annual cash incentive awards. Deferrals may be invested in notional funds that generally mirror the PESP fund offerings, including shares of our Common Stock.

Post-Employment Compensation Arrangements

While we have not entered into employment agreements with our executive officers, including the NEOs, they are eligible to receive certain payments and benefits in the event of a termination of employment, including following a change in control of the Company, under the Severance Plan and Change in Control Program. Mr. Strangfeld does not participate in the Severance Plan.

In the case of the NEOs, and in many cases subject to the approval of our Board, the various payments and benefits provided under the Severance Plan, the Change in Control Program, the Omnibus Plan and other Company programs, as applicable, are as follows:

	Severance	Annual Incentives	Stock Options	Performance Shares/ Performance Units	Book Value Units	SERP	Additional Retirement Accruals	Health/ Life
Voluntary Termination; Early or Normal Retirement	—	Annual Incentive Program	Omnibus Plan*	Omnibus Plan*	Omnibus Plan*	—	Merged Retirement Plan and Supplemental Retirement Plan	—
Involuntary Termination Without Cause	Severance Plan	Annual Incentive Program	Omnibus Plan**	Omnibus Plan**	Omnibus Plan**	Prudential SERP	Merged Retirement Plan and Supplemental Retirement Plan	—
Separation Due to Change in Control[1]	Change in Control Program	Change in Control Program and Annual Incentive Program	Change in Control Program and Omnibus Plan	Change in Control Program and Omnibus Plan	Change in Control Program and Omnibus Plan	Prudential SERP	Merged Retirement Plan and Supplemental Retirement Plan	Change in Control Program
Separation Due to Disability	—	Annual Incentive Program	Omnibus Plan	Omnibus Plan	Omnibus Plan	—	Merged Retirement Plan and Supplemental Retirement Plan	Prudential Welfare Benefits Plan
Separation Due to Death	—	Annual Incentive Program	Omnibus Plan	Omnibus Plan	Omnibus Plan	—	Merged Retirement Plan and Supplemental Retirement Plan	—

See footnotes below.

Notice of Annual Meeting of Shareholders and 2015 Proxy Statement |	67

Executive Compensation: Post-Employment Compensation Arrangements

Voluntary Termination; Early or

Normal Retirement

SEVERANCE

ANNUAL INCENTIVES

Annual Incentive Program: an annual incentive payment based on the current year’s business and individual performance, payable following the completion of the performance year.

STOCK OPTIONS

Omnibus Plan*: (i) except for stock options granted on January 18, 2008, vested stock options remain exercisable for a period of up to five years after termination; and unvested stock options continue to vest according to the original vesting schedule; and (ii) for stock options granted on January 18, 2008, (x) upon a voluntary termination of employment before January 18, 2012, unvested stock options are cancelled and vested stock options are exercisable for up to 90 days after termination, and (y) upon a voluntary termination of employment on or after January 18, 2012, unexercised stock options remain exercisable for a period of up to five years after termination.

PERFORMANCE SHARES/PERFORMANCE UNITS

Omnibus Plan*: each grant of performance shares and performance units will be paid out at the end of its respective performance period based on the actual number of shares and performance units earned as determined by the Committee.

Performance shares are paid in shares of Common Stock and performance units are paid in cash.

BOOK VALUE UNITS

Omnibus Plan*: each grant of book value units vests one-third each year and is paid out annually in cash based on the Company’s book value per share at the end of the fiscal quarter prior to payment.

*	Based on approved retirement treatment. However, in the event the participant does not qualify for approved retirement treatment (i) for stock options granted in 2005 or later, unvested stock options are cancelled and vested stock options are exercisable for up to 90 days after termination and (ii) all outstanding restricted stock units, performance shares, performance units and book value units are generally forfeited.

SERP

ADDITIONAL RETIREMENT ACCRUALS

Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive.

HEALTH/LIFE

Involuntary Termination Without Cause

SEVERANCE

Severance Plan: assuming all eligibility conditions are satisfied, severance payments of up to 18 months of salary and annual incentive.

ANNUAL INCENTIVES

Annual Incentive Program: an annual incentive payment based on the current year’s business and individual performance, payable following the completion of the performance year.

STOCK OPTIONS

Omnibus Plan**: (i) except for stock options granted on January 18, 2008, vested stock options remain exercisable for a period of up to five years after termination date and unvested stock options continue to vest according to the original vesting schedule; and (ii) for stock options granted on January 18, 2008, unvested stock options are pro-rated and are exercisable for up to 90 days after termination.

PERFORMANCE SHARES/PERFORMANCE UNITS

Omnibus Plan**: each grant of performance shares and performance units will be paid out at the end of its respective performance period based on the actual number of shares and performance units earned as determined by the Committee. Performance shares are paid in shares of Common Stock and performance units are paid in cash.

BOOK VALUE UNITS

Omnibus Plan**: each grant of book value units vests one-third each year and is paid out annually in cash based on the Company’s book value per share at the end of the fiscal quarter prior to payment.

**	Based on approved retirement treatment. However, in the event the participant does not qualify for approved retirement treatment (i) unvested stock options are cancelled and vested stock options are exercisable for up to 90 days after termination, (ii) for stock options granted on January 18, 2008, unvested stock options are pro-rated and are exercisable for up to 90 days after termination, and (iii) generally a pro-rata portion of restricted stock units, performance shares, performance units and book value units will vest.

SERP

Prudential SERP: Messrs. Falzon and Pelletier are retirement- eligible and may receive an Early Retirement Benefit.

ADDITIONAL RETIREMENT ACCRUALS

Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive.

Merged Retirement Plan (Traditional Pension Formula) and Supplemental Retirement Plan (Traditional Pension Formula): additional benefit to Mr. Pelletier based on the amount of severance paid and the period of time over which the severance is based (e.g., 78 weeks).

Merged Retirement Plan (Cash Balance Formula) and Supplemental Retirement Plan (Cash Balance Formula): additional benefit to Messrs. Falzon, Grier, and Lowrey based on the amount of severance.

HEALTH/LIFE

Separation Due to Change in Control1

SEVERANCE

Change in Control Program: (i) a lump-sum payment equal to the sum of two times annual base salary and bonus (based on the average of the annual incentive payments for the previous three calendar years); and (ii) a payment equal to the present value of the retirement benefits that would have accrued during the period of time on which the lump-sum payment in (i) is based.

(1)

Pursuant to the Change in Control Program, before payments may be made, a change in control must have occurred and the designated executive officer’s employment must, within two years following the change in control, either have terminated involuntarily without “cause” or by the eligible executive officer for “good reason”. An eligible executive officer would have good reason to terminate his or her employment in the event of a material reduction in his or her compensation or the terms and conditions of his or her employment were to adversely change (for example, a reduction in job responsibilities, title, or forced relocation).

68	| Notice of Annual Meeting of Shareholders and 2015 Proxy Statement

Executive Compensation: Post-Employment Compensation Arrangements

ANNUAL INCENTIVES

Change in Control Program and Annual Incentive Program: an annual incentive payment based on the target annual incentive award opportunity in the year termination occurs.

STOCK OPTIONS

Change in Control Program and Omnibus Plan: accelerated vesting of stock options, only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.

PERFORMANCE SHARES/PERFORMANCE UNITS

Change in Control Program and Omnibus Plan: payment of outstanding performance shares and performance units at target in cash or shares within 30 days of a change in control, only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.

BOOK VALUE UNITS

Change in Control Program and Omnibus Plan: payment of outstanding book value units in cash based on the Company book value per share at the end of the fiscal quarter ended on or immediately prior to the change in control, only if outstanding awards will not be honored or assumed or substituted with equitable replacement awards made by a successor employer.

SERP

Prudential SERP: Messrs. Falzon and Pelletier are retirement-eligible and may receive an Early Retirement Benefit.

ADDITIONAL RETIREMENT ACCRUALS

Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive.

HEALTH/LIFE

Change in Control Program: continued health benefits at active employee contribution levels for a period of 18 months, plus a “gross up” for any expected tax consequences associated with providing these health benefits.

Separation Due to Disability

SEVERANCE

ANNUAL INCENTIVES

Annual Incentive Program: an annual incentive payment based on an average of the previous three years’ annual incentive awards.

STOCK OPTIONS

Omnibus Plan: stock option vesting accelerates with up to three years to exercise.

PERFORMANCE SHARES/PERFORMANCE UNITS

Omnibus Plan: all outstanding awards of performance shares and performance units are paid at target in shares of our Common Stock and cash, respectively.

BOOK VALUE UNITS

Omnibus Plan: all outstanding awards of book value units are paid out in cash based on the Company book value per share at the end of the fiscal quarter prior to payment.

SERP

ADDITIONAL RETIREMENT ACCRUALS

Merged Retirement Plan and Supplemental Retirement Plan: additional benefit based on the annual incentive.

Merged Retirement Plan (Cash Balance Formula) and Supplemental Retirement Plan (Cash Balance Formula): Messrs. Falzon, Grier, and Lowrey would receive additional credits until pension commencement (assumed to be Normal Retirement Date).

HEALTH/LIFE

Prudential Welfare Benefits Plan: monthly disability payment based on salary plus the greater of the most recently paid annual incentive award or the average of the last three most recently paid annual incentive awards.

Separation Due to Death

SEVERANCE

ANNUAL INCENTIVES

Annual Incentive Program: an annual incentive payment based on an average of the previous three years’ annual incentive awards.

STOCK OPTIONS

Omnibus Plan: stock option vesting accelerates with a minimum of one and up to three years to exercise outstanding options.

PERFORMANCE SHARES/PERFORMANCE UNITS

Omnibus Plan: all outstanding awards of performance shares and performance units are paid at target in shares of our Common Stock and cash, respectively.

BOOK VALUE UNITS

Omnibus Plan: all outstanding awards of book value units are paid out in cash based on the Company book value per share at the end of the fiscal quarter prior to payment.

SERP

ADDITIONAL RETIREMENT ACCRUALS

Merged Retirement Plan and Supplemental Retirement Plan: additional benefit payable to the spouse based on the annual incentive.

HEALTH/LIFE

Potential Payments Upon

Termination or Change in Control

The following table presents, for each of the NEOs, the estimated payments and benefits that would have been payable as of the end of 2014 in the event of:

•	voluntary termination of employment;

•	involuntary termination of employment without cause;

•	separation due to a change in control of the Company;

•	separation due to disability; and

•	separation due to death.

Consistent with SEC requirements, these estimated amounts have been calculated as if the NEO’s employment had been terminated as of December 31, 2014, the last business day of 2014, and using the closing market price of our Common Stock on December 31, 2014 ($90.46 per share).

Notice of Annual Meeting of Shareholders and 2015 Proxy Statement |	69

Executive Compensation: Post-Employment Compensation Arrangements

Retirement eligibility differs according to the employment separation event. The following table assumes that benefits are paid in an annuity form and commence on January 1, 2015, unless stated otherwise. The table also assumes Board approval of various payments and Prudential SERP Early Retirement Benefits, as applicable, for all NEOs.

The following items have been excluded from the table:

•

The benefits the NEOs would be entitled to receive under the SESP and the Deferred Compensation Plan (these benefits are disclosed in the Nonqualified Deferred Compensation Table contained in this Proxy Statement).

•

Additional payments to the NEOs under the PESP, The Prudential Welfare Benefits Plan and The Prudential Retiree Welfare Benefits Plan (plans providing, among other things, life insurance, disability insurance, medical insurance and/or dental insurance), which do not discriminate in scope, terms, or operation in favor of the NEOs and are generally available to all salaried employees.

•

The effects of an involuntary termination of employment for cause, which will result in a forfeiture of all outstanding vested and unvested performance shares, performance units, book value units, restricted stock units, and stock options, and for Mr. Pelletier potential forfeiture of the benefit under the PSI SERP. The NEOs will receive no additional payments in the event of a termination of employment for cause.

The amounts reported in the following table are hypothetical amounts based on the disclosure of compensation information about the NEOs. Actual payments and benefits will depend on the circumstances and timing of any termination of employment or other triggering event.

Estimated Post-Employment Payments and Benefits

Name	Type of Payment or Benefit		Voluntary Termination/Early or Normal Retirement ($)		Involuntary Termination Without Cause ($)		Separation Due to Change In Control ($)		Separation Due to Disability ($)		Separation Due to Death ($)
John R. Strangfeld	Severance Payment						20,143,968	[1]
	Annual Incentive		7,800,000	[2]	7,800,000	[2]	5,600,000		6,576,700		6,576,700
	Long-term Incentive:	Stock Options(3)
		RSUs
		Performance Shares					8,069,394	[4]	8,069,394	[4]	8,069,394	[4]
		Performance Units					8,069,394	[5]	8,069,394	[5]	8,069,394	[5]
	Book Value Performance	Book Value Units					7,978,884	[6]	7,978,884	[6]	7,978,884	[6]
	Benefits:	SERP
		Health/Life					27,217	[7]	2,156,987
		Addtl. Retire Accruals	4,513,059		4,513,059		649,348		2,364,661		1,182,331
	Total		12,313,059		12,313,059		50,538,205		35,216,020		31,876,703
Robert M. Falzon	Severance Payment				2,925,000		4,426,873	[1]
	Annual Incentive		3,300,000	[2]	3,300,000	[2]	2,450,000		1,300,000		1,300,000
	Long-term Incentive:	Stock Options(3)
		RSUs
		Performance Shares					1,591,825	[4]	1,591,825	[4]	1,591,825	[4]
		Performance Units					1,591,825	[5]	1,591,825	[5]	1,591,825	[5]
	Book Value Performance	Book Value Units					1,644,909	[6]	1,644,909	[6]	1,644,909	[6]
	Benefits:	SERP			231,147		231,147
		Health/Life					35,470	[7]	7,614,237
		Addtl. Retire Accruals	322,769		608,860		239,632		2,511,776		128,700
	Total		3,622,769		7,065,007		12,211,681		16,254,572		6,257,259
Mark B. Grier	Severance Payment				10,122,600		16,472,981	[1]
	Annual Incentive		6,500,000	[2]	6,500,000	[2]	4,800,000		5,558,400		5,558,400
	Long-term Incentive:	Stock Options(3)
		RSUs
		Performance Shares					6,514,477	[4]	6,514,477	[4]	6,514,477	[4]
		Performance Units					6,514,477	[5]	6,514,477	[5]	6,514,477	[5]
	Book Value Performance	Book Value Units					6,620,040	[6]	6,620,040	[6]	6,620,040	[6]
	Benefits:	SERP
		Health/Life					24,607	[7]	13,638,352
		Addtl. Retire Accruals	812,108		2,076,822		599,710		3,347,924		700,358
	Total		7,312,108		18,699,422		41,546,292		42,193,670		25,907,752
Charles F. Lowrey	Severance Payment				8,230,100		12,323,514	[1]
	Annual Incentive		5,400,000	[2]	5,400,000	[2]	4,000,000		4,716,700		4,716,700
	Long-term Incentive:	Stock Options(3)
		RSUs
		Performance Shares					4,108,331	[4]	4,108,331	[4]	4,108,331	[4]
		Performance Units					4,108,331	[5]	4,108,331	[5]	4,108,331	[5]
	Book Value Performance	Book Value Units					4,988,211	[6]	4,988,211	[6]	4,988,211	[6]
	Benefits:	SERP
		Health/Life					32,140	[7]	16,518,958
		Addtl. Retire Accruals	512,531		1,293,675		379,652		5,537,556		452,803
	Total		5,912,531		14,923,775		29,940,179		39,978,087		18,374,376
Stephen Pelletier	Severance Payment				5,112,600		9,607,596	[1]
	Annual Incentive		4,000,000	[2]	4,000,000	[2]	3,000,000		2,708,400		2,708,400
	Long-term Incentive:	Stock Options(3)
		RSUs
		Performance Shares					1,832,901	[4]	1,832,901	[4]	1,832,901	[4]
		Performance Units					1,832,901	[5]	1,832,901	[5]	1,832,901	[5]
	Book Value Performance	Book Value Units					1,575,238	[6]	1,575,238	[6]	1,575,238	[6]
	Benefits:	SERP			2,790,475		2,376,147
		Health/Life					30,711	[7]	3,969,427
		Addtl. Retire Accruals	2,298,534		3,966,176		1,483,101		1,245,320		622,660
	Total		6,298,534		15,869,251		21,738,595		13,164,187		8,572,100

(1)	Includes severance payments equal to two times annual cash compensation (subject to execution of a non-competition agreement), and a cash payment for the pension impact of additional two years of credited service.

(2)	Includes annual incentive award amount for 2014 performance.

(3)	For disability and death, accelerated vesting of all stock options with up to three years to exercise.

(4)	Includes the value of 2012, 2013, and 2014 target performance shares paid based on the closing market price of our Common Stock on December 31, 2014 ($90.46 per share).

(5)	Includes the value of 2012, 2013, and 2014 target performance units paid based on the closing market price of our Common Stock on December 31, 2014 ($90.46 per share).

(6)	Includes the value of 2012, 2013, and 2014 book value units paid based on the Company’s book value per share as of December 31, 2014 ($64.75 per share).

(7)	Reflects the expected contribution subsidy for 18 months and the associated tax gross-up. For this purpose, we have assumed the 2015 premium and contribution rates continue for the full 18 months.

70	| Notice of Annual Meeting of Shareholders and 2015 Proxy Statement

General Information About The Meeting

Voting Instructions and Information

Who Can Vote

You are entitled to vote your Common Stock if our records show that you held your shares as of the record date, March 13, 2015. At the close of business on that date, a total of 454,183,644 shares of Common Stock were outstanding and entitled to vote. Each share of Common Stock is entitled to one vote at this Annual Meeting. Your voting instructions are confidential and will not be disclosed to persons other than those recording the vote, except if a shareholder makes a written comment on the proxy card, otherwise communicates his or her vote to management, as may be required in accordance with the appropriate legal process, or as authorized by you.

Voting Your Proxy

If your Common Stock is held through a broker, bank or other nominee (held in street name), you will receive instructions from such entity that you must follow in order to have your shares voted. If you want to vote in person, you must obtain a legal proxy from your broker, bank or other nominee and bring it to the meeting, and submit it with your vote.

If you hold your shares in your own name as a holder of record with our transfer agent, Computershare, you may instruct the proxies how to vote by following the instructions listed on the Notice of Internet Availability or the proxy card to vote online, or by signing, dating and mailing the proxy card in the postage-paid envelope. Of course, you can always come to the meeting and vote your shares in person.

Whichever method you select to transmit your instructions, the proxies will vote your shares in accordance with those instructions. Except as discussed below with respect to shares held in certain company plans, if you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors: for each director nominee, for ratification of the appointment of the independent registered public accounting firm, and for the advisory vote to approve named executive officer compensation.

If you are a participant in The Prudential Employee Savings Plan (“PESP”), you may instruct the PESP Trustee how to vote the shares of Common Stock credited to your PESP account and held in the Common Stock Fund of the PESP on March 10, 2015. Such shares will be voted by the PESP Trustee in accordance with your instructions or, if you do not provide voting instructions, in the same proportion as the PESP Trustee votes the shares for which it received timely voting instructions subject to the terms of the PESP plan document, its trust agreement and applicable law. If you hold shares of Common Stock through your participation in the international portion of the Prudential Stock Purchase Plan, the Prudential International Stock Purchase Plan, or the international portion of the Associates Grants (including vested shares of Prudential Financial, Inc. Common Stock) under the Prudential Financial, Inc. Omnibus Incentive Plan (collectively, “the Plan”), those shares will be voted by the Plan administrator in accordance with your instructions or, if you do not provide voting instructions, in accordance with the Board of Directors’ recommendation subject to the terms of the Plan and applicable law.

Matters to Be Presented

We are not aware of any matters to be presented at the Annual Meeting other than those described in this proxy statement. If any matters not described in this Proxy Statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, the proxies can vote your shares at the adjournment or postponement as well.

Revoking Your Proxy

If you hold your shares in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions. If you are a holder of record and wish to revoke your proxy instructions, you must deliver later-dated proxy instructions, advise the Chief Governance Officer and Corporate Secretary in writing before the proxies vote your shares at the meeting, or attend the meeting and vote your shares in person.

How Votes Are Counted

A quorum is required to transact business at our Annual Meeting. Shareholders of record holding shares of stock constituting 50% of the shares entitled to be cast shall constitute a quorum. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters introduced at the meeting. In addition, broker non-votes will be treated as present for purposes of determining whether a quorum is present.

Notice of Annual Meeting of Shareholders and 2015 Proxy Statement |	71

General Information About The Meeting

Voting

You may either vote for, against or abstain on each of the proposals. The affirmative vote of a majority of the votes cast is required to approve each proposal. Broker non-votes and abstentions will have no impact, as they are not counted as votes cast. Although the advisory vote in Item 3 is non-binding, as provided by law, our Board will review the results of the vote and, consistent with our commitment to shareholder engagement, will take it into account in making a determination concerning executive compensation. If you hold your shares in street name, and you do not submit voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will not be permitted to vote your shares in their discretion on the election of directors and the advisory vote to approve executive compensation, but may still be permitted to vote your shares in their discretion on the ratification of the independent registered public accounting firm.

Election of Directors

At the meeting, each nominee must receive the affirmative vote of a majority of the votes cast with respect to his or her election in order to be elected. If an incumbent nominee is not elected by the requisite vote, he or she must tender his or her resignation, and the Board, through a process managed by the Corporate Governance and Business Ethics Committee, will decide whether to accept the resignation.

BOARD RECOMMENDATIONS

The Board of Directors recommends that you vote FOR each of the Director Nominees, FOR the ratification of the appointment of the Independent Registered Public Accounting Firm,

and FOR the advisory vote to approve named executive officer compensation.

Cost of Proxy Solicitation

We are providing these proxy materials in connection with the solicitation by the Company’s Board of Directors of proxies to be voted at our Annual Meeting. We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit shareholders personally, electronically and by telephone. None of these employees will receive any additional compensation for doing this. We have retained Georgeson, Inc. to assist in the solicitation of proxies for a fee of $25,000 plus reimbursement of expenses. We will, on request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

Attending the Annual Meeting

If you attend the Annual Meeting, you will be asked to present valid, government-issued photo identification, such as a driver’s license. If you are a holder of record, the top half of your proxy card or your Notice of Internet Availability is your admission ticket. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. If you want to vote your shares held in street name in person, you must get a legal proxy in your name from the broker, bank or other nominee that holds your shares, and submit it with your vote.

Attendance at the Annual Meeting is limited to shareholders of Prudential as of the record date. Each shareholder may appoint only one proxy holder or representative to attend the Annual Meeting on his or her behalf.

Submission of Shareholder Proposals and Director Nominations

In order to submit shareholder proposals for the 2016 Annual Meeting of Shareholders for inclusion in our Proxy Statement pursuant to SEC Rule 14a-8, materials must be received by the Chief Governance Officer and Corporate Secretary at the Company’s principal office in Newark, New Jersey, no later than the close of business on November 25, 2015.

Director nominations must be received no earlier than December 14, 2015 and no later than January 13, 2016.

Proposals must comply with all of the requirements of SEC Rule 14a-8, and director nominations must comply with all of the requirements of our By-laws. As the rules of the SEC and our By-laws make clear, simply submitting a proposal or nomination does not guarantee its inclusion.

Proposals and director nominations should be addressed to: Margaret M. Foran, Chief Governance Officer and Corporate Secretary, Prudential Financial, Inc., 751 Broad Street, Newark, NJ 07102.

72	| Notice of Annual Meeting of Shareholders and 2015 Proxy Statement

General Information About The Meeting

Our By-laws also establish an advance notice procedure with regard to director nominations and shareholder proposals that are not submitted for inclusion in the Proxy Statement, but that a shareholder instead wishes to present directly at an Annual Meeting. To be properly brought before the 2015 Annual Meeting, a notice of the nomination or the matter the shareholder wishes to present at the meeting must be delivered to the Chief Governance Officer and Corporate Secretary at the Company’s principal office in Newark (see above) not less than 120 or more than 150 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the Company’s By-laws (and not pursuant to SEC Rule 14a-8) must be received no earlier than December 14, 2015, and no later than January 13, 2016. However, if the 2015 Annual Meeting is more than 30 days before or after the first anniversary of the date of this year’s Annual Meeting, such notice must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the Annual Meeting was mailed or public disclosure of the meeting date was made. All director nominations and shareholder proposals must comply with the requirements of the Company’s By-laws, a copy of which may be obtained at no cost from the Chief Governance Officer and Corporate Secretary. The Chairman may refuse to acknowledge or introduce any such matter at the Annual Meeting if notice of the matter is not received within the applicable deadlines or does not comply with the Company’s By-laws. If a shareholder does not meet these deadlines, or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the Annual Meeting

Eliminating Duplicative Proxy Materials

A single Proxy Statement and Annual Report, along with individual proxy cards, or individual Notices of Internet Availability, will be delivered in one envelope to multiple shareholders having the same last name and address and to individuals with more than one account registered at Computershare with the same address unless contrary instructions have been received from an affected shareholder

If you would like to enroll in this service or receive individual copies of all documents, now or in the future, please contact Computershare by calling 1-800-305-9404 or writing Computershare, P.O. Box 43033, Providence, RI 02940-3033. We will deliver a separate copy of all documents to a shareholder at a shared address to which a single copy of the documents was delivered promptly upon request to the address or telephone number provided above.

Delivery of Proxy Materials

We want to communicate with you in the way that is most convenient for you. You may choose to receive either a full set of printed materials – which will include an Annual Report, Proxy Statement, and proxy card – or an email with instructions for how to view the materials and vote online. To select a method of delivery during the voting season, registered shareholders may follow the instructions when voting online at www.investorvote.com/prudential. Following the 2015 Annual Meeting, you may continue to choose your method of delivery of future documents by visiting www.computershare.com/investor. If you own shares indirectly through a broker, bank, or other nominee, please contact your financial institution for additional information regarding delivery options.

If you do not choose a method of delivery as outlined above, you may receive a one-page Notice of Internet Availability instructing you how to access the materials and vote in lieu of printed or electronic materials. As a publicly traded company, Prudential is legally required to make these materials available to all shareholders and it is not possible to opt out of the mailing.

Important Notice Regarding the Availability of Proxy Materials for the 2015 Annual Meeting of Shareholders to Be Held on May 12, 2015: Our 2015 Proxy Statement and Annual Report for the year ended December 31, 2014, are available free of charge on our website at www.prudential.com/governance.

Annual Report on Form 10-K

The Company will provide by mail, without charge, a copy of its Annual Report on Form 10-K, at your request. Please direct all inquiries to the Company’s Corporate Information Service at 1-877-998-ROCK (7625) or 751 Broad Street, Newark, NJ 07102.

Incorporation By Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of Prudential Financial under the Securities Act of 1933 or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

Shareholder List

A list of shareholders entitled to vote at the Annual Meeting will be available for examination by shareholders at the Annual Meeting.

Notice of Annual Meeting of Shareholders and 2015 Proxy Statement |	73

Prudential's shareholder engagement cycle

Prudential builds its shareholder engagement strategy and long-term relationships based on **integrity, transparency and trust.** These essential attributes set the tone for a year round, active investor dialogue that is mutually beneficial to Prudential and its registered, retail and institutional investors.

Consistent
Year round communications cycle with large and small shareholders
Accessible
Committed to open, interactive dialogue
Inclusive
Places value on registered, retail and institutional shareholders
Tangible
Feedback reflected in policy
Our engagement strategy

With a diverse shareholder base, the common expectation among investors is that Prudential will be responsive to their needs by providing intelligent information that truthfully conveys the Company's governance policies and long-term objectives.

PRINTED ON RECYCLED PAPER WITH 10% POST-CONSUMER WASTE.

PRU Rock Solid® Business, Sustainable Future.

PAPERS PRODUCED UNDER A SUSTAINABLE FOREST MANAGEMENT PROGRAM. PRINTED USING VEGETABLE-BASED INKS AND RENEWABLE ENERGY.

Prudential

Admission Ticket
IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
You can vote by Internet or telephone
Instead of mailing your proxy, you may choose to vote online or by telephone.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., May 11, 2015, for Registered Shares and by 11:59 p.m., May 6, 2015, for PESP Shares and PSPP Shares.

Vote by Internet • Go to www.investorvote.com/prudential. • Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Proxy/Voting Instruction Form

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR the election of each director nominee listed in Proposal 1.

1.	Election of Directors:												+
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Thomas J. Baltimore, Jr.	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	05 - Mark B. Grier	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	09 - Christine A. Poon	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐
	02 - Gordon M. Bethune				06 - Constance J. Horner				10 - Douglas A. Scovanner
	03 - Gilbert F. Casellas				07 - Martina Hund-Mejean				11 - John R. Strangfeld
	04 - James G. Cullen				08 - Karl J. Krapek

The Board of Directors recommends a vote FOR Proposals 2 and 3.

		For	Against	Abstain
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015.	☐	☐	☐
		For	Against	Abstain
3.	Advisory vote to approve named executive officer compensation	☐	☐	☐

B	Non-Voting Proposal – Please select one option or leave blank if you do not want to participate.

  I would like a free tote bag from Prudential.    ☐     I prefer Prudential plant a tree in my honor.          ☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

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PAPER PRODUCED UNDER A SUSTAINABLE FOREST MANAGEMENT PROGRAM.	ANNUAL MEETING OF SHAREHOLDERS May 12, 2015, 2:00 p.m. 751 Broad Street, Newark, New Jersey 07102

If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits the shareholder. All meeting attendees must present valid government-issued photo identification. For your safety, all personal belongings or effects including bags, purses, and briefcases are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. The meeting location is accessible to disabled persons and, upon request; we will provide wireless headsets for hearing amplification. Parking will be available at Edison Park Fast located at 84 Edison Place, Newark, New Jersey 07102.

This card covers the total number of shares of Prudential Financial, Inc. Common Stock (“Common Stock”) registered in your name (“Registered Shares”) at Prudential’s transfer agent, Computershare, as of March 13, 2015, and may also cover the total number of shares of Prudential Financial, Inc. Common Stock held in The Prudential Employee Savings Plan (“PESP”) on March 10, 2015. Or, this card may cover the total number of shares of Prudential Financial, Inc. Common Stock for the international portion of the Prudential Stock Purchase Plan, the Prudential International Stock Purchase Plan, or the international portion of the Associates Grants (including vested shares of Prudential Financial, Inc. Common Stock) registered in your name with Computershare as of the close of business on the record date of March 13, 2015.

You only need to vote once. This card enables you to submit your vote on your Registered Shares; to provide voting instructions to the PESP Trustee for your PESP shares; or to submit voting instructions for your International portion of the Prudential Stock Purchase Plan shares.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 12, 2015. The Proxy Statement and Annual Report to Shareholders are available at www.investorvote.com/prudential

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy/Voting Instruction Form	Prudential Financial, Inc.	+
This proxy is solicited on behalf of the Board of Directors of Prudential Financial, Inc. for the Annual Meeting of Shareholders to be held at 2:00 p.m. on May 12, 2015.

The undersigned, having received the Notice of Meeting and Proxy Statement dated March 24, 2015, appoints Susan L. Blount, Margaret M. Foran and John R. Strangfeld, each of them as proxies, with full power of substitution, to represent and vote all of the undersigned’s shares of Common Stock of Prudential Financial, Inc., at the Annual Meeting of Shareholders to be held at 2:00 p.m., May 12, 2015, or at any adjournment or postponement, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card.

If no directions are given, the proxies will vote in accordance with Board of Directors’ recommendations as listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting.

Special Voting Instructions for Plan Shares: If you are a participant in PESP, or the international portion of the Prudential Stock Purchase Plan, the Prudential International Stock Purchase Plan, or the international portion of the Associates Grants (including vested shares of Prudential Financial, Inc. Common Stock) under the Prudential Financial, Inc. Omnibus Incentive Plan, your shares will be voted by the applicable trustee or administrator in accordance with the instructions indicated on the reverse side or received by internet or telephone. If no instructions are specified, your PESP shares will be voted in the same proportion as the PESP Trustee votes the shares for which it received timely voting instructions, and all other shares will be voted by the plan administrator in accordance with the Board of Directors’ recommendations, in each case, subject to the terms of the applicable plan documents and applicable law.

Comments — We value your feedback. Please provide any comments you have in the space below.

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IMPORTANT SHAREHOLDER INFORMATION

YOUR VOTE COUNTS!

ANNUAL MEETING OF SHAREHOLDERS

May 12, 2015, 2:00 p.m.
751 Broad Street, Newark, New Jersey 07102

You can vote and obtain proxy materials online.

VOTING INSTRUCTIONS ARE LOCATED BELOW

Shareholder Meeting Notice & Admission Ticket

Important Notice Regarding the Availability of Proxy Materials for the

Prudential Financial, Inc. Shareholder Meeting to be Held on May 12, 2015

The proxy materials for the annual meeting are available online. The items to be voted on are listed below. Follow the instructions to view the materials and vote online. Your vote is important! To obtain a paper or e-mail copy of the proxy materials follow the instructions on the reverse side.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends that you vote FOR Proposals 1-3:

1.	Election of Directors: Thomas J. Baltimore, Jr., Gordon M. Bethune, Gilbert F. Casellas, James G. Cullen, Mark B. Grier, Constance J. Horner, Martina Hund-Mejean, Karl J. Krapek, Christine A. Poon, Douglas A. Scovanner and John R. Strangfeld.
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015.
3.	Advisory vote to approve named executive officer compensation.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at www.investorvote.com/prudential.

Easy Online Access — A Convenient Way to Vote! If you have access to the Internet, you can complete the process in a few easy steps:
Step 1:	Go to www.investorvote.com/prudential
Step 2:	Click the View buttons to see the proxy statement, which contains details of the proposals to be voted on, and the annual report.
Step 3:	Follow the instructions on the screen to log in.
Step 4:	Make your selection as instructed on each screen to select delivery preferences.
Step 5:	Make your voting selections as instructed on the screen and click the vote button to submit your vote.

PLEASE NOTE — YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares, you must vote online or request a paper copy of the proxy materials to receive a proxy card.

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01ZVVG

Shareholder Meeting Notice & Admission Ticket

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 1, 2015, to facilitate timely delivery.

You may still request paper copies of the materials after this date; however, your vote will not count if received after 11:59 p.m. on May 11, 2015, via the Internet or telephone or after 10:00 a.m. on May 12, 2015, via a proxy card.

Here’s how to order a copy of the proxy materials and select future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or e-mail options below.

E-mail copies: Current and future e-mail delivery requests must be submitted via the Internet or e-mail following the instructions below. If you request an e-mail copy of the materials, you will receive an e-mail with a link to view the materials on the Internet.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

g	Internet – Go to www.investorvote.com/prudential. Follow the instructions to log in and order a paper or e-mail copy of the current meeting materials and submit your preference for e-mail or paper delivery of future meeting materials.

g	Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

g	E-mail – Send an e-mail to investorvote@computershare.com with “Proxy Materials Prudential” in the subject line. In the e-mail, include your full name and address, plus the number located in the shaded bar on the reverse side of this document. State in the e-mail whether you want a paper or e-mail copy of the current meeting materials. You can also state your preference for an e-mail or paper copy for future meetings.

If you wish to attend and vote at the meeting, please bring this notice and identification with you.

Prudential Financial, Inc.’s Annual Meeting of Shareholders will be held on May 12, 2015, at 751 Broad Street, Newark, New Jersey 07102, at 2:00 p.m.

If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits the shareholder. All meeting attendees must present valid government-issued photo identification. For your safety, all personal belongings or effects including bags, purses, and briefcases are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. The use of photographic and recording devices is prohibited in the building. Cell phone use is permitted only in the first floor lobby. The meeting location is accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. Parking will be available at Edison Park Fast located at 84 Edison Place, Newark, New Jersey 07102.

PAPER PRODUCED UNDER A SUSTAINABLE FOREST MANAGEMENT PROGRAM. 01ZVVG

Dear Shareholder:

This package includes your proxy and voting materials. We care about what you think and voting is an important way for you to let us know how we’re doing.

To express our appreciation when you vote, we are once again offering you a choice of receiving a specially designed, environmentally friendly tote bag, or having a tree planted in your honor. Since its inception, this program has resulted in over 550,000 trees being planted and provided 375,000 tote bags to our shareholders. This year’s tree planting will continue our work with American Forests in Pennsylvania’s Loyalsock State Forest and Florida’s Tyndall Air Force Base.

Whether you vote via the Internet, phone, or mail, you can indicate your choice of either the bag or a tree planted in your honor. If you elect to receive a bag, you can expect to receive your free gift around the end of June.

Thank you,

Margaret M. Foran

Chief Governance Officer,

Vice President, and Corporate

Secretary, Prudential Financial, Inc.

002CSN4CFB

Margaret M. Foran Chief Governance Officer Vice President, and Corporate Secretary Prudential Financial, Inc. 751 Broad Street, Newark NJ 07102-3777

March 24, 2015

Dear Shareholder:

As a shareholder, you have the right to vote on important matters that affect Prudential Financial. We take the opinions of Prudential’s shareholders very seriously and we hope you will provide your input by casting your vote on the items in the 2015 Proxy Statement.

Enclosed you will find a Notice of Internet Availability (Notice), which provides information on how to view the materials and cast your vote online. If you would prefer to vote by mail, you may request a paper copy of the proxy materials by visiting www.investorvote.com/prudential, calling 1-866-641-4276, or by sending an email to investorvote@computershare.com.

Additional information regarding the Notice is located on the reverse side of this letter. The SEC has also created an educational website where you can learn more about proxy voting — www.sec.gov/spotlight/proxymatters.shtml.

To express our appreciation when you vote, we are once again offering you a choice of receiving a specially designed, environmentally friendly tote bag, or having a tree planted in your honor. Since this program’s inception, we have planted more than 550,000 trees through our partnership with American Forests and have provided 375,000 bags to our shareholders.

This year’s tree planting initiative will continue to support our work with American Forests in Pennsylvania’s Loyalsock State Forest and Florida’s Tyndall Air Force Base.
As always, we thank you for your investment in Prudential.
Sincerely,

Margaret M. Foran Chief Governance Officer, Vice President, and Corporate Secretary Prudential Financial, Inc.
© 2015 Prudential Financial, Inc., and its related entities. All rights reserved.

FAQ – Internet Availability of Proxy Materials

The Securities and Exchange Commission (SEC) has issued rules requiring public companies to:

•	Make proxy materials (such as the Annual Report and Proxy Statement) available on the Internet

•	Notify shareholders how and where to access those materials online

These rules allow companies to give shareholders more options for reviewing important proxy materials. Information can be made available to shareholders more quickly and conveniently—online documents are easily searchable, enabling shareholders to quickly find the information they need to make informed voting decisions.

The SEC also allows companies to send a one-page Notice to holders with instructions on how to access the materials online, rather than sending a full set of materials. Our reasons for choosing the notice-only option are to:

•	Adopt more sustainable practices and be more environmentally responsible—by shrinking our carbon footprint through reductions in ink and paper used in printing and fuel used in shipping

•	Increase shareholder value—by reducing print and mail costs

Please refer to the information below to learn more and to find out what your options are as a shareholder to view materials and vote.

What is on the one-page Notice?

The Notice contains simple instructions on how to:

•   Access and view the proxy materials online

•   Vote your shares online

•   Request a free set of printed materials

•   Change delivery preferences for future proxy mailings

DO retain the Notice for future reference

DO NOT mark your vote on the Notice and return it; the Notice is not a proxy card or ballot

If I received only a one-page Notice, how do I vote my shares?

To vote your shares, follow the instructions on the Notice to vote online. If you request a paper copy of the proxy materials, you’ll receive a proxy card with voting instructions. You may also vote your shares in person by bringing the Notice with you and attending the meeting.

If I received only a one-page Notice, how do I request a full set of printed materials for this meeting or future proxy mailings?

To request a free set of printed materials for this meeting or for future mailings, refer to the Notice for detailed instructions on how to request a copy via Internet, telephone or email.

If I received a full set of materials, may I request only a one-page Notice for future proxy mailings?

Our company will make a decision for each meeting whether or not to use the notice-only option, and send notice-only mailings at our discretion.

Can I elect to receive my proxy materials electronically?

You may elect to receive materials via email for future mailings. You will receive the materials electronically if our company chooses to offer email delivery in the future. To change your delivery preferences, follow the instructions on the Notice.

One of your key privileges as an investor is the right to vote on important matters that affect the company you own shares in. Please vote. Your vote is important to us and our business.

002CSN4CFA	© Copyright 2015 Computershare Limited. All rights reserved.